Filed Pursuant to Rule 424(b)(3)
SEC File No. 333-190080

PROSPECTUS

BioSig Technologies, Inc.

Up to 743,346 Shares of Common Stock Underlying Series C Preferred Stock and up to 3,127,510 Shares of Common Stock Underlying Warrants
Up to 1,119,611 Shares of Common Stock

This prospectus relates to the resale of up to (i) 743,346 shares of our common stock to be offered by the selling stockholders upon the conversion of 1,115 shares of our Series C Preferred Stock, at a conversion price of $1.50 per share, (ii) 3,127,510 shares of our common stock to be offered by the selling stockholders upon the exercise of outstanding common stock purchase warrants and (iii) 1,119,611 shares of our common stock to be offered by the selling stockholders.

Our common stock trades in the over-the-counter market and is quoted on the OTCQB tier of the OTC Markets Group, Inc. under the symbol “BSGM.” Only a limited public market currently exists for our common stock. On May 26, 2016, the last reported sale price of our shares of common stock on the OTCQB was $1.78 per share.

We will not receive any of the proceeds from the sale of common stock by the selling stockholders. However, we will receive proceeds from the exercise of the warrants if the warrants are exercised for cash.  We intend to use those proceeds, if any, for general corporate purposes.  All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or JOBS Act. Please read the related disclosure beginning on page 14 - 15 of this prospectus.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 3 of this prospectus before making a decision to purchase our stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 13, 2016

You should rely only on the information contained in this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where offer or sale is not permitted.  You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.  Our business, financial condition, results of operations and prospects may have changed since that date.

Information contained on our website is not part of this prospectus.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our historical financial statements and related notes included elsewhere in this prospectus or any accompanying prospectus supplement before making an investment decision. In this prospectus, unless the context requires otherwise, all references to “we,” “our,” “us” and the “Company” refer to BioSig Technologies, Inc.

Overview

We are a development stage medical device company that is developing a proprietary technology platform to minimize noise and artifacts from cardiac recordings during electrophysiology studies, where signals that measure electrical activity of the heart, such as electrocardiograms and electrograms, are measured. These signals are also evaluated during ablation, a procedure that involves delivery of energy through the tip of a catheter that scars or destroys heart tissue in order to correct heart rhythm disturbances. Our product under development, the PURE (Precise Uninterrupted Real-time evaluation of Electrograms) EP System, is a surface electrocardiogram and intracardiac multichannel recording and analysis system that acquires, processes and displays electrocardiogram and electrograms required during electrophysiology studies and ablation procedures. The PURE EP System is intended to be used in addition to existing electrophysiology recorders. We believe that data provided by the PURE EP System will increase the workload ability and enhance the capabilities of the typical electrophysiology laboratory.

We were formed as BioSig Technologies, Inc., a Nevada corporation, in February 2009. In April 2011 we merged with our wholly-owned subsidiary, BioSig Technologies Inc., a Delaware corporation, with the Delaware corporation continuing as the surviving entity. We have not generated any revenue to date and consequently our operations are subject to all risks inherent in the establishment of a new business enterprise.

Our principal executive offices are located at 8441 Wayzata Blvd., Suite 240, Minneapolis, Minnesota 55426, telephone number (763) 999-7330. Our website address is www.biosigtech.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

The Offering

Common stock offered by the selling stockholders:
Up to 743,346 shares of our common stock to be offered by the selling stockholders upon the conversion of shares of Series C Preferred Stock and up to 3,127,510 shares of our common stock to be offered by the selling stockholders upon the exercise of outstanding common stock purchase warrants and up to 1,119,611 shares of our common stock to be offered by the selling stockholders.

Common stock outstanding prior to the offering:	19,159,619

Common stock outstanding after this offering:	23,030,475(1)

Use of proceeds:
We will not receive any proceeds from the sale of the common stock offered by the selling stockholders.  However, we will receive proceeds from the exercise price of the warrants if the warrants are exercised for cash.  We intend to use those proceeds, if any, for general corporate purposes.

The OTCQB trading symbol:	“BSGM”

Risk factors:
You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 3 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)
The number of shares of common stock outstanding after the offering is based upon 19,159,619 shares outstanding as of May 26, 2016, and assumes the conversion of all shares of Series C Preferred Stock and the exercise of all warrants with respect to those shares being registered for resale pursuant to the registration statement of which this prospectus forms a part.

The number of shares of common stock outstanding after this offering excludes:

●	7,780,190 shares of common stock issuable upon the exercise of currently outstanding options at a weighted average exercise price of $2.30 per share;

●	1,440,933 shares of common stock available for future issuance under the BioSig Technologies, Inc. 2012 Equity Incentive Plan;

●	30,000 shares of common stock issuable upon the conversion of 45 outstanding shares of our Series C Preferred Stock at a conversion price of $1.50 per share;

●	4,979,639 shares of common stock issuable upon exercise of warrants at a weighted average exercise price of $2.36 per share; and

●	235,644 shares of common stock issuable for accrued dividends on our Series C Preferred Stock as of March 31, 2016.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus or any accompanying prospectus supplement before making a decision to invest in our common stock. If any of the risks actually occur, our business, financial conditions and operating results may be materially and adversely affected. In that event, the trading price of our common stock may decline, and you could lose all or part of your investment.

Risks Related to Our Business and Industry

Because our condition as a going concern is in doubt, we will be forced to cease our business operations unless we can raise sufficient funds to satisfy our working capital needs.
As shown in the accompanying financial statements during years ended December 31, 2015 and 2014, we incurred net losses attributable to common stockholders of $9,812,974 and $8,773,399, respectively and used $4,523,751 in cash for operating activities for the year ended December 31, 2015. As of May 26, 2016, we had cash on hand of approximately $1.4 million. These factors, among others, raise substantial doubt that we will be able to continue as a going concern for a reasonable period of time.
Our existence is dependent upon management’s ability to develop profitable operations. We are devoting substantially all of our efforts to developing product candidates and there can be no assurance that our efforts will be successful. There is no assurance that can be given that our actions will result in profitable operations or the resolution of our liquidity problems.
Because we are an early development stage company with no products near commercialization, we expect to incur significant additional operating losses.

We are an early development stage company and we expect to incur substantial additional operating expenses over the next several years as our research, development, pre-clinical testing, regulatory approval and clinical trial activities increase. The amount of our future losses and when, if ever, we will achieve profitability are uncertain. We have no products that have generated any commercial revenue and do not expect to generate revenues from the commercial sale of our products in the near future, if ever. Our ability to generate revenue and achieve profitability will depend on, among other things, the following:

●	successful completion of the pre-clinical and clinical development of our products;

●	obtaining necessary regulatory approvals from the U.S. Food and Drug Administration or other regulatory authorities;

●	establishing manufacturing, sales, and marketing arrangements, either alone or with third parties; and

●	raising sufficient funds to finance our activities.

We might not succeed at all, or at any, of these undertakings. If we are unsuccessful at some or all of these undertakings, our business, prospects, and results of operations may be materially adversely affected.

Our product candidates are at an early stage of development and may not be successfully developed or commercialized.

Our main product candidate, the PURE EP System, is in the early stage of development and will require substantial further capital expenditures, development, testing, and regulatory clearances prior to commercialization, especially given that we have not yet completed pre-clinical testing on this product. The development and regulatory approval process takes several years and it is not likely that the PURE EP System, even if successfully developed and approved by the U.S. Food and Drug Administration, may not be commercially available for a number of years. In addition, due to budgetary constraints, we have not been able to devote the level of resources that we desired to our research and development efforts. The continued development of our product candidates is dependent upon our ability to obtain sufficient financing. However, even if we are able to obtain the requisite financing to fund our development program, we cannot assure you that our product candidates will be successfully developed or commercialized. Our failure to develop, manufacture or receive regulatory approval for or successfully commercialize any of our product candidates could result in the failure of our business and a loss of all of your investment in our company.

We expect to derive our revenue from sales of our PURE EP System and other products we may develop. If we fail to generate revenue from these sources, our results of operations and the value of our business will be materially and adversely affected.

We expect our revenue to be generated from sales of our PURE EP System and other products we may develop. Future sales of these products, if any, will be subject to, among other things, the receipt of regulatory approvals and commercial and market uncertainties that may be outside our control. If we fail to generate our intended revenues from these products, our results of operations and the value of our business and securities would be materially and adversely affected.

We may need to finance our future cash needs through public or private equity offerings, debt financings or corporate collaboration and licensing arrangements. Any additional funds that we obtain may not be on terms favorable to us or our stockholders and may require us to relinquish valuable rights.

Until and unless we receive approval from the U.S. Food and Drug Administration and other regulatory authorities for our products, we will not generate revenues from our products. Therefore, for the foreseeable future, we will have to fund all of our operations and capital expenditures from cash on hand, public or private equity offerings, debt financings, bank credit facilities or corporate collaboration and licensing arrangements. We believe that our existing cash on hand will be sufficient to enable us to fund our projected operating requirements for approximately the next six months. However, we may need to raise additional funds more quickly if one or more of our assumptions prove to be incorrect or if we choose to expand our product development efforts more rapidly than we presently anticipate. We also may decide to raise additional funds before we require them if we are presented with favorable terms for raising capital.

If we seek to sell additional equity or debt securities, obtain a bank credit facility or enter into a corporate collaboration or licensing arrangement, we may not obtain favorable terms for us and/or our stockholders or be able to raise any capital at all, all of which could result in a material adverse effect on our business and results of operations. The sale of additional equity or debt securities, if convertible, could result in dilution to our stockholders. The incurrence of indebtedness would result in increased fixed obligations and could also result in covenants that would restrict our operations. Raising additional funds through collaboration or licensing arrangements with third parties may require us to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates, or to grant licenses on terms that may not be favorable to us or our stockholders. In addition, we could be forced to discontinue product development, reduce or forego sales and marketing efforts and forego attractive business opportunities, all of which could have an adverse impact on our business and results of operations.

We may be unable to develop our existing or future technology.

Our product, the PURE EP System, may not deliver the levels of accuracy and reliability needed to make it a successful product in the marketplace, and the development of such accuracy and reliability may be indefinitely delayed or may never be achieved.  In addition, we may experience delays in the development of our technology for other reasons, including failure to obtain necessary funding and failure to obtain regulatory approvals.  Failure to develop this or other technology could have an adverse material effect on our business, financial condition, results of operations and future prospects.

The results of clinical studies may not support the usefulness of our technology.

Conducting clinical trials is a long, expensive and uncertain process that is subject to delays and failure at any stage. Clinical trials can take months or years. The commencement or completion of any of our clinical trials may be delayed or halted for numerous reasons, including:

●	the U.S. Food and Drug Administration may not approve a clinical trial protocol or a clinical trial, or may place a clinical trial on hold;

●	subjects may not enroll in clinical trials at the rate we expect or we may not follow up on subjects at the rate we expect;

●	subjects may experience events unrelated to our products;

●
third-party clinical investigators may not perform our clinical trials consistent with our anticipated schedule or the clinical trial protocol and good clinical practices, or other third-party organizations may not perform data collection and analysis in a timely or accurate manner;

●	interim results of any of our clinical trials may be inconclusive or negative;

●
regulatory inspections of our clinical trials may require us to undertake corrective action or suspend or terminate the clinical trials if investigators find us not to be in compliance with regulatory requirements; or

●	governmental regulations or administrative actions may change and impose new requirements, particularly with respect to reimbursement.

Results of pre-clinical studies do not necessarily predict future clinical trial results and previous clinical trial results may not be repeated in subsequent medical trials. We may experience delays, cost overruns and project terminations despite achieving promising results in pre-clinical testing or early clinical testing. In addition, the data obtained from clinical trials may be inadequate to support approval or clearance of a submission. The U.S. Food and Drug Administration may disagree with our interpretation of the data from our clinical trials, or may find the clinical trial design, conduct or results inadequate to demonstrate the safety and effectiveness of the product candidate. The U.S. Food and Drug Administration may also require us to conduct additional pre-clinical studies or clinical trials that could further delay approval of our products. If we are unsuccessful in receiving U.S. Food and Drug Administration approval of a product, we would not be able to commercialize the product in the U.S., which could seriously harm our business. Moreover, we face similar risks in other jurisdictions in which we may sell or propose to sell our products.

The medical device industry is subject to stringent regulation and failure to obtain regulatory approval will prevent commercialization of our products.

Medical devices are subject to extensive and rigorous regulation by the U.S. Food and Drug Administration pursuant to the Federal Food, Drug, and Cosmetic Act, by comparable agencies in foreign countries and by other regulatory agencies and governing bodies. Under the Federal Food, Drug, and Cosmetic Act and associated regulations, manufacturers of medical devices must comply with certain regulations that cover the composition, labeling, testing, clinical study, manufacturing, packaging and distribution of medical devices. In addition, medical devices must receive U.S. Food and Drug Administration clearance or approval before they can be commercially marketed in the U.S., and the U.S. Food and Drug Administration may require testing and surveillance programs to monitor the effects of approved products that have been commercialized and can prevent or limit further marketing of a product based on the results of these post-market evaluation programs. The process of obtaining marketing clearance from the U.S. Food and Drug Administration for new products could take a significant period of time, require the expenditure of substantial resources, involve rigorous pre-clinical and clinical testing, require changes to the products and result in limitations on the indicated uses of the product.  In addition, if we seek regulatory approval in non-U.S. markets, we will be subject to further regulatory approvals that may require additional costs and resources.  There is no assurance that we will obtain necessary regulatory approvals in a timely manner, or at all.

Our product, the PURE EP System, will need to receive 510(k) marketing clearance from the U.S. Food and Drug Administration in order permit us to market this product in the U.S. In addition, if we intend to market our product for additional medical uses or indications, we will need to submit additional 510(k) applications to the U.S. Food and Drug Administration that are supported by satisfactory clinical trial results specifically for the additional indication. The results of our initial clinical trials may not provide sufficient evidence to allow the U.S. Food and Drug Administration to grant us such additional marketing clearances and even additional trials requested by the U.S. Food and Drug Administration may not result in our obtaining 510(k) marketing clearance for our product. The failure to obtain U.S. Food and Drug Administration marketing clearance for the PURE EP System, any additional indications for the PURE EP System or any other of our future products would have a material adverse effect on our business.

Even if regulatory approval is obtained, our products will be subject to extensive post-approval regulation.

Once a product is approved by the relevant regulatory body for our targeted commercialization market, numerous post-approval requirements apply, including but not limited to requirements relating to manufacturing, labeling, packaging, advertising and record keeping.  Even if regulatory approval of a product is obtained, the approval may be subject to limitations on the uses for which the product may be marketed, or contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. Any such post-approval requirement could reduce our revenues, increase our expenses and render the approved product candidate not commercially viable.  If we fail to comply with the regulatory requirements of the applicable regulatory authorities, or if previously unknown problems with any approved commercial products, manufacturers or manufacturing processes are discovered, we could be subject to administrative or judicially imposed sanctions or other negative consequences, including:

●	restrictions on our products, manufacturers or manufacturing processes;

●	warning letters and untitled letters;

●	civil penalties and criminal prosecutions and penalties;

●	fines;

●	injunctions;

●	product seizures or detentions;

●	import or export bans or restrictions;

●	voluntary or mandatory product recalls and related publicity requirements;

●	suspension or withdrawal of regulatory approvals;

●	total or partial suspension of production; and

●	refusal to approve pending applications for marketing approval of new products or of supplements to approved applications.

Regulations are constantly changing, and in the future our business may be subject to additional regulations that increase our compliance costs.

We believe we understand the current laws and regulations to which our products will be subject in the future.  However, federal, state and foreign laws and regulations relating to the sale of our products are subject to future changes, as are administrative interpretations of regulatory agencies. If we fail to comply with such federal, state or foreign laws or regulations, we may fail to obtain regulatory approval for our products and, if we have already obtained regulatory approval, we could be subject to enforcement actions, including injunctions preventing us from conducting our business, withdrawal of clearances or approvals and civil and criminal penalties. In the event that federal, state, and foreign laws and regulations change, we may incur additional costs to seek government approvals, in addition to the clearance we intend to seek from the U.S. Food and Drug Administration in order to sell or market our products. If we are slow or unable to adapt to changes in existing regulatory requirements or the promulgation of new regulatory requirements or policies, we or our licensees may, following approval, lose marketing approval for our products which will impact our ability to conduct business in the future.

The market for our technology and revenue generation avenues for our products may be slow to develop, if at all.

The market for our products may be slower to develop or smaller than estimated or it may be more difficult to build the market than anticipated.  The medical community may resist our products or be slower to accept them than we anticipate.  Revenues from our products may be delayed or costs may be higher than anticipated which may result in our need for additional funding.  We anticipate that our principal route to market will be through commercial distribution partners.  These arrangements are generally non-exclusive and have no guaranteed sales volumes or commitments.  The partners may be slower to sell our products than anticipated.  Any financial, operational or regulatory risks that affect our partners could also affect the sales of our products.  In the current economic environment, hospitals and clinical purchasing budgets may exercise greater restraint with respect to purchases, which may result in purchasing decisions being delayed or denied.  If any of these situations were to occur this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

If we seek to market our products in foreign jurisdictions, we may need to obtain regulatory approval in these jurisdictions.

In order to market our products in the European Union and many other foreign jurisdictions, we may need to obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. Approval procedures vary among countries (except with respect to the countries that are part of the European Economic Area) and can involve additional clinical testing. The time required to obtain approval may differ from that required to obtain U.S. Food and Drug Administration approval. Should we decide to market our products abroad, we may fail to obtain foreign regulatory approvals on a timely basis, if at all. Approval by the U.S. Food and Drug Administration does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority, including obtaining CE Mark approval, does not ensure approval by regulatory authorities in other foreign countries or by the U.S. Food and Drug Administration. We may be unable to file for, and may not receive, necessary regulatory approvals to commercialize our products in any foreign market, which could adversely affect our business prospects.

The electrophysiology market is highly competitive.

There are a number of groups and organizations, such as healthcare, medical device and software companies in the electrophysiology market that may develop a competitive offering to our products.  The largest companies in the electrophysiology market are GE, Johnson & Johnson, Boston Scientific, Siemens and St. Jude Medical.  All of these companies have significantly greater resources, experience and name recognition than we possess. There is no assurance that they will not attempt to develop similar or superior products, that they will not be successful in developing such products or that any products they may develop will not have a competitive advantage over our products. If we experience delayed regulatory approvals or disputed clinical claims, we may not have a commercial or clinical advantage over competitors’ products that we believe we currently possess.  Should a superior offering come to market, this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We rely on key officers, consultants and scientific and medical advisors, and their knowledge of our business and technical expertise would be difficult to replace.

We are highly dependent on our officers, consultants and scientific and medical advisors because of their expertise and experience in medical device development.  We do not have “key person” life insurance policies for any of our officers.  Moreover, if we are unable to obtain additional funding, we will be unable to meet our current and future compensation obligations to such employees and consultants. In light of the foregoing, we are at risk that one or more of our consultants or employees may leave our company for other opportunities where there is no concern about such employers fulfilling their compensation obligations, or for other reasons.  The loss of the technical knowledge and management and industry expertise of any of our key personnel could result in delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect our results of operations.

We may fail to attract and retain qualified personnel.

We expect to rapidly expand our operations and grow our sales, research and development and administrative operations.  This expansion is expected to place a significant strain on our management and will require hiring a significant number of qualified personnel.  Accordingly, recruiting and retaining such personnel in the future will be critical to our success.  There is intense competition from other companies, research and academic institutions, government entities and other organizations for qualified personnel in the areas of our activities.  Many of these companies, institutions and organizations have greater resources than we do, along with more prestige associated with their names. If we fail to identify, attract, retain and motivate these highly skilled personnel, we may be unable to continue our marketing and development activities, and this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

If we do not effectively manage changes in our business, these changes could place a significant strain on our management and operations.

Our ability to grow successfully requires an effective planning and management process. The expansion and growth of our business could place a significant strain on our management systems, infrastructure and other resources. To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner. Our controls, systems, procedures and resources may not be adequate to support a changing and growing company. If our management fails to respond effectively to changes and growth in our business, including acquisitions, there could be a material adverse effect on our business, financial condition, results of operations and future prospects.

Our strategic business plan may not produce the intended growth in revenue and operating income.

Our strategies ultimately include making significant investments in sales and marketing programs to achieve revenue growth and margin improvement targets. If we do not achieve the expected benefits from these investments or otherwise fail to execute on our strategic initiatives, we may not achieve the growth improvement we are targeting and our results of operations may be adversely affected. We may also fail to secure the capital necessary to make these investments, which will hinder our growth.

In addition, as part of our strategy for growth, we may make acquisitions and enter into strategic alliances such as joint ventures and joint development agreements. However, we may not be able to identify suitable acquisition candidates, complete acquisitions or integrate acquisitions successfully, and our strategic alliances may not prove to be successful. In this regard, acquisitions involve numerous risks, including difficulties in the integration of the operations, technologies, services and products of the acquired companies and the diversion of management’s attention from other business concerns. Although we will endeavor to evaluate the risks inherent in any particular transaction, there can be no assurance that we will properly ascertain all such risks. In addition, acquisitions could result in the incurrence of substantial additional indebtedness and other expenses or in potentially dilutive issuances of equity securities. There can be no assurance that difficulties encountered with acquisitions will not have a material adverse effect on our business, financial condition and results of operations.

We currently have no sales, marketing or distribution operations and will need to expand our expertise in these areas.

We currently have no sales, marketing or distribution operations and, in connection with the expected commercialization of our planned products, will need to expand our expertise in these areas. To increase internal sales, distribution and marketing expertise and be able to conduct these operations, we would have to invest significant amounts of financial and management resources. In developing these functions ourselves, we could face a number of risks, including:
●	we may not be able to attract and build an effective marketing or sales force;

●	the cost of establishing, training and providing regulatory oversight for a marketing or sales force may be substantial; and

●
there are significant legal and regulatory risks in medical device marketing and sales that we have never faced, and any failure to comply with applicable legal and regulatory requirements for sales, marketing and distribution could result in an enforcement action by the U.S. Food and Drug Administration, European regulators or other authorities that could jeopardize our ability to market our planned products or could subject us to substantial liability.

The liability of our directors and officers is limited.

The applicable provisions of the Delaware General Corporation Law and our Amended and Restated Certificate of Incorporation and By-laws limit the liability of our directors to us and our stockholders for monetary damages for breaches of their fiduciary duties, with certain exceptions, and for other specified acts or omissions of such persons. In addition, the applicable provisions of the Delaware General Corporation Law and of our Amended and Restated Certificate of Incorporation and By-laws provide for indemnification of such persons under certain circumstances. In the event we are required to indemnify any of our directors or any other person, our financial strength may be harmed.

Our product development program depends upon third-party researchers who are outside our control and whose negative performance could materially hinder or delay our pre-clinical testing or clinical trials.

We do not have the ability to conduct all aspects of pre-clinical testing or clinical trials ourselves. We depend upon independent investigators and collaborators, such as commercial third-parties, government, universities and medical institutions, to conduct our pre-clinical and clinical trials under agreements with us. These collaborators are not our employees and we cannot control the amount or timing of resources that they devote to our programs.  These investigators may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves.  The failure of any of these outside collaborators to perform in an acceptable and timely manner in the future, including in accordance with any applicable regulatory requirements, such as good clinical and laboratory practices, or pre-clinical testing or clinical trial protocols, could cause a delay or otherwise adversely affect our pre-clinical testing or clinical trials, our success in obtaining regulatory approvals and, ultimately, the timely advancement of our development programs. In addition, these collaborators may also have relationships with other commercial entities, some of whom may compete with us.  If our collaborators assist our competitors at our expense, our competitive position would be harmed.

Negative publicity or unfavorable media coverage could damage our reputation and harm our operations.

In the event that the marketplace perceives our products as not offering the benefits which we believe they offer, we may receive negative publicity. This publicity may result in litigation and increased regulation and governmental review. If we were to receive such negative publicity or unfavorable media attention, whether warranted or unwarranted, our ability to market our products would be adversely affected. We may be required to change our products and services and become subject to increased regulatory burdens, and we may be required to pay large judgments or fines and incur significant legal expenses. Any combination of these factors could further increase our cost of doing business and adversely affect our financial position, results of operations and cash flows.

We may face risks associated with future litigation and claims.

We may, in the future, be involved in one or more lawsuits, claims or other proceedings. These suits could concern issues including contract disputes, employment actions, employee benefits, taxes, environmental, health and safety, personal injury and product liability matters. Due to the uncertainties of litigation, we can give no assurance that we will prevail on any claims made against us in any such lawsuit. Also, we can give no assurance that any other lawsuits or claims brought in the future will not have an adverse effect on our financial condition, liquidity or operating results.

Specifically, we believe we will be subject to product liability claims or product recalls, particularly in the event of false positive or false negative reports, because we plan to develop and manufacture medical diagnostic products.  We intend to obtain appropriate insurance coverage once we reach a manufacturing stage. A product recall or a successful product liability claim or claims that exceed our planned insurance coverage could have a material adverse effect on us.  In addition, product liability insurance is expensive. In the future we may not be able to obtain coverage on acceptable terms, if at all.  Moreover, our insurance coverage may not adequately protect us from liability that we incur in connection with clinical trials or sales of our products. In the event of an award against us during a time when we have no available insurance or insufficient insurance, we may sustain significant losses of our operating capital.  In addition, any products liability litigation, regardless of outcome or strength of claims, may divert time and resources away from the day-to-day operation of our business and product development efforts.  Any of these outcomes could adversely impact our business and results of operations, as well as impair our reputation in the medical and investment communities.

We may be subject, directly or indirectly, to U.S. federal and state health care fraud and abuse and false claims laws and regulations. Prosecutions under such laws have increased in recent years and we may become subject to such litigation. If we are unable to, or have not fully complied with such laws, we could face substantial penalties.

If we are successful in achieving regulatory approval to market our PURE EP System, our operations will be directly, or indirectly through our customers and health care professionals, subject to various U.S. federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute, federal False Claims Act, and federal Foreign Corrupt Practices Act. These laws may impact, among other things, our proposed sales, and marketing and education programs.

The federal Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing or arranging for a good or service, for which payment may be made under a federal health care program such as the Medicare and Medicaid programs. Several courts have interpreted the statute’s intent requirement to mean that if any one purpose of an arrangement involving remuneration is to induce referrals of federal health care covered business, the statute has been violated. The federal Anti-Kickback Statute is broad and, despite a series of narrow safe harbors, prohibits many arrangements and practices that are lawful in businesses outside of the health care industry. Penalties for violations of the federal Anti-Kickback Statute include criminal penalties and civil and administrative sanctions such as fines, imprisonment and possible exclusion from Medicare, Medicaid and other federal health care programs. An alleged violation of the federal Anti-Kickback Statute may be used as a predicate offense to establish liability pursuant to other federal laws and regulations such as the federal False Claims Act. Many states have also adopted laws similar to the federal Anti-Kickback Statute, some of which apply to the referral of patients for health care items or services reimbursed by any source, not only the Medicare and Medicaid programs.

The federal False Claims Act prohibits persons from knowingly filing, or causing to be filed, a false claim to, or the knowing use of false statements to obtain payment from, the federal government. Suits filed under the federal False Claims Act, known as “qui tam” actions, can be brought by any individual on behalf of the government and such individuals, commonly known as “relators” or “whistleblowers,” may share in any amounts paid by the entity to the government in fines or settlement. The frequency of filing qui tam actions has increased significantly in recent years, causing greater numbers of medical device and health care companies to have to defend a federal False Claim Act action. The federal Patient Protection and Affordable Care Act includes provisions expanding the ability of certain relators to bring actions that would have been previously dismissed under prior law. When an entity is determined to have violated the federal False Claims Act, it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties for each separate false claim. The Deficit Reduction Act of 2005 encouraged states to enact or modify their state false claims act to be at least as effective as the federal False Claims Act by granting states a portion of any federal Medicaid funds recovered through Medicaid-related actions. Most states have enacted state false claims laws, and many of those states included laws including qui tam provisions.

The federal Patient Protection and Affordable Care Act includes provisions known as the Physician Payments Sunshine Act, which requires manufacturers of drugs, biologics, devices and medical supplies covered under Medicare and Medicaid starting in 2012 to record any transfers of value to physicians and teaching hospitals and to report this data beginning in 2013 to the Centers for Medicare and Medicaid Services for subsequent public disclosure. Manufacturers must also disclose investment interests held by physicians and their family members. Failure to submit the required information may result in civil monetary penalties of up to $1 million per year for knowing violations and may result in liability under other federal laws or regulations. Similar reporting requirements have also been enacted on the state level in the U.S., and an increasing number of countries worldwide either have adopted or are considering similar laws requiring transparency of interactions with health care professionals. In addition, some states such as Massachusetts and Vermont impose an outright ban on certain gifts to physicians. If we receive U.S. Food and Drug Administration clearance to market our system in the U.S., these laws could affect our promotional activities by limiting the kinds of interactions we could have with hospitals, physicians or other potential purchasers or users of our system. Both the disclosure laws and gift bans will impose administrative, cost and compliance burdens on us.

We are unable to predict whether we could be subject to actions under any of these laws, or the impact of such actions. If we are found to be in violation of any of the laws described above and other applicable state and federal fraud and abuse laws, we may be subject to penalties, including civil and criminal penalties, damages, fines, or an administrative action of suspension or exclusion from government health care reimbursement programs and the curtailment or restructuring of our operations.

In addition, to the extent we commence commercial operations overseas, we will be subject to the federal Foreign Corrupt Practices Act and other countries’ anti-corruption/anti-bribery regimes, such as the U.K. Bribery Act. The federal Foreign Corrupt Practices Act prohibits improper payments or offers of payments to foreign governments and their officials for the purpose of obtaining or retaining business. Safeguards we implement to discourage improper payments or offers of payments by our employees, consultants, sales agents or distributors may be ineffective, and violations of the federal Foreign Corrupt Practices Act and similar laws may result in severe criminal or civil sanctions, or other liabilities or proceedings against us, any of which would likely harm our reputation, business, financial condition and results of operations.

Risks Related to Our Intellectual Property

If we do not obtain protection for our intellectual property rights, our competitors may be able to take advantage of our research and development efforts to develop competing products.

We intend to rely on a combination of patents, trade secrets, and nondisclosure and non-competition agreements to protect our proprietary intellectual property.  We have filed a patent application with the U.S. Patent and Trademark Office, and we have filed this patent application under the Patent Cooperation Treaty (PCT) with the U.S. Receiving Office.  We plan to file additional patent applications in the U.S. and in other countries as we deem appropriate for our products.  Our applications have and will include claims intended to provide market exclusivity for certain commercial aspects of the products, including the methods of production, the methods of usage and the commercial packaging of the products. However, we cannot predict:

●	the degree and range of protection any patents will afford us against competitors, including whether third parties will find ways to invalidate or otherwise circumvent our patents;

●	if and when such patents will be issued, and, if granted, whether patents will be challenged and held invalid or unenforceable;

●	whether or not others will obtain patents claiming aspects similar to those covered by our patents and patent applications; or

●	whether we will need to initiate litigation or administrative proceedings which may be costly regardless of outcome.

Our success also depends upon the skills, knowledge and experience of our scientific and technical personnel, our consultants and advisors as well as our licensors and contractors.  To help protect our proprietary know-how and our inventions for which patents may be unobtainable or difficult to obtain, we rely on trade secret protection and confidentiality agreements.  To this end, it is our policy to require all of our employees, consultants, advisors and contractors to enter into agreements which prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business.  These agreements may not provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure or the lawful development by others of such information.  If any of our trade secrets, know-how or other proprietary information is disclosed, the value of our trade secrets, know-how and other proprietary rights would be significantly impaired and our business and competitive position would suffer.

Given the fact that we may pose a competitive threat, competitors, especially large and well-capitalized companies that own or control patents relating to electrophysiology recording systems, may successfully challenge our current and planned patent applications, produce similar products or products that do not infringe our future patents, or produce products in countries where we have not applied for patent protection or that do not respect our patents.

If any of these events occurs, or we otherwise lose protection for our trade secrets or proprietary know-how, the value of our intellectual property may be greatly reduced.  Patent protection and other intellectual property protection are important to the success of our business and prospects, and there is a substantial risk that such protections will prove inadequate.

If we infringe upon the rights of third parties, we could be prevented from selling products and forced to pay damages and defend against litigation.

If our products, methods, processes and other technologies infringe the proprietary rights of other parties, we could incur substantial costs and we may be required to:

●	obtain licenses, which may not be available on commercially reasonable terms, if at all;

●	abandon an infringing product candidate;

●	redesign our product candidates or processes to avoid infringement;

●	cease usage of the subject matter claimed in the patents held by others;

●	pay damages; and/or

●	defend litigation or administrative proceedings which may be costly regardless of outcome, and which could result in a substantial diversion of our financial and management resources.

Any of these events could substantially harm our earnings, financial condition and operations.

Risks Related to our Common Stock

The public trading market for our common stock is volatile and may result in higher spreads in stock prices, which may limit the ability of our investors to sell their shares of our common stock at a profit, if at all.

Our common stock trades in the over-the-counter market and is quoted on the OTCQB tier of the OTC Markets Group, Inc. The over-the-counter market for securities has historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations may adversely affect the market price of our common stock and result in substantial losses to our investors. In addition, the spreads on stock traded through the over-the-counter market are generally unregulated and higher than on national stock exchanges, which means that the difference between the price at which shares could be purchased by investors in the over-the-counter market compared to the price at which they could be subsequently sold would be greater than on these exchanges. Significant spreads between the bid and asked prices of the stock could continue during any period in which a sufficient volume of trading is unavailable or if the stock is quoted by an insignificant number of market makers. Historically, our trading volume has been insufficient to significantly reduce this spread and we have had a limited number of market makers insufficient to affect this spread. These higher spreads could adversely affect investors who purchase the shares at the higher price at which the shares are sold, but subsequently sell the shares at the lower bid prices quoted by the brokers. Unless the bid price for the stock exceeds the price paid for the shares by the investor, plus brokerage commissions or charges, the investor could lose money on the sale. For higher spreads such as those on over-the-counter stocks, this is likely a much greater percentage of the price of the stock than for exchange listed stocks. There is no assurance that at the time an investor in our common stock wishes to sell the shares, the bid price will have sufficiently increased to create a profit on the sale.

We do not know whether a market for our common stock will be sustained or what the market price of our common stock will be and as a result it may be difficult for you to sell your shares of our common stock.

Although our common stock now trades on the OTCQB, an active trading market for our shares may not be sustained. It may be difficult for our stockholders to sell their shares without depressing the market price for our shares or at all. As a result of these and other factors, our stockholders may not be able to sell their shares. Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of common stock as consideration. If an active market for our common stock does not develop or is not sustained, it may be difficult for our stockholders to sell shares of our common stock.

The market price for our common stock may fluctuate significantly, which could result in substantial losses by our investors.

The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

●	the outcomes of potential future patent litigation;

●	our ability to monetize our future patents;

●	changes in our industry;

●	announcements of technological innovations, new products or product enhancements by us or others;

●	announcements by us of significant strategic partnerships, out-licensing, in-licensing, joint ventures, acquisitions or capital commitments;

●	changes in earnings estimates or recommendations by security analysts, if our common stock is covered by analysts;

●	investors’ general perception of us;

●	future issuances of common stock;

●	the addition or departure of key personnel;

●	general market conditions, including the volatility of market prices for shares of technology companies, generally, and other factors, including factors unrelated to our operating performance; and

●	the other factors described in this “Risk Factors” section.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our common stock and result in substantial losses by our investors.

Further, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations in the past. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock.

Price volatility of our common stock might be worse if the trading volume of our common stock is low. In the past, following periods of market volatility, stockholders have often instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and attention of management from our business, even if we are successful. Future sales of our common stock could also reduce the market price of such stock.

Moreover, the liquidity of our common stock is limited, not only in terms of the number of shares that can be bought and sold at a given price, but by delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us, if any. These factors may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and ask prices for our common stock. In addition, without a large float, our common stock is less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In the absence of an active public trading market, an investor may be unable to liquidate its investment in our common stock. Trading of a relatively small volume of our common stock may have a greater impact on the trading price of our stock than would be the case if our public float were larger. We cannot predict the prices at which our common stock will trade in the future.

Our common stock is a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, it could create a circumstance commonly referred to as an “overhang,” in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our stockholders may experience substantial dilution as a result of the conversion of outstanding convertible preferred stock or the exercise of options and warrants to purchase shares of our common stock.

As of May 26, 2016, we have granted options to purchase 7,780,190 shares of common stock and have reserved  1,440,933 shares of our common stock for further issuances pursuant to our 2012 Equity Incentive Plan. In addition, as of May 26, 2016, we may be required to issue 1,008,990 shares of our common stock for issuance upon conversion of outstanding convertible preferred stock plus accrued dividends as of March 31, 2016 and 8,107,149 shares of our common stock for issuance upon exercise of outstanding warrants.  Should all of these shares be issued, you would experience dilution in ownership of our common stock and the price of our common stock will decrease unless the value of our company increases by a corresponding amount.

The interests of our controlling stockholders may not coincide with yours and such controlling stockholders may make decisions with which you may disagree.

As of May 26, 2016, two of our stockholders beneficially owned over 41.14% of our common stock. As a result, these stockholders may be able to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of our company and make some future transactions more difficult or impossible without the support of our controlling stockholders. The interests of our controlling stockholders may not coincide with our interests or the interests of other stockholders.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We currently have new research coverage by securities and industry analysts. If one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

We are subject to financial reporting and other requirements that place significant demands on our resources.

We are subject to reporting and other obligations under the Securities Exchange Act of 1934, as amended, including the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires us to conduct an annual management assessment of the effectiveness of our internal controls over financial reporting. These reporting and other obligations place significant demands on our management, administrative, operational, internal audit and accounting resources. Any failure to maintain effective internal controls could have a material adverse effect on our business, operating results and stock price. Moreover, effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.

We are an “emerging growth company” and we cannot be certain that the reduced disclosure requirements applicable to emerging growth companies will not make our common stock less attractive to investors.

The JOBS Act permits “emerging growth companies” like us to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above, and are also exempt from the requirement to submit “say-on-pay”, “say-on-pay frequency” and “say-on-parachute” votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion (as indexed for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under our registration statement on Form S-1 that became effective on June 23, 2014; (iii) the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer,” as defined by the Securities and Exchange Commission, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon our management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if we would also not qualify as a smaller reporting company.  In addition, until such time, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile and could cause our stock price to decline.

Delaware law and our Amended and Restated Certificate of Incorporation and By-laws contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable.

Our board of directors is authorized to issue shares of preferred stock in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock. Accordingly, we may issue shares of preferred stock with a preference over our common stock with respect to dividends or distributions on liquidation or dissolution, or that may otherwise adversely affect the voting or other rights of the holders of common stock. Issuances of preferred stock, depending upon the rights, preferences and designations of the preferred stock, may have the effect of delaying, deterring or preventing a change of control, even if that change of control might benefit our stockholders. In addition, we are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

The terms of our Series C Preferred Stock prohibit us from paying dividends in the future on our common stock. As a result, any return on investment may be limited to the value of our common stock.

The terms of our Series C Preferred Stock prohibit us from paying dividends in the future on our common stock, absent consent from the holders representing a super-majority of the outstanding shares of our Series C Preferred Stock and a certain investor. Because we will likely not pay dividends, our common stock may be less valuable because a return on an investment in our common stock will only occur if our stock price appreciates.

Risks Related to our Series C Preferred Stock

Our Series C Preferred Stock contains covenants that could limit our financing options and liquidity position, which would limit our ability to grow our business.

Covenants in the certificate of designation for our Series C Preferred Stock impose operating and financial restrictions on us. These restrictions prohibit or limit our ability to, among other things:

●	incur additional indebtedness;

●	permit liens on assets;

●	repay, repurchase or otherwise acquire more than a de minimis number of shares of capital stock;

●	pay cash dividends to our stockholders; and

●	engage in transactions with affiliates.

These restrictions may limit our ability to obtain financing, withstand downturns in our business or take advantage of business opportunities. Moreover, debt financing we may seek may contain terms that include more restrictive covenants, may require repayment on an accelerated schedule or may impose other obligations that limit our ability to grow our business, acquire needed assets, or take other actions we might otherwise consider appropriate or desirable.

In addition, the certificate of designation for our Series C Preferred Stock requires us to redeem shares of our Series C Preferred Stock, at each holder’s option and for an amount greater than their stated value, upon the occurrence of certain events, including our being subject to a judgment of greater than $100,000 or our initiation of bankruptcy proceedings.

The holders of our Series C Preferred Stock are entitled to receive a dividend, which may be increased if we do not comply with certain covenants.

The holders of the Series C Preferred Stock are entitled to a 9% annual dividend on the $1,000 per share stated value of our Series C Preferred Stock, which is payable in cash or, subject to the satisfaction of certain conditions, in pay-in-kind shares.  The dividend may be increased to a 18% annual dividend if we fail to comply with certain covenants, including our being subject to a judgment of greater than $100,000 or our initiation of bankruptcy proceedings.   As a result of the payment of dividends related to our Series C Preferred Stock, we may be obligated to pay significant sums of money or issue a significant number of shares of our common stock, which could negatively affect our operations or result in the dilution of the holders of our common stock, respectively.

Our Series C Preferred Stock and certain of our warrants contain anti-dilution provisions that may result in the reduction of their conversion prices or exercise prices in the future.

Our Series C Preferred Stock and certain of our warrants contain anti-dilution provisions, which provisions require the lowering of the conversion price or exercise price, as applicable, to the purchase price of future offerings. Furthermore, with respect to such warrants, if we complete an offering below the exercise price of such warrants, the number of shares issuable under such warrants will be proportionately increased such that the aggregate exercise price payable after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment. If in the future we issue securities for less than the conversion or exercise price of our Series C Preferred Stock and such warrants, respectively, we will be required to further reduce the relevant conversion or exercise prices, and the number of shares underlying such warrants will be increased.  We may find it more difficult to raise additional equity capital while our Series C Preferred Stock and such warrants are outstanding.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of the occurrence or the expected timing of future performance or results. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.  Important factors that could cause such differences include, but are not limited to:

●	inability to manufacture our product candidates on a commercial scale on our own, or in collaboration with third parties;

●	difficulties in obtaining financing on commercially reasonable terms;

●	changes in the size and nature of our competition;

●	loss of one or more key executives or scientists; and

●	difficulties in securing regulatory approval to market our product candidates.

You should review carefully the section entitled “Risk Factors” beginning on page 3 of this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our common stock.  We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares.  However, we will receive proceeds from the exercise price of the warrants if the warrants are exercised for cash.  We intend to use those proceeds, if any, for general corporate purposes.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

On October 29, 2014, our common stock commenced trading on OTCQB under the symbol “BSGM.” Prior to October 29, 2014, there was no established trading price for our common stock. The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock as reported by the OTCQB. The quotations reflect inter-dealer prices, without retail markup, markdown or commissions, and may not represent actual transactions.

	Fiscal Year 2016
	High	Low
First Quarter	$1.59	$0.90

	Fiscal Year 2015
	High	Low
Fourth Quarter	$1.90	$1.08
Third Quarter	$2.30	$1.13
Second Quarter	$4.80	$2.00
First Quarter	$2.85	$1.31

Fiscal Year 2014
	High	Low
Fourth Quarter	$3.50	$2.56
Third Quarter	$-	$-
Second Quarter	$-	$-
First Quarter	$-	$-

We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business.  In addition, the terms of our Series C Preferred Stock prohibit us from paying dividends in the future on our common stock, absent consent from the holders representing a super-majority of the outstanding shares of our Series C Preferred Stock and a certain investor.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our financial statements and the related notes thereto that are included in this prospectus. In addition to historical information, the following discussion and analysis includes forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section entitled “Risk Factors.” See “Special Note Regarding Forward-Looking Statements.”

Our Business

We are a development stage medical device company that is developing a proprietary technology platform to minimize noise and artifacts from cardiac recordings during electrophysiology studies and ablation.  Our product under development, the PURE EP System, is a surface electrocardiogram and intracardiac multichannel recording and analysis system that acquires, processes and displays electrocardiogram and electrograms required during electrophysiology studies and ablation procedures.

We have not generated any revenue to date and consequently our operations are subject to all risks inherent in the establishment of a new business enterprise.

Critical Accounting Policies and Estimates

The following discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles in the U.S. The preparation of financial statements in accordance with generally accepted accounting principles in the U.S. requires us to make estimates and assumptions that affect the amounts reported in our financial statements. The financial statements include estimates based on currently available information and our judgment as to the outcome of future conditions and circumstances. Significant estimates in these financial statements include allowance for doubtful accounts and accruals for inventory claims. Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of the financial statements and actual results could differ from the estimates and assumptions.

Among the significant judgments made by management in the preparation of our financial statements are the following:

Research and Development.

We account for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred.

Stock Based Compensation.

All stock-based payments to employees and to nonemployee directors for their services as directors consisted of grants of restricted stock and stock options, which are measured at fair value on the grant date and recognized in the statements of operations as compensation expense over the relevant vesting period. Restricted stock payments and stock-based payments to nonemployees are recognized as an expense over the period of performance. Such payments are measured at fair value at the earlier of the date a performance commitment is reached or the date performance is completed. In addition, for awards that vest immediately and are non-forfeitable, the measurement date is the date the award is issued.

On October 29, 2014, our common stock commenced trading on OTCQB under the symbol “BSGM.”  Fair value is typically determined by the closing price of our common stock on the date of the award.

Derivative Instrument Liability

We account for derivative instruments in accordance with ASC 815, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At December 31, 2015 and 2014, the Company did not have any derivative instruments that were designated as hedges.

At December 31, 2015 and 2014, we had outstanding preferred stock and warrants that contained embedded derivatives. These embedded derivatives include certain conversion features and reset provisions.

Income Taxes.

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carryforwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. We record an estimated valuation allowance on our deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized. We recognize a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

Results of Operations

We anticipate that our results of operations will fluctuate for the foreseeable future due to several factors, such as the progress of our research and development efforts and the timing and outcome of regulatory submissions. Due to these uncertainties, accurate predictions of future operations are difficult or impossible to make.

Three Months Ended March 31, 2016 Compared to Three Months Ended March 31, 2015

Revenues and Cost of Goods Sold. We had no revenues or cost of goods sold during the three months ended March 31, 2016 and 2015.

Research and Development Expenses. Research and development expenses for the three months ended March 31, 2016 were $372,426, an increase of $70,347, or 23.3%, from $302,079 for the three months ended March 31, 2015. This increase is primarily due to increase in activity level and increased personnel and consulting expenses.

General and Administrative Expenses. General and administrative expenses for the three months ended March 31, 2016 were $1,939,148, a decrease of $807,705, or 29.4%, from $2,746,853 incurred in the three months ended March 31, 2015. This decrease is primarily due to less stock based compensation issued to employees and consultants in the current period as compared to the same period in the prior year.

Payroll related expenses decreased to $295,702 in the current period from $323,617 for the three months ended March 31, 2015, a decrease of $27,915.  The decrease is due to contractual bonuses paid in 2015 net with added personnel in the current period.   We incurred $1,119,319 in stock based compensation in connection with the vesting of stock and stock options issued to board members, officers, employees and consultants for the three months ended March 31, 2016 as compared to $1,634,714 in stock based compensation for the same period in 2015.

Professional services for the three months ended March 31, 2016 totaled $79,906, an increase of $6,556, or 8.9%, over the $73,350 recognized for the three months ended March 31, 2015. Of professional services, legal fees totaled $38,406 for the three months ended March 31, 2016, an increase of $3,556, or 10.2%, from $34,850 incurred for the three months ended March 31, 2015.  Accounting fees incurred in the three months ended March 31, 2016 amounted to $41,500, an increase of $3,000, or 7.8%, from $38,500 incurred in same period last year.

Consulting, public and investor relations fees for the three months ended March 31, 2016 were $294,389 as compared to $155,790 incurred for the three months ended March 31, 2015. The increase in consulting and investor relations fees during the three months ended March 31, 2016 relate to our efforts to develop our recognition throughout the medical industry.

Travel, meals and entertainment costs for the three months ended March 31, 2016 were $70,890, an increase of $17,454, or 32.7%, from $53,436 incurred in the three months ended March 31, 2015. Travel, meals and entertainment costs include travel related to business development and financing. Rent for the three months ended March 31, 2016 totaled $31,702, an increase of $9,188 or 40.8%, from $22,514 incurred in three months ended March 31, 2015, primarily due to expansion to our corporate office in Minnesota.

Depreciation Expense. Depreciation expense for the three months ended March 31, 2016 totaled $2,908, an increase of $48, or 1.7%, over the expense of $2,860 incurred in the three months ended March 31, 2015, as a result of the replacement of certain office computers and other equipment.

Loss on change in fair values of derivatives.  Beginning in March 2015, we are required to estimate the fair value of the embedded beneficial conversion features of our issued Series C Preferred Stock and certain warrants with reset (anti-dilution) provisions.  During the three months ended March 31, 2016, we incurred a loss on change in fair values of these derivatives of $268,425 as compared to $-0- for the same period during the prior year.

Interest Expense.  Interest expense for the three months ended March 31, 2016 totaled $-0-, a decrease of $1,114 from interest expense of $1,114 incurred during the same period last year. In the three months ended March 31, 2015, our interest costs were primarily related to credit card financing charges.

Preferred Stock Dividend. Preferred stock dividend for the three months ended March 31, 2016 totaled $32,244, a decrease of $47,151, or 59.4% from $79,395 incurred during the three months ended March 31, 2015. Preferred stock dividends are primarily related to the issuance of our Series C Preferred Stock from 2013 through 2015.

Net Loss. As a result of the foregoing, net loss for the three months ended March 31, 2016 was $2,615,151 compared to a net loss of $3,132,301 for the three months ended March 31, 2015.

Twelve Months Ended December 31, 2015 Compared to Twelve Months Ended December 31, 2014

Revenues and Cost of Goods Sold. We had no revenues or cost of goods sold during the twelve months ended December 31, 2015 and 2014.

Research and Development Expenses. Research and development expenses for the twelve months ended December 31, 2015 were $1,238,548, an increase of $690,552, or 126%, from $547,996 for the twelve months ended December 31, 2014. This increase is primarily due to a restoration of salaries and costs paid to both personnel and research and development consulting services, which had been reduced in 2014, and additional personnel as we develop our proprietary technology platform. Research and development expenses were comprised of $708,856 of personnel costs and $359,842 of consulting services for the twelve months ended December 31, 2015 as compared to $366,362 and $115,692 for the same period in the prior year, respectively.

General and Administrative Expenses. General and administrative expenses for the twelve months ended December 31, 2015 were $10,795,007, an increase of $3,490,567, or 48%, from $7,304,440 incurred in the twelve months ended December 31, 2014. This increase is primarily due to increases in payroll related expenses, equity based compensation and professional services and, to a lesser extent, due to increases in consulting fees and travel, meals and entertainment costs.

Payroll related expenses (including equity compensation) increased to $8,860,980 in the twelve months ended December 31, 2015 from $5,938,442 for the twelve months ended December 31, 2014, an increase of $2,922,538, or 49%. This increase is due to the value of the stock based compensation increasing to $7,968,036 in 2015, as a result of the vesting of stock and stock options issued to board members, officers and employees, as compared to $5,693,425 of stock based compensation in 2014, in addition to a restoration of salaries, which had been reduced in 2014, and added additional personnel.

Professional services for the twelve months ended December 31, 2015 totaled $379,466, an increase of $30,299, or 9%, over the $349,167 recognized for the twelve months ended December 31, 2014. Of professional services, legal fees totaled $303,466 for the twelve months ended December 31, 2015, an increase of $18,679, or 7%, from $284,787 incurred for the twelve months ended December 31, 2014. Accounting fees incurred in the twelve months ended December 31, 2015 amounted to $76,000, an increase of $11,620, or 18%, from $64,380 incurred for the same period in 2014.  The increase in professional fees was primarily related to an increase in legal requirements as we continue to develop our operations, including legal fees associated with our capital raising transactions and the filing of our registration statements.

Consulting fees totaled $814,654 for the twelve months ended December 31, 2015, an increase of $246,457 or 43%, from $568,197 for the twelve months ended December 31, 2014.  The increase primarily relates to our fund raising and investor relations to support our increased efforts in market research and potential investor identification.

Travel, meals and entertainment costs for the twelve months ended December 31, 2015 were $286,165, an increase of $160,242, or 127%, from $125,923 incurred during the twelve months ended December 31, 2014. During 2015, more travel was required than in 2014 due to our marketing and fund raising efforts.  Rent for the twelve months ended December 31, 2014 totaled $165,514, an increase of $88,451, or 115%, from $77,063 incurred during the same period in 2014.  In 2015, we relocated our corporate headquarters to Minneapolis, Minnesota while continuing to maintain our engineering/research office in Los Angeles, California.  In addition, we provided temporary housing for interns in the summer of 2015, not incurred in 2014.

Depreciation Expense. Depreciation expense for the twelve months ended 2015 totaled $10,475, a decrease of $5,334, or 34%, from the expense of $15,809 incurred during the same period in 2014, as a result of the aging of office computers and other equipment.

Gain on change in fair values of derivatives.  Beginning in March 2015, we are required to estimate the fair value of the embedded beneficial conversion features of our issued Series C Preferred stock and certain warrants with reset (anti-dilution) provisions.  During the year ended December 31, 2015, we incurred a gain on change in fair values of these derivatives of $3,113,580 as compared to $-0- for the same period in the year.

Interest Expense.  Interest expense for the twelve months ended December 31, 2015 totaled $1,298, a decrease of $9,727 from $11,025 incurred during the twelve months ended December 31, 2014. For 2014, interest costs were comprised of finance costs and estimated liquidated damages of $6,953.

Financing Costs.  Financing costs for the year ended December 31, 2015 totaled $529,704, a decrease of $64,066 or 11% from $593,770 incurred during the year ended December 31, 2014. Financing costs are primarily related to the beneficial conversion feature in and the fees paid related to the issuance of our Series C Preferred Stock issued in 2013 and in 2015.  The beneficial conversion feature associated with the Series C Preferred Stock is comprised of the allocated fair value of the conversion feature and the allocated fair value of warrants issued in connection with the sale of the Series C Preferred Stock.

Preferred Stock Dividend. Our preferred stock dividend for the twelve months ended December 31, 2015 totaled $351,522, an increase of $51,163, or 17% from $300,359 incurred during the twelve months ended December 31, 2014. Preferred stock dividends are related to our Series C Preferred Stock issued in 2013 and 2015.

Net Loss Available to Common Stockholders. Net loss available to common stockholders for the twelve months ended December 31, 2015 was $9,812,974, compared to a net loss of $8,773,399 for the twelve months ended December 31, 2014, an increase of $1,039,575 or 12%.  The primary reasons for the increase, as described above, is the increases in research and development and stock based compensation net with the gain on change in fair values of derivatives.

Liquidity and Capital Resources
Three Months Ended March 31, 2016 Compared to Three Months Ended March 31, 2015
As of March 31, 2016, we had a working capital deficit (current liabilities in excess of current assets) of $2,609,390, comprised of cash of $137,613 and prepaid expenses of $11,291, which was offset by $228,164 of accounts payable and accrued expenses, accrued dividends on preferred stock issuances of $367,287 and an aggregate of $2,162,843 of warrant and derivative liabilities. For the three months ended March 31, 2016, we used $1,167,621 of cash in operating activities and $-0- of cash in investing activities. Cash provided by financing activities totaled $352,000, comprised of proceeds from the sale of our common stock. In the comparable period in 2015, $3,042,213 was raised through the sale of our common stock. At March 31, 2016, we had cash of $137,613 compared to $953,234 at December 31, 2015. Our cash is held in bank deposit accounts. At March 31, 2016 and December 31, 2015, we had no convertible debentures outstanding.

Cash used in operations for the three months ended March 31, 2016 and 2015 was $1,167,621 and $1,219,982, respectively, which represent cash outlays for research and development and general and administrative expenses in such periods. Decrease in cash outlays principally resulted from reduction in operating costs and general and administrative expenses net with an increase of our outstanding accounts payable by $4,314.

We used $-0- cash for investing activities for the three months ended March 31, 2016, compared to $2,684 for the three months ended March 31, 2015.  During the three months ended March 31, 2015, we purchased office furniture and computer equipment.

Twelve Months Ended December 31, 2015 Compared to Twelve Months Ended December 31, 2014

As of December 31, 2015, we had a working capital deficit of $1,485,651, comprised of cash of $953,234 and prepaid expenses of $31,308, which was offset by $233,546 of accounts payable and accrued expenses, accrued dividends on preferred stock issuances of $340,291, warrant liability of $1,621,199 and derivative liability of $285,157.  For the twelve months ended December 31, 2015, cash provided by financing activities totaled $5,255,679, comprised of proceeds from the sale of our common stock of $4,759,798, proceeds from the sale of our Series C Preferred stock of $450,000 and proceeds from the exercise of stock options and warrants of $20,900 and $24,981, respectively.  In the comparable period in 2014, $1,969,410 was raised through the sale of our common stock, net with $30,781 repayments of related party loans. At December 31, 2015, we had cash of $953,234 compared to $239,781 at December 31, 2014. Our cash is held in bank deposit accounts. At December 31, 2015 and 2014, we had no convertible debentures outstanding.

Cash used in operations for the twelve months ended December 31, 2015 and 2014 was $4,523,751 and $1,997,072, respectively, which represent cash outlays for research and development and general and administrative expenses in such periods. Increase in cash outlays principally resulted from increased research and development and general and administrative expenses due to the continued development of our operations.

Cash used in investing activities for the twelve months ended December 31, 2015 was $18,475, compared to $3,963 for the twelve months ended December 31, 2014.  During both the twelve months ended December 31, 2015 and the twelve months ended December 31, 2014, we purchased office furniture and computer equipment.  In addition, we paid a long term lease deposit for our corporate location of $2,612 in 2015.

October 2015 Private Placement

On October 23, 2015, we entered into a unit purchase agreement with certain accredited investors, pursuant to which we issued and sold,  in multiple closings occurring on each of October 23, 2015, October 29, 2015, November 18, 2015, December 18, 2015, December 22, 2015, February 9, 2016, March 9, 2016, April 1, 2016, April 19, 2016 and April 29, 2016, an aggregate of 3,003,016 units, which consisted of, in the aggregate, 3,003,016 shares of our common stock and warrants to purchase up to 1,501,513 shares of our common stock at an exercise price of $1.95, in exchange for aggregate gross proceeds of approximately $4,504,516. As consideration for serving as our placement agent in connection with the private placement, we issued to Laidlaw & Company (UK) Ltd. warrants to purchase an aggregate of 232,960 shares of common stock at an exercise price of $1.50 per share and paid cash fees equal to approximately $257,959.

In their report dated March 14, 2016, our independent registered public accounting firm stated at December 31, 2015, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is an issue raised due to our net losses and negative cash flows from operations since inception and our expectation that these conditions will continue for the foreseeable future. In addition, we will require additional financing to fund future operations. Further, we do not have any commercial products available for sale and have not generated revenues to date, and there is no assurance that, if approval of our products is received, we will be able to generate cash flow to fund operations. In addition, there can be no assurance that our research and development will be successfully completed or that any product will be approved or commercially viable. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, obtaining loans from various financial institutions or being awarded grants from government agencies, where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Our Series C Preferred Stock contains triggering events which would, among other things, require redemption (i) in cash, at the greater of (a) 120% of the stated value of $1,000 or (b) the product of (I) the variable weighted average price of our common stock on the trading day immediately preceding the date of the triggering event and (II) the stated value divided by the then conversion price or (ii) in shares of our common stock, equal to a number of shares equal to the amount set forth in (i) above divided by 75%.  The triggering events include our being subject to a judgment of greater than $100,000 or our initiation of bankruptcy proceedings. If any of the triggering events contained in our Series C Preferred Stock occur, the holders of our Series C Preferred Stock may demand redemption, an obligation we may not have the ability to meet at the time of such demand.  We will be required to pay interest on any amounts remaining unpaid after the required redemption of our Series C Preferred Stock at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law.

We expect to incur losses from operations for the near future. We expect to incur increasing research and development expenses, including expenses related to clinical trials. We expect that our general and administrative expenses will increase in the future as we expand our business development, add infrastructure and incur additional costs related to being a public company, including incremental audit fees, investor relations programs and increased professional services.

Our future capital requirements will depend on a number of factors, including the progress of our research and development of product candidates, the timing and outcome of regulatory approvals, the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims and other intellectual property rights, the status of competitive products, the availability of financing and our success in developing markets for our product candidates. We believe our existing cash will not be sufficient to fund our operating expenses and capital equipment requirements. We anticipate we will need approximately $2 million in addition to our current cash on hand to fund our operating expenses and capital equipment requirements for the next 12 months. We will have to raise additional funds to continue our operations and, while we have been successful in doing so in the past, there can be no assurance that we will be able to do so in the future. Our continuation as a going concern is dependent upon our ability to obtain necessary additional funds to continue operations and the attainment of profitable operations.

Future financing may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, existing holders of our securities may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our securities.

If additional financing is not available or is not available on acceptable terms, we may be required to delay, reduce the scope of or eliminate our research and development programs, reduce our commercialization efforts or obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain product candidates that we might otherwise seek to develop or commercialize independently.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

BUSINESS

History

We were formed as BioSig Technologies, Inc., a Nevada corporation, in February 2009 and in April 2011 we merged with our wholly-owned subsidiary, BioSig Technologies Inc., a Delaware corporation, with the Delaware corporation continuing as the surviving entity. We are principally devoted to improving the quality of cardiac recordings obtained during ablation of atrial fibrillation (AF) and ventricular tachycardia (VT). We have not generated any revenue to date and consequently our operations are subject to all risks inherent in the establishment of a new business enterprise.

Overview

We are a development stage medical device company that is developing a proprietary technology platform to minimize noise and artifacts from cardiac recordings during electrophysiology studies and ablation.  We are developing the PURE (Precise Uninterrupted Real-time evaluation of Electrograms) EP System, a surface electrocardiogram and intracardiac multichannel recording and analysis system that acquires, processes and displays electrocardiogram and electrograms required during electrophysiology studies and ablation procedures.

The PURE EP System is designed to assist electrophysiologists in making clinical decisions in real-time by providing information that, we believe, is not always easily obtained, if at all, from any other equipment presently used in electrophysiology labs.  The PURE EP System’s ability to acquire high fidelity cardiac signals will potentially increase these signals’ diagnostic value, and therefore offer improved accuracy and efficiency of the EP studies and related procedures.  We are developing signal processing tools within the PURE EP System. We believe that these will assist electrophysiologists in further differentiating true signals from noise, and will provide guidance in identifying ablation targets.

Since June 2011, we have collaborated with physicians affiliated with the Texas Cardiac Arrhythmia Institute at St. David’s Medical Center in Austin, Texas for initial technology validation.  The physicians affiliated with the Texas Cardiac Arrhythmia Institute have provided us with digital recordings obtained with conventional electrophysiology recording systems during different stages of electrophysiology studies.  Using our proprietary signal processing tools that are part of the PURE EP System, we analyzed these recordings and successfully removed baseline wander, noise and artifacts from the data thereby providing better diagnostic quality signals.

We are focused on improving the quality of cardiac recordings obtained during ablation of atrial fibrillation, the most common cardiac arrhythmia, and ventricular tachycardia, an arrhythmia evidenced by a fast heart rhythm originating from the lower chambers of the heart, which can be life-threatening. Cardiac ablation is a procedure that corrects conduction of electrical impulses in the heart that cause arrhythmias.  During this invasive procedure, a catheter is usually inserted using a venous access into a specific area of the heart. A special radiofrequency generator delivers energy through the catheter to small areas of the heart muscle that cause the abnormal heart rhythm.  According to a 2009 article in Circulation: Arrhythmia and Electrophysiology, ablation is superior to pharmacological treatments and is becoming a first line of therapy for certain patients with arrhythmias (“Treatment of Atrial Fibrillation With Antiarrhythmic Drugs or Radiofrequency Ablation,” Circulation: Arrhythmia and Electrophysiology (2009) 2: 349-361).

Our overall goal is to establish our proprietary technology as a new platform that will have the following advantages over the electrophysiology recording systems currently available on the market:

●	Higher quality cardiac signal acquisition for accurate and more efficient electrophysiology studies;

●	Precise, uninterrupted, real time evaluations of electrograms;

●	Reliable cardiac recordings to better determine precise ablation targets, strategy and end point of procedures; and

●	A portable device that can be fully integrated into existing electrophysiology lab environments.

If we are able to develop our product as designed, we believe that the PURE EP System and its signal processing tools will contribute to an increase in the number of procedures performed in each electrophysiology lab and possibly improved patient outcomes.

Our significant scientific achievements to date include:

●
Initial system concept validation has been performed in collaboration with physicians at the Texas Cardiac Arrhythmia Institute at St. David’s Medical Center in Austin, Texas in June 2011.  The Texas Cardiac Arrhythmia Institute provided challenging recordings obtained with electrophysiology recording systems presently in use at the institute during various electrophysiology studies. Our technology team successfully imported the data into the PURE EP System software and using proprietary signal processing, the PURE EP System software was able to reduce baseline wander, noise, and artifacts from the data and therefore provide better diagnostic quality signals.

●
We have established clinical and/or advisory relationships for both technology development and validation studies with physicians and researchers affiliated with the following medical centers: Texas Cardiac Arrhythmia Institute, Austin, TX; Cardiac Arrhythmia Center at the University of California at Los Angeles, Los Angeles, CA; Mount Sinai Medical Center, New York, NY; Beaumont Medical Center, Detroit, MI; University Hospitals Case Medical Center, Cleveland, OH; The Heart Rhythm Institute, University of Oklahoma Health Sciences Center, Oklahoma City, OK; and Mayo Clinic, Rochester, MN.

●
The Cardiac Arrhythmia Center at the University of California at Los Angeles and Dr. Kalyanam Shivkumar, a former member of our board of directors, have played a significant role in the initial functional testing of our hardware.  Dr. Shivkumar and his team have enabled us to learn the connectivity of the lab and its devices that pertain to where our PURE EP System will fit in. In June 2013, we commenced our first proof of concept pre-clinical study with the assistance of Dr. Shivkumar in order to further test the components of the PURE EP System hardware, as further explained below.

●
We are developing signal processing tools within the PURE EP System that will assist electrophysiologists in further differentiating true signals from noise, which may potentially provide guidance in identifying ablation targets.  The signal processing tools are expected to be an integral part of the software of the PURE EP System, which we believe will significantly facilitate the locating of ablation targets.

●
In the second and third quarters of 2013, we performed and finalized testing of our proof of concept unit by initially using an electrocardiogram/intracardiac simulator at our lab, and subsequently by obtaining pre-clinical recordings from the lab at the University of California at Los Angeles.  As part of the testing, we simultaneously recorded electrocardiogram and intracardiac signals on our proof of concept unit and GE’s CardioLab recording system. An identical signal was applied to the input of both systems and the monitor of our proof of concept unit was positioned next to the monitor of GE’s CardioLab recording system to allow for visual comparison. We believe that our proof of concept unit performed well as compared to GE’s CardioLab recording system, in that the electrocardiogram and intracardiac signals displayed on our proof of concept unit showed less baseline wander, noise and artifacts compared to signals displayed on GE’s CardioLab recording system.  However, because this was a proof of concept test, without any clearly established protocols, we cannot present this data for publication and we do not have any independent verification or peer review of these findings.

●	In the third quarter of 2013, we analyzed the results of our proof of concept unit to determine the final design of the PURE EP System prototype, which has since been completed.

●	In September 2014, we performed additional tests on the PURE EP System prototype at the University of California at Los Angeles.

●	In the fourth quarter of 2014, we appointed Dr. Samuel J. Asirvatham from the Mayo Clinic as a member of our Scientific Advisory Board and initiated plans for pre-clinical studies at the Mayo Clinic.

●
In the first quarter of 2015, we appointed Dr. K. L. Venkatachalam from the Mayo Clinic as a member of our Scientific Advisory Board.  On March 31, 2015 Drs. Asirvatham and Venkatachalam performed our first pre-clinical study at the Mayo Clinic in Rochester, Minnesota.

●	On June 10, 2015, Dr. Asirvatham performed our second pre-clinical study at the Mayo Clinic in Rochester, Minnesota.

●	On November 17, 2015, Dr. Asirvatham performed our third pre-clinical study at the Mayo Clinic in Rochester, Minnesota.

●	On February 22, 2016, we signed an agreement to initiate development of its PURE EP System with Minnetronix and are taking steps toward its 510(k) submission.

●	On March 28, 2016 we announced an Advanced Research Program with Dr. Asirvatham at the Mayo Clinic beginning June 2016.
We conducted our first, second and third pre-clinical studies on March 31, 2015, June 10, 2015 and November 17, 2015 respectively, and will begin an advanced research program in June 2016, at the Mayo Clinic in Rochester, Minnesota with the PURE EP System prototype. We also intend to conduct a pre-clinical study at the Cardiac Arrhythmia Center at the University of California at Los Angeles with emphasis on the ventricular tachycardia (VT) model. We intend to conduct further pre-clinical studies, end-user preference studies, and research studies. The main objective of these studies is to demonstrate the clinical potential of the PURE EP System. We have initiated technology development with Minnetronix, a medical technology and innovation company, and are implementing steps for obtaining 510(k) approval from the U.S. Food and Drug Administration for the PURE EP System.
We believe that by the first half of 2017, we will have obtained 510(k) marketing clearance from the FDA and will be able to commence marketing and commercialization of the PURE EP System.  Our ability to achieve the aforementioned milestones will be principally determined by our ability to obtain necessary financing and regulatory approvals, among other factors.
Because we are a development stage company, with our initial product under development, we currently do not have any customers.  We anticipate that our initial customers will be hospitals and other health care facilities that operate electrophysiology labs.

Our Industry

Electrophysiology is the study of the propagation of electrical impulses throughout the heart.  Electrophysiology studies are focused on the diagnosis and treatment of arrhythmias, a medical condition in which conduction of electrical impulses within the heart vary from the normal.  Such conditions may be associated with significant health risks to patients.  The invasive cardiac electrophysiology study for the evaluation of cardiac conduction disorders has evolved rapidly from a research tool to an established clinical treatment.  This technique permits detailed analyses of the mechanism underlying cardiac arrhythmias and determines precise locations of the sites of origin of these arrhythmias, thereby aiding in treatment strategies.

Pharmacological, or medicine-based, therapies have traditionally been used as initial treatments, but they often fail to adequately control the arrhythmia and may have significant side effects.  Catheter ablation is now often recommended for an arrhythmia that medicine cannot control. Catheter ablation involves advancing several flexible catheters into the patient’s blood vessels, usually either in the femoral vein, internal jugular vein or subclavian vein. The catheters are then advanced towards the heart. Electrical impulses are then used to induce the arrhythmia and local heating or freezing is used to ablate (destroy) the abnormal tissue that is causing it.  Catheter ablation of most arrhythmias has a high success rate and multiple procedures per patient have been found to be more successful.

One study found that arrhythmia-free survival rates after a single catheter ablation procedure were 40%, 37%, and 29% at one, two and five years, respectively, with most recurrences over the first six months (“Catheter Ablation for Atrial Fibrillation - Are Results Maintained at 5 Years of Follow-Up?” J Am Coll Cardiol. (2011) 57(2):160-166).  Another study stated that catheter ablation of atrial fibrillation has been shown to be effective in approximately 80% of patients after 1.3 procedures per patient, with approximately 70% of such patients requiring no further antiarrhythmic drugs during intermediate follow-up (Updated Worldwide Survey on the Methods, Efficacy, and Safety of Catheter Ablation for Human Atrial Fibrillation Circulation: Arrhythmia and Electrophysiology (2010) 3: 32-38).

Catheter ablation is usually performed by an electrophysiologist (a specially trained cardiologist) in a catheterization lab or a specialized electrophysiology lab.  It is estimated that there are about 2,000 electrophysiology labs in the U.S. and 2,000 electrophysiology labs outside the U.S., each with an electrophysiology recording system costing an average of $250,000. We believe that the current value of the electrophysiology recording device market in the U.S. is approximately $500 million, based upon the number of electrophysiology labs in U.S. and the average cost of the recording system in each lab. With the potential of 12 million atrial fibrillation patients by the year 2050 (according to the Atrial Fibrillation Fact Sheet, February 2010, published by the Centers for Disease Control and Prevention) and improvements in technology for atrial fibrillation ablation therapy, significant growth is predicted for the number of hospitals building electrophysiology labs. A July 2012 report published by the Millennium Research Group predicted rapid growth in the U.S. market for electrophysiology mapping and ablation devices from 2012 to 2016, due to the medical community’s growing focus on treating atrial fibrillation. The report further predicts that even with advances in drug treatments and management devices to treat or manage arrhythmias, the electrophysiology mapping and ablation device market will be sustained by the continued development of advanced technologies that decrease ablation procedure times and improve success rates. According to the report, Electrophysiology Devices Market - Global Industry Analysis, Size, Share, Growth, Trends and Forecast, 2013 – 2019, analysts forecast the global market for EP devices will grow at a 12.1 percent compound annual growth rate, from $2.5 billion in 2012 to $5.5 billion by 2019.

Treatment of Atrial Fibrillation and Ventricular Tachycardia

We believe that the clearer recordings and additional information provided by the PURE EP System may improve outcomes during electrophysiology studies and ablation procedures for a variety of arrhythmias.  For patients who are candidates for ablation, an electrophysiology study is necessary to define the targeted sites for the ablation procedure.  Two common, yet complex, conditions for which ablation procedures are performed are atrial fibrillation and ventricular tachycardia.  We believe that in the near future, the PURE EP System may have a great impact on assisting ablation strategies for these conditions.

Most cardiac arrhythmias are well understood and ablation simply requires destroying a small area of heart tissue possessing electrical abnormality. In contrast, complex arrythmias, such as atrial fibrillation and ventricular tachycardia, have complex pathophysiology and because knowledge of their origins and mechanisms are incomplete, ablation treatments for these arrhythmias are largely empirical.  Catheter ablation is now an important option to control recurrent ventricular tachycardias (“EHRA/HRS Expert Consensus on Catheter Ablation of Ventricular Arrhythmias,” Europace (2009) 11 (6): 771-817). Catheter ablation of ventricular tachycardia in nonischemic heart diseases can be challenging, and outcomes across different diseases are incompletely defined (“Catheter Ablation of Ventricular Tachycardia in Nonischemic Heart Disease,” Circulation: Arrhythmia and Electrophysiology (2012) 5: 992-1000).  In addition, limitations of atrial fibrillation ablation include the use of catheters designed for pinpoint lesions to perform large area ablations in a point-by-point fashion, and the dexterity required to perform the procedure (“New Technologies in Atrial Fibrillation Ablation,” Circulation (2009)). Furthermore, the length of these procedures exposes the physician and staff to extensive radiation, requiring them to wear heavy lead vests. Consequently, ablating atrial fibrillation and ventricular tachycardia have been regarded as being extremely difficult. Therefore, access to these procedures has been limited to being performed by only especially well-trained cardiologists; however, advancements in new technologies and techniques show a strong growth rate for these procedures.

According to the National Institute of Health National Heart Lung and Blood Institute, there are more than 3 million Americans suffering with atrial fibrillation and about 850,000 patients are hospitalized annually. As many as 600,000 new cases of atrial fibrillation are diagnosed each year. Despite the fact that physicians have been performing radiofrequency ablations since the 1990s, catheter-based treatment is offered to less than 3% of the atrial fibrillation patient population in the U.S. and Europe. According to Millenium Research Group (MRG), an increasing proportion of diagnosed atrial fibrillation cases are now being treated via ablation, as both physician confidence and the devices used in these procedures improve. A growing amount of positive clinical data has been demonstrating the efficacy of AF ablation when compared to the traditional first-line treatment of anti-arrhythmic drugs. As a result, AF ablation is becoming the fastest growing procedure type in this market, increasing at an average annual rate of 16 percent from 2012 to 2016. The American College of Cardiology Foundation/American Heart Association Task Force reported that catheter-directed ablation of atrial fibrillation represents a substantial achievement that promises better therapy for a large number of patients presently resistant to pharmacological or electrical conversion to sinus rhythm (“2011 ACCF/AHA/HRS Focused Update on the Management of Patients With Atrial Fibrillation (Updating the 2006 Guideline)”). However, rates of success and complications may vary, sometimes considerably.

According to the Heart Rhythm Society, ventricular tachycardia is the most dangerous arrhythmia since it may result in ventricular fibrillation, a rapid chaotic heartbeat in the lower chambers of the heart.  Because the fibrillating muscle cannot contract and pump blood to the brain and vital organs, ventricular fibrillation is the number one cause of sudden cardiac death accounting for more than 350,000 deaths in the U.S. each year. Ventricular tachycardia is typically treated with implantable cardioverter defibrillators, or ICDs, or a combination of ablation along with an ICD.  The American College of Cardiology/American Heart Association Task Force on Practice Guidelines/European Society of Cardiology Committee for Practice Guidelines, or ACC/AHA/ESC, 2009 guidelines recommend ablation in patients who either have sustained predominantly monomorphic ventricular tachycardia that is drug resistant, are drug intolerant or do not wish for long-term drug therapy. According to a recent study, catheter ablation has been found to reduce ventricular tachycardia/ventricular fibrillation recurrences and thereby ICD interventions, including ICD shocks, by approximately 75% in patients that have undergone multiple ICD shocks (Kuck, “Should Catheter Ablation be the Preferred Therapy for Reducing ICD Shocks? Ventricular Tachycardia in Patients With an Implantable Defibrillator Warrants Catheter Ablation,” Circulation: Arrhythmia and Electrophysiology (2009) 2: 713-720). More importantly, according to Kuck, catheter ablation is the only treatment that can terminate and eliminate incessant ventricular tachycardia and acutely abolish electrical storm in ICD patients. Typically, patients who receive ICDs are at high risk for recurrent arrhythmia; hence, most patients receive one or more ICD therapies for spontaneous arrhythmias after implantation. Despite the technological evolution of ICD systems, more than 20% of shocks are due to supraventricular arrhythmia and hence are inappropriate. Although the ICD aborts ventricular tachycardia/ventricular fibrillation, many patients continue to have symptoms. These shocks are physically and emotionally painful and lead to poor quality of life and adverse psychological outcomes in patients and their families.

According to Dr. Srijoy Mahapatra, the status of ventricular tachycardia ablation is growing at a 14-17% compound annual growth rate due to the fact that ablation of ventricular tachycardia may help patients feel better and live longer, despite the risks, including the occurrence of stroke, and the modest success rates.  The success of ventricular tachycardia ablation varies, depending on the patient’s specific heart condition that caused ventricular tachycardia. The procedure is most effective in patients with otherwise normal hearts, in whom the success rate exceeds 90%. In patients with structural heart disease resulting from scar or cardiomyopathy, success rates range between 50% and 75% at six to 12 months. In cases in which a patient experiences a recurrence, two of three patients will still have less ventricular tachycardia than before the initial ablation (Circulation (2010) 122: e389-e391). Therefore, we believe that ablation will continue to become a preferred treatment for ventricular tachycardia, especially in light of the challenges presented by ICD therapies; this increase in demand for ablation procedures will likely also increase the demand for technological advances in medical devices essential to ablation procedures, including electrophysiology recorders, in order to better support and ablation procedures.

Electrophysiology Lab Environment and Electrophysiology Recording Systems

The electrophysiology lab environment and recording systems create significant amounts of noise and artifacts during electrophysiology procedures.  Current surface and intracardiac recording systems typically consist of large workstations interconnected by a complex set of cables that contribute to significant amounts of noise during signal acquisition. Additional noise and artifacts generated from the electrophysiology lab equipment further hamper recordings of small electrophysiological potentials.  Preserving spaciotemporal (space and time) characteristics of the signal in a very challenging electrophysiology recording environment is a difficult task. To remove noise and artifacts, recorders that are currently on the market offer a family of low pass, high pass and notch filters, but these filters alter signal information context.

The shape and amplitude of electrocardiograms, unipolar and bipolar electrograms, and, consequently, reconstructed endocardial and epicardial maps, are influenced not only by electrophysiological and structural characteristics of the myocardial tissue involved, but with characteristics of the recording system.  Amplitude and morphology of electrocardiogram and intracardiac signals are significantly affected by filters used to remove noise.  Because of the number of amplitude and interval measurements made during an electrophysiology study, it is imperative that the recording system faithfully acquires surface electrocardiogram and intracardiac electrograms.  We believe that the recording systems that are currently available on the market are ineffective in preserving the optimal amount of original information contained in the cardiac signals.

In addition, the electrophysiology lab consists of sophisticated equipment that requires an electrophysiologist to mentally integrate information from a number of sources during procedures. There are numerous monitors in an electrophysiology lab that provide and display this variety of information. An electrophysiologist needs to evaluate the acquired cardiac signals and the patient’s responses to any induced arrhythmias during the procedure.  However, it is difficult for an electrophysiologist to synthesize the disparate information produced by the numerous monitors in the lab and calculate the real-time, three-dimensional orientation of the anatomy and the location of the recording and ablation catheters.  As the number of electrophysiology procedures increase, a variety of diagnostic and therapeutic ablation catheters are becoming more widely available and new highly specialized catheters are being developed.  In addition, remote robotic and magnetic navigation systems are being developed to address limitations of dexterity in controlling the catheter tip, especially during complex arrhythmia ablation procedures. We believe that, considering the improvements being made with respect to other equipment used in the electrophysiology lab and the continual increase of ablation procedures, the electrophysiology recorders currently available on the market are not sufficiently advanced with respect to the quality of their recordings to deliver adequate results.  We believe that the PURE EP System will be able to deliver superior quality of recordings that will allow it to successfully integrate with the other advanced equipment found in the electrophysiology lab.

The requirement for optimal signal integrity is further amplified during ablation treatments of atrial fibrillation and ventricular tachycardia. Presently, one of the main objectives of the atrial fibrillation ablation procedure is to precisely identify, ablate and eliminate pulmonary vein potentials and one of the main objectives of the ventricular tachycardia procedure is to map the arrhythmia substrate and precisely identify, ablate and eliminate small abnormal potentials. The information provided by recorders is essential for an electrophysiologist to determine ablation strategy during termination of both pulmonary vein potentials and ventricular tachycardia.  Therefore, it is important that the recording system’s noise removal technique does not alter appearance and fidelity of these potentials. As a result, it is necessary that any new signal processing preserves signal fidelity as much as possible during electrophysiology recordings; otherwise, the signals that are needed to guide the ablation procedures will be difficult to distinguish due to noise interference.

Our Products

We intend to bring to the electrophysiology market the PURE EP System, an electrocardiogram/intracardiac recorder that will be coupled with an array of software tools intended for electrophysiology studies and procedures ranging from simple diagnostic tests to ablation for the most complex cases of arrhythmias.  We believe that this system will provide unique recording capabilities because we are developing it to allow precise, uninterrupted, real-time evaluations of electrocardiograms and electrograms, and allow electrophysiologists to obtain data that cannot be acquired from present day recorders.

The PURE EP System uses a combination of analog and digital signal processing to acquire and display cardiac data. Because our technology consists of proprietary hardware, software and algorithms, the original cardiac data is not distorted.  In addition, we are developing a library of software tools that are designed to be configured to fit the needs of electrophysiologists in different settings and/or for different arrhythmia treatments. With the software, the PURE EP System can be positioned to provide information that can be used by electrophysiologists to help guide the ablation catheter; shorten procedure times; and can reduce the complexity of maneuvers necessary for identifying ablation targets for various arrhythmias, including atrial fibrillation and ventricular tachycardia.  The PURE EP System is intended to be used in addition to existing electrophysiology recorders.  We believe that the less distorted cardiac data provided by the PURE EP System will increase the workload ability and enhance the capabilities of the typical electrophysiology laboratory.

Initial Analysis

According to S. J. Asirvatham, MD, et. al. (“Signals and Signal Processing for the Electrophysiologist,” Circ Arrhythm Electrophysiol. (2011) 4:965-973), recording environments in a typical electrophysiology laboratory presents challenging situations.  S. J. Asirvatham, MD, et. al., state, “Successful mapping and ablation in the electrophysiology laboratory is critically dependent on acquiring multiple, low-amplitude, intracardiac signals in the presence of numerous sources of electric noise and interference and displaying these signals in an uncomplicated and clinically relevant fashion, with minimal artifacts. This represents a significant engineering challenge and, in real-life electrophysiology laboratory, is not always successful.”

To determine and validate the state of present electrophysiology recording technology in the field, we completed a detailed analysis of the effect of filters used by existing EP recorders to reduce noise on spaciotemporal characteristics of electrocardiograms and intracardiac electrograms. We used a custom built electrocardiogram/intracardiac simulator with a database of various electrocardiogram signals combined with electrophysiology signals, along with waveforms from publicly available databases. The ability to faithfully reproduce database waveforms generated by an electrocardiogram/intracardiac simulator was tested using the PURE EP System and conventional electrophysiology recorders, the GE CardioLab and St. Jude EP-WorkMate.

We evaluated the signal quality (amplitude, morphology and duration) of the different recorders, along with the ability of the recorders to reduce noise level and remove baseline wander, which are the cardiac signals that have shifted from the isoelectric line (the base line of the signal tracing). The electrocardiogram and intracardiac signals subjected to the PURE EP System’s signal processing showed less baseline wander, noise and artifacts compared to the conventional electrophysiology recorders.  Further, spaciotemporal characteristics of signals were greatly distorted by the conventional electrophysiology system, particularly when a notch filter was used, as compared to the recording of the same spaciotemporal characteristics by the PURE EP System.  A notch filter is used to remove a specific frequency from the signal, especially either 60Hz in the U.S. and 50Hz in Europe, and can be implemented in hardware or software.

To date, we have not conducted any studies of the data produced by our technology that have been subjected to any third-party review, as would be required for the publication of a formal study.  If we are able to demonstrate a similar level of success in removing baseline wander and reducing noise level for our planned pre-clinical and clinical studies and trials, we believe that the PURE EP System’s signal processing will become a vital part of electrophysiology labs and will greatly assist in the ablation treatment for complex arrhythmias, including atrial fibrillation and ventricular tachycardia.

Proof of Concept Testing

We developed the PURE EP System’s proof of concept unit, which is the version of the product prior to prototype. The proof of concept unit was designed using separate analog and digital boards to allow for easier debugging and to demonstrate single channel electrocardiogram and intracardiac acquisition capabilities. The proof of concept unit was built to (i) verify that the PURE EP System performs in line with our intended design of the product, (ii) validate a portion of the hardware design that we intend to use in the prototype, and (iii) verify the software used by the PURE EP System.  The main objectives of the proof of concept unit were to demonstrate that the system’s hardware and software have the ability to faithfully records small cardiac signals in an electrophysiology laboratory environment and to obtain initial performance results.

In the second and third quarters of 2013, we performed and finalized testing of our proof of concept unit by initially using an electrocardiogram/intracardiac simulator at our lab, and subsequently by obtaining pre-clinical recordings from the lab at the University of California at Los Angeles.  As part of the testing, we simultaneously recorded electrocardiogram and intracardiac signals on our proof of concept unit and GE’s CardioLab recording system. An identical signal was applied to the input of both systems and the monitor of our proof of concept unit was positioned next to the monitor of GE’s CardioLab recording system to allow for visual comparison. We believe that our proof of concept unit performed well as compared to GE’s CardioLab recording system, in that the electrocardiogram and intracardiac signals displayed on our proof of concept unit showed less baseline wander, noise and artifacts compared to signals displayed on GE’s CardioLab recording system.  However, because this was a proof of concept test, without any clearly established protocols, we cannot present this data for publication and we do not have any independent verification or peer review of these findings.

Subsequently, in the third quarter of 2013, we analyzed the results of our proof of concept unit to determine the final design of the PURE EP System prototype.  Because the proof of concept unit was designed to verify the capabilities of the main components of the PURE EP System, we established a list of tasks necessary to complete the prototype (which we intend to use for end-user preference studies, additional pre-clinical studies and research studies), which has since been completed.

Proof of Concept Testing at UCLA’s EP Lab

The current PURE EP System prototype

Growth Strategy

Technology and Development Plan

Our technology team consists of six engineers with expertise in digital signal processing, low power analog and digital circuit design, software development, embedded system development, electromechanical design, testing and system integration, and the regulatory requirements for medical devices. We have also entered into collaboration agreements with advisors and medical institutions in the fields of cardiology and electrophysiology, including the Texas Cardiac Arrhythmia Institute (see “–Strategic Alliances”).  We currently intend to outsource manufacturing, assembling, and testing.

We conducted our first, second and third pre-clinical studies on March 31, 2015, June 10, 2015 and November 17, 2015 respectively, and will begin an advanced research program in June 2016, at the Mayo Clinic in Rochester, Minnesota with the PURE EP System prototype. We also intend to conduct a pre-clinical study at the Cardiac Arrhythmia Center at the University of California at Los Angeles with emphasis on the ventricular tachycardia (VT) model. We intend to conduct further pre-clinical studies, end-user preference studies, and research studies. The main objective of these studies is to demonstrate the clinical potential of the PURE EP System. We have initiated technology development with Minnetronix, a medical technology and innovation company, and are implementing steps for obtaining 510(k) approval from the U.S. Food and Drug Administration for the PURE EP System.
We believe that by the first half of 2017, we will have obtained 510(k) marketing clearance from the FDA and will be able to commence marketing and commercialization of the PURE EP System.  Our ability to achieve the aforementioned milestones will be principally determined by our ability to obtain necessary financing and regulatory approvals, among other factors.

Because we are a development stage company, with our initial product under development, we currently do not have any customers.  We anticipate that our initial customers will be hospitals and other health care facilities that operate electrophysiology labs.

Competition

The electrophysiology market is characterized by intense competition and rapid technological advances. There are currently four large companies that share the majority of the electrophysiological recording market share.  They produce the following electrophysiology recording systems, each with a unit price of approximately $250,000 per unit:

●	GE’s CardioLab Recording System was developed in the early 1990s by Prucka Engineering and was acquired by GE in 1999.
●	Bard’s LabSystem PRO EP Recording System was originally designed in the late 1980s. CR Bard’s electrophysiology business was acquired by Boston Scientific in 2013.
●	Siemens developed the Axiom Sensis XP in 2002.
●	St. Jude Medical’s EP-WorkMate Recording System was acquired from EP MedSystems in 2008, which had received approval for the product from the U.S. Food and Drug Administration in 2003.

Based upon our analysis of data taken from patent applications filed with the U.S. Patent and Trademark Office and 510(k) approval applications filed with the U.S. Food and Drug Administration, we believe that the above recording systems are built on relatively old technologies and all use the identical approach in applying digital filters to remove noise and artifacts. We are of the opinion that such an approach sacrifices cardiac signal fidelity and, in the case of ablation, the filters have a direct impact on the ablation strategy of an electrophysiologist. The imprecise method to remove noise and artifacts used by the old recorders could be a contributing factor to the multiple (or repeated) ablation procedures that are frequently required in order to completely cure patients from atrial fibrillation and ventricular tachycardia. We are not currently aware of any other companies that are developing new recording technology for electrophysiology recorders.

Suppliers

The PURE EP System contains proprietary hardware and software modules that are assembled into the system.  Hardware boards contain components that are available from different distributors.  The parts used to manufacture analog and digital boards are readily available from a number of distributors or manufacturers. We obtained components from various suppliers and have assembled our first prototype in-house.  We envision outsourcing manufacturing of the complete PURE EP System to a local medical device manufacturer in California.

Research and Development Expenses

Research and development expenses for the fiscal years ended December 31, 2015, 2014 and 2013 were $1,238,548, $547,996 and $992,207, respectively.

Sales, Marketing and Customer Service

We plan to implement a market development program prior to launch of our PURE EP System. As the product progresses through development and testing, we intend to gather the data produced by the PURE EP System’s processing and presenting electrocardiogram and intracardiac signals and use such data for posters, presentations at cardiology conferences, and, if appropriate, submissions to scientific journals.  We believe that as we gather additional data from our existing proof of concept tests and our planned pre-clinical and clinical studies and user preference studies, we will be able to better determine the focus of our marketing efforts. We also plan to leverage our relationships with cardiac research and treatment centers to gain early product evaluation and validation. We believe that through these efforts, we may be able to gain preliminary acceptance of our PURE EP product by experienced professionals and academics in the electrophysiology field.

We also intend to simultaneously develop a branding strategy to introduce and support the PURE EP System.  The strategy may include our presence at major relevant cardiology meetings on a national and regional basis to engage and educate physicians concerning the PURE EP System and any of our other products, as well as engaging in a variety of other direct marketing methods.  We also intend to develop a small direct sales force together with a distribution network that has existing relationships with hospitals and electrophysiologists.  We believe that we may be able to begin commercial sales of the PURE EP System in 2017.

Intellectual Property

Patents

Our success depends in large part on our ability to establish and maintain the proprietary nature of our technology.   Our co-founder and former chief technology officer, Budimir S. Drakulic, Ph.D., conceived of the proprietary elements of the PURE EP System in 2009 and 2010. We filed a patent application with the U.S. Patent and Trademark Office in December 2013 directed at systems and methods for the evaluation of electrophysiology systems. In March 2014, the inventors listed on the patent application filed in December 2013 assigned all of their rights to the patent application to us. In December 2014, we filed this patent application under the Patent Cooperation Treaty (PCT) with the U.S. Receiving Office.

We intend to file one or more additional patents in the U.S. in the future. Our patent application filed in December 2013 represents a significant portion of our core proprietary intellectual property.  Our patent application filed in December 2013 describes a system that can show comparative output of any two cardiac signal systems—such as the PURE EP System as compared to a competitor system, thus showing the value of the PURE EP System.

This patent application describes signal processing evaluators that assess how well a cardiac signal system reading a cardiac signal (such as the PURE EP System or another system) filters out noise, such as non-cardiac signals or other body-generated artifacts.  Such noise is filtered by such systems with varying success, thus, an evaluator such as described in the patent application may be used to provide comparison data for a particular system versus another given the same or similar input.  The patent application also describes a simulator that can send a simulated signal to a cardiac signal system (the PURE EP System or another system) in order to challenge such cardiac signal system to filter out typical noise.  These are adjunct technologies that can be used to show the value of the PURE EP System as compared to other systems existing in the market. The additional patent applications that we intend to file in the U.S. in the future are expected to represent portions of the hardware and software technology associated with our PURE EP System, which technology includes a cardiac signal system that reads cardiac signals and filters such cardiac signals from noise such as non-cardiac signals or other body-generated artifacts.  Upon filing of such patent applications, we believe that the novel aspects of our PURE EP System should be subject to pending patent application; however, we cannot be assured that all of the patents related to our patent applications, if any, will be granted.

Trademarks

In December 2015, our trademark for “PURE EP” went live in the U.S.

Government Regulation

Our solutions include software and hardware which will be used for patient diagnosis and, accordingly, are subject to regulation by the U.S. Food and Drug Administration and other regulatory agencies.  U.S. Food and Drug Administration regulations govern, among other things, the following activities that we perform and will continue to perform in connection with:

●	Product design and development;
●	Product testing;
●	Product manufacturing;
●	Product labeling and packaging;
●	Product handling, storage, and installation;
●	Pre-market clearance or approval;
●	Advertising and promotion; and
●	Product sales, distribution, and servicing.

U.S. Food and Drug Administration’s Pre-market Clearance and Approval Requirements

The U.S. Food and Drug Administration classifies all medical devices into one of three classes.  Devices deemed to pose lower risks are placed in either Class I or II, which requires the manufacturer to submit to the U.S. Food and Drug Administration a pre-market notification, known as a PMN, and a 510(k) approval, requesting clearance of the device for commercial distribution in the U.S.  Class III devices are devices which must be approved by the pre-market approval process.  These tend to be devices that are permanently implanted into a human body or that may be necessary to sustain life.  For example, an artificial heart meets both these criteria.  Based on analysis of predicate devices, we believe that our products will be classified as Class II. Pursuant to U.S. Food and Drug Administration guidelines, Class II devices include a programmable diagnostic computer, which is a device that can be programmed to compute various physiologic or blood flow parameters based on the output from one or more electrodes, transducers, or measuring devices; this device includes any associated commercially supplied programs.  Because the PURE EP System is a surface electrocardiogram and intracardiac multichannel recording and analysis system that acquires, processes and displays electrocardiogram and electrograms, we believe it will be classified as a Class II device.  We must, therefore, first receive a 510(k) clearance from the U.S. Food and Drug Administration for our PURE EP System before we can commercially distribute it in the U.S.  In the event that our PURE EP System is classified as a Class III device, which we believe is unlikely to occur, the U.S. Food and Drug Administration regulatory approval process and the subsequent commercialization of our product will require significantly greater time and resources than if it is classified as a Class II device, which would require us to reassess our strategic business plan of operations.

510(k) Clearance Process

For our PURE EP System, we must submit a pre-market notification to the U.S. Food and Drug Administration demonstrating that the proposed device is substantially equivalent to a previously cleared 510(k) device, a device that was in commercial distribution before May 28, 1976 for which the U.S. Food and Drug Administration has not yet called for the submission of pre-market approval applications, or is a device that has been reclassified from Class III to either Class II or I.

The U.S. Food and Drug Administration’s 510(k) clearance process usually takes three to six months from the date the application is submitted and filed with the U.S. Food and Drug Administration, but it can take significantly longer. A device that reaches market through the 510(k) process is not considered to be “approved” by the U.S. Food and Drug Administration. They are generally referred to as “cleared” or “510(k) cleared” devices.  Nevertheless, it can be marketed and sold in the U.S.

After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, will require a new 510(k) clearance or could require a pre-market approval, which requires more data and is generally a significantly longer process than the 510(k) clearance process.  The U.S. Food and Drug Administration requires each manufacturer to make this determination initially, but the U.S. Food and Drug Administration can review any such decision and can disagree with a manufacturer’s determination. If the U.S. Food and Drug Administration disagrees with a manufacturer’s determination, the U.S. Food and Drug Administration can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or a pre-market approval is obtained.

Pervasive and continuing U.S. Food and Drug Administration regulation

After a medical device is placed on the market, numerous U.S. Food and Drug Administration regulatory requirements apply, including, but not limited to the following:

●	Quality System regulation, which requires manufacturers to follow design, testing, control, documentation and other quality assurance procedures during the manufacturing process;
●
Establishment Registration, which requires establishments involved in the production and distribution of medical devices intended for commercial distribution in the U.S. to register with the U.S. Food and Drug Administration;

●	Medical Device Listing, which requires manufacturers to list the devices they have in commercial distribution with the U.S. Food and Drug Administration;
●
Labeling regulations, which prohibit “misbranded” devices from entering the market, as well as prohibit the promotion of products for unapproved or “off-label” uses and impose other restrictions on labeling; and

●
Medical Device Reporting regulations, which require that manufacturers report to the U.S. Food and Drug Administration if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur.

Failure to comply with applicable regulatory requirements can result in enforcement action by the U.S. Food and Drug Administration, which may include one or more of the following sanctions:

●	Fines, injunctions, and civil penalties;
●	Mandatory recall or seizure of our products;
●	Administrative detention or banning of our products;
●	Operating restrictions, partial suspension or total shutdown of production;
●	Refusing our request for 510(k) clearance or pre-market approval of new product versions;
●	Revocation of 510(k) clearance or pre-market approvals previously granted; and
●	Criminal penalties.

International Regulation

International sales of medical devices are subject to foreign government regulations, which vary substantially from country to country. The time required to obtain approval by a foreign country may be longer or shorter than that required for U.S. Food and Drug Administration approval, and the requirements may differ significantly.

The European Union has adopted legislation, in the form of directives to be implemented in each member state, concerning the regulation of medical devices within the European Union. The directives include, among others, the Medical Device Directive that establishes standards for regulating the design, manufacture, clinical trials, labeling, and vigilance reporting for medical devices. Our PURE EP system may be affected by this legislation. Under the European Union Medical Device Directive, medical devices are classified into four classes, I, IIa, IIb, and III, with class I being the lowest risk and class III being the highest risk. Under the Medical Device Directive, a competent authority is nominated by the government of each member state to monitor and ensure compliance with the Medical Device Directive. The competent authority of each member state then designates a notified body to oversee the conformity assessment procedures set forth in the Medical Device Directive, whereby manufacturers demonstrate that their devices comply with the requirements of the Medical Device Directive and are entitled to bear the CE mark. CE is an abbreviation for Conformité Européenne (or European Conformity) and the CE mark, when placed on a product, indicates compliance with the requirements of the applicable directive. Medical devices properly bearing the CE mark may be commercially distributed throughout the European Union. Failure to obtain the CE mark will preclude us from selling the PURE EP System and related products in the European Union.

Employees

As of May 26, 2016, we had 11 full-time employees.  Additionally, we use consultants as needed to perform various specialized services. None of our employees are represented under a collective bargaining agreement.

Properties

Our headquarters are located in Minneapolis, Minnesota and our research and development offices are in Los Angeles, California. We lease our office space in both locations.  Because we do not have any manufacturing requirements at this time, we believe our current space is sufficient to meet our current needs.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating result.

There are no material proceedings in which any of our directors, officers or affiliates or any registered or beneficial shareholder of more than 5% of our common stock is an adverse party or has a material interest adverse to our interest.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth information regarding our executive officers and the members of our board of directors.

Name	Age	Position with the Company
Kenneth L. Londoner	48	Executive Chairman and Director
Gregory D. Cash	59	President and Chief Executive Officer, Director
Steve Chaussy	62	Chief Financial Officer
Donald E. Foley	64	Director
Roy T. Tanaka	68	Director
Patrick J. Gallagher	51	Director
Seth H.Z. Fischer	60	Director
Jeffrey F. O’Donnell, Sr.	56	Director
Jerome B. Zeldis, M.D., Ph.D.	65	Director
David Weild IV	59	Director

Directors are elected at each annual meeting of our stockholders and hold office until their successors are elected and qualified or until their earlier resignation or removal. Officers are appointed by our board of directors and serve at the discretion of the board of directors, absent an employment agreement.

Biographical Information
Kenneth L. Londoner.  Mr. Londoner has served as our director since February 2009 and as our executive chairman since November 2013.  He previously served as our chairman and chief executive officer from February 2009 to September 2013.  Mr. Londoner has served as the managing partner of Endicott Management Partners, LLC, a firm dedicated to assisting emerging growth companies in their corporate development, since February 2010. From April 2007 to October 2009, he served as executive vice president – corporate business development and senior director of business development and, from November 2009 to December 2010, he served as a consultant to NewCardio, Inc., a medical device designer and developer. Mr. Londoner also served as a director of chatAND Inc. from January 2012 to April 2015.  Mr. Londoner is a co-founder and board member of Safe Ports Holdings, Charleston, South Carolina.  Mr. Londoner also served as a director of MedClean Technologies, Inc. from November 2008 to September 2010.  Mr. Londoner was an investment officer and co-manager of the Seligman Growth Fund, Seligman Capital Fund, and approximately $2 billion of pension assets at J & W Seligman & Co, Inc. in New York from 1991 to 1997.  Mr. Londoner graduated from Lafayette College in 1989 with a degree in economics and finance and received his MBA from New York University’s Leonard N. Stern School of Business in 1994.We believe that Mr. Londoner’s extensive experience in financial and venture capital matters, as well as his intimate knowledge of our company as its co-founder make him an asset to our board of directors.
Gregory D. Cash. Mr. Cash has served as our president and chief executive officer and as a director since July 2014.  Mr. Cash served as the president, chief executive officer and founder of Argent International LLC, a life sciences consulting firm, from July 2011 until July 2014. Mr. Cash served as a member of the board of directors for Acuity Medical International, Inc. from January 2015 to April 2015. From September 2012 until February 2013, he was also president and chief executive officer of NeuroTherm, Inc., a multinational company in the interventional pain field. Until June 2011, Mr. Cash served as president, chief executive officer and director of HeartSine Technologies, Inc., a start-up company in the automated external defibrillator market. Prior to joining HeartSine Technologies in December 2006, he was President, Vascular Therapy and New Business for Sorin Group based in Milan, Italy and also Senior Vice President, Strategic Alliances based in Denver, Colorado. From 2002 to 2004, Mr. Cash was the president, chief executive officer and a director of Vasomedical, Inc., a NASDAQ traded public company. Prior to 2002, he was corporate vice president at Datascope Corporation and president of its wholly owned subsidiary, InterVascular, Inc., president and chief operating officer of Eminent Technology Partners, Inc. and chief executive officer of its subsidiary, Eminent Research Systems, vice president and general manager of vascular therapies for the U.S. Surgical Corporation and spent five years at Boston Scientific Corporation in numerous roles, including vice president of cardiology sales and marketing in Europe. Mr. Cash began his career at Medtronic, Inc., where he served fourteen years in increasingly senior sales and marketing positions. He currently serves on a number of advisory boards, including the Concordia Language Villages National Board, the University of Minnesota Office for Technology Commercialization as well as the French American Chamber of Commerce of Minneapolis/St. Paul. Mr. Cash holds a B.A. in International Marketing and Business Administration from the College of St. Thomas in St. Paul, Minnesota.  We believe that Mr. Cash’s medical business experience, proven leadership skills and cardiac industry technology expertise make him a valuable member of our board.

Steve Chaussy.  Mr. Chaussy has served as our chief financial officer on a part time basis since May 2011.  Since 2005, Mr. Chaussy has been the sole proprietor of Anna & Co., Inc., a consulting company that offers services to small publicly traded companies.  Anna & Co., Inc. provides general financial and accounting services, with a special emphasis towards SEC reporting and compliance, to companies that lack sufficient resources to hire full-time employees to provide such services. From 2001 to 2005, Mr. Chaussy provided services as both a chief financial officer and as a consultant to small publicly traded companies.  Prior to 2001, Mr. Chaussy served as chief financial officer for a large private distribution and wholesaling company, where he gained international experience.  Mr. Chaussy is a graduate of Virginia Polytechnic Institute and State University and is a licensed certified public accountant in Virginia, California and Florida.

Donald E. Foley. Mr. Foley has served as our director since October 2015. Mr. Foley was chairman of the board and chief executive officer of Wilmington Trust Corporation from 2010-2011.  Prior to Wilmington Trust Corporation, Mr. Foley was senior vice president, treasurer and director of tax for ITT Corporation, a supplier of advanced technology products and services.  Mr. Foley currently serves on the board of directors of AXA Equitable EQAT Mutual Funds and is an advisory board member of M&T Corporation Trust and Investment Committee.  In addition, Mr. Foley served on the boards of directors of M&T Corporation from 2011-2012 and of Wilmington Trust Company and Wilmington Trust Corporation from 2007-2011.  Mr. Foley holds an M.B.A. from New York University and a B.A. from Union College.  He is also a member of the board of trustees of Burke Rehabilitation Hospital and Burke Medical Research Institute, as well as the W. Burke Foundation.  Mr. Foley brings extensive financial, economic, capital markets and executive leadership expertise to our board gained through his successful career on Wall Street and the Fortune 500.

Roy T. Tanaka.  Mr. Tanaka has served as our director since July 2012. From 2004 until his retirement in September 2008, Mr. Tanaka served as the worldwide president of Biosense Webster, Inc., a Johnson & Johnson company, a market and technology leader in the field of electrophysiology. He joined Biosense Webster, Inc. as its U.S. president in 1997. Previously he held a variety of senior management positions at Sorin Biomedical, Inc., including president and chief executive officer, and leadership roles at CooperVision Surgical and Shiley, a division of Pfizer, Inc. He currently serves on the boards of directors of Coherex Medical, Inc. and Advanced Cardiac Therapeutics Inc., a company using electrophysiology to develop technology to measure the temperature in a lesion during cardiac ablation procedures, and VytronUS Inc.  In addition, Mr. Tanaka served as a director of Volcano Corporation until May 2014 and Tomo Therapy until its acquisition in June 2011.  Mr. Tanaka brings broad experience in executive leadership in the medical device field. His operational expertise and knowledge of the regulatory environment, both in the U.S. and globally, also bring a valuable perspective.

Patrick J. Gallagher. Mr. Gallagher has served as our director since July 2014.  Mr. Gallagher, MBA, CFA, is an accomplished capital markets executive, advisor, and investor with a distinguished record of success in both the public and private markets. He has nearly 20 years of experience on Wall Street and extensive expertise in alternative investments, capital markets, and marketing. Since September 2014, Mr. Gallagher has served as managing director and head of healthcare sales at Laidlaw & Co. (UK) Ltd.  Mr. Gallagher serves as a strategic consultant for Kinex Pharmaceuticals, LLC, a biotechnology firm focused on next-generation therapies in oncology and immunology and was the vice president of business development and investor relations from September 2012 to October 2013. In November 2010, he was appointed by broker Concept Capital, a division of Sanders Morris Harris, as a Managing Director and the head of institutional sales. In 2001, Mr. Gallagher co-founded BDR Research Group, LLC, an independent sell-side research firm specializing in healthcare investing, financing and operations, and served as its chief executive officer until November 2010. Prior to 2001, he held various sales positions at investment and research firms Kidder Peabody, PaineWebber and New Vernon Associates. Mr. Gallagher is a CFA charter holder, received his MBA from Pennsylvania State University and holds a B.S. degree in finance from the University of Vermont. We believe that Mr. Gallagher’s experience in capital markets and marketing, with extensive expertise concentrated in the life sciences space, make him a valuable resource on our board.

Seth H. Z. Fischer.  Mr. Fischer has served as our director since May 2013. Since September 2013, Mr. Fischer has served as the chief executive officer and director of Vivus, Inc., a biopharmaceutical company focusing on the treatment of obesity, sleep apnea, diabetes and sexual health. Prior to that, Mr. Fischer served in positions of increasing responsibility with Johnson & Johnson from 1983 until his retirement in 2012. Most recently Mr. Fischer served as Company Group Chairman Johnson & Johnson and Worldwide Franchise Chairman Cordis Corporation from 2008 to 2012, which included responsibility for Cordis and Biosense Webster, and as Company Group Chairman North America Pharmaceuticals from 2004 to 2007, which included responsibility for Ortho-McNeil Pharmaceuticals, Janssen and Scios.  Since 2013, Mr. Fischer has served as an advisor of MedHab, LLC, a medical device limited liability company.  From April 2013 to September 2013, Mr. Fischer served on the board of directors of Trius Therapeutics, Inc., a public pharmaceutical company, until it was acquired by Cubist Pharmaceuticals, now a wholly owned subsidiary of Merck & Co., Inc. We believe that Mr. Fischer’s extensive executive experience in a major health care company and his specific experience in launching and growing new pharmaceutical products make him an ideal member of our board.

Jeffrey F. O’Donnell, Sr.  Mr. O’Donnell has served as our director since February 2015; he had previously served as a director from October 2011 until February 2014. Mr. O’Donnell has extensive experience in the healthcare industry, merging a solid, traditional corporate background with emerging growth experience. In July 2014, Mr. O’Donnell was named chief executive officer of Trice Medical, Inc., where he has been chairman of the board since its founding in December 2011. Trice Medical, Inc. is an early stage medical device company developing and commercializing a camera enabled needle for orthopedic diagnostic procedures. In 2008, Mr. O'Donnell started Embrella Cardiovascular, a medical device startup company which was sold in 2011 to Edwards Lifesciences (EW). Prior to Embrella Cardiovascular, Mr. O'Donnell served as president and chief executive officer of PhotoMedex (PHMD) from 1999 to 2009. He was the president and chief executive officer of Radiance Medical Systems (originally Cardiovascular Dynamics) from 1997 to 1999 after serving as its vice president of sales and marketing from 1995 to 1997. From 1994 to 1995 Mr. O'Donnell held the position of president and chief executive officer of Kensey Nash Corporation (KNSY). Additionally, he has held several senior sales and marketing management positions at Boston Scientific Corporation, Guidant Corporation and Johnson & Johnson's Orthopedic Division. In 2005, Mr. O'Donnell was named life sciences chief executive officer of the year by PriceWaterhouse Coopers. In 2011, Mr. O'Donnell was named the Greater Philadelphia Emerging Entrepreneur Of The Year by Ernst & Young. Mr. O'Donnell is a previous director for Cardiac Science (7 yrs) and Endologix (12 yrs). Mr. O’Donnell is also chairman of the board of Mela Sciences (MELA).  Mr. O’Donnell brings his experience in the healthcare industry and cardiovascular space, along with his experience with emerging growth companies, which will make him a valuable member of our board of directors.

Jerome B. Zeldis, M.D., Ph.D.  Dr. Zeldis has served as a director since April 2015. Dr. Zeldis is the chief executive officer of Celgene Global Health and the chief medical officer of Celgene Corporation. Dr. Zeldis has been with Celgene since 1997; prior to his current role, he served as senior vice president of clinical research and medical affairs. Prior to Celgene, Dr. Zeldis worked at Sandoz Research Institute and Janssen Research Institute in both clinical research and medical development. He is currently on the board of the Semorex Corporation, Bionor Pharma, Inc., Mali Health and PTC Corporation and serves as the chairman of the board of directors of Alliqua BioMedical, Inc.  Dr. Zeldis attended Brown University for a B.A., M.S., followed by Yale University for a M.Phil., M.D., and Ph.D. in molecular biophysics and biochemistry (immunochemistry). He trained in internal medicine at the UCLA Center for the Health Sciences and Gastroenterology at the Massachusetts General Hospital and Harvard Medical School. He was assistant professor of medicine at the Harvard Medical School, associate professor of medicine at University of California, Davis, clinical associate professor of Medicine at Cornell Medical School and professor of clinical medicine at the Robert Wood Johnson Medical School in New Brunswick, New Jersey. Dr. Zeldis has published 122 peer reviewed articles and 24 reviews, book chapters, and editorials. Dr. Zeldis brings his extensive background in the healthcare industry, as well as his experience in emerging growth companies, which will make him a valuable resource on our board of directors.

David Weild IV.  Mr. Weild has served as a director since May 2015. Mr. Weild is founder, chairman and CEO of Weild & Co., Inc., parent company of the investment banking firm Weild Capital, LLC. Prior to Weild & Co., Mr. Weild was vice chairman of NASDAQ, President of PrudentialSecurities.com, and head of corporate finance and equity capital markets at Prudential Securities, Inc. Mr. Weild holds an M.B.A. from the Stern School of Business and a B.A. from Wesleyan University. Mr. Weild is currently on the board of PAVmed. From September 2010 to June 2011, Mr. Weild served on the board of Helium.com, until it was acquired by R.R. Donnelly & Sons Co. Since 2003, Mr. Weild has been chairman of the board of the 9-11 charity Tuesday’s Children. Mr. Weild brings extensive financial, economic, stock exchange, capital markets, and small company expertise to the Company gained throughout his career on Wall Street.

Family Relationships

There are no family relationships among any of our officers or executive officers.

Independent Directors

Our board of directors has determined that each of Roy T. Tanaka, David Weild IV, Patrick J. Gallagher, Donald E. Foley, Seth H. Z. Fischer, Jerome B. Zeldis and Jeffrey F. O’Donnell, Sr. is independent within the meaning of Rule 5605(a)(2) of the NASDAQ Listing Rules and the rules and regulations promulgated by the Securities and Exchange Commission.

Committees of the Board of Directors

Our board of directors has established an audit committee, a nominating and corporate governance committee and a compensation committee, each of which has the composition and responsibilities described below.

Audit Committee

Our audit committee is currently comprised of Messrs. Weild, Gallagher and O’Donnell, each of whom our board has determined to be financially literate and qualifies as an independent director under Section 5605(a)(2) and Section 5605(c)(2) of the rules of the NASDAQ Stock Market.  Mr. Weild is the chairman of our audit committee.  In addition, Mr. Weild qualifies as a financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is currently comprised of Dr. Zeldis and Messrs. Foley and Tanaka, each of whom qualifies as an independent director under Section 5605(a)(2) of the rules of the NASDAQ Stock Market.  Dr. Zeldis is the chairman of our nominating and corporate governance committee.

Compensation Committee

Our compensation committee is currently comprised of Messrs. O’Donnell, Tanaka and Fischer, each of whom qualifies as an independent director under Section 5605(a)(2) of the rules of the NASDAQ Stock Market, an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and a “non-employee director” for purposes of Section 16b-3 under the Securities Exchange Act of 1934, as amended, and does not have a relationship to us which is material to his ability to be independent from management in connection with the duties of a compensation committee member, as described in Section 5605(d)(2) of the rules of the NASDAQ Stock Market.  Mr. O’Donnell is the chairman of our compensation committee.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. The full text of our Code of Business Conduct and Ethics is published on the Investors section of our website at www.biosigtech.com.  We intend to disclose any future amendments to certain provisions of the Code of Business Conduct and Ethics, or waivers of such provisions granted to executive officers and directors, on this website within four business days following the date of any such amendment or waiver.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to, for our last two fiscal years, the compensation earned by our named executive officers: (i) Kenneth L. Londoner, our executive chairman and member of our board, (ii) Gregory Cash, our chief executive officer and member of our board and (iii) Steven Chaussy, our chief financial officer.

Name and principal position	Year	Salary ($)	Stock Awards ($)		Total ($)

Kenneth L. Londoner, Executive Chairman and Director	2015	368,052	56,000	(1)	424,052
	2014	206,913	1,000,000	(2)	1,206,913
Gregory D. Cash, President, Chief Executive Officer and Director	2015	385,834	56,000	(1)	441,834
	2014	103,126	2,383,443	(3)	2,486,569
Steven Chaussy, Chief Financial Officer	2015	102,500	336,000	(4)	438,500
	2014	49,500	500,000	(5)	549,500

(1) Represents a common stock award of 25,000 shares granted February 24, 2015.
(2) Represents a common stock award of 400,000 shares granted on September 1, 2014.
(3)  Represents a stock option granted on July 15, 2014 for the purchase of 1,265,769 shares of common stock, 542,472 of which are exercisable immediately, 180,825 of which are exercisable over two years vesting on a quarterly basis, and the remainder of which shall vest upon the satisfaction of performance goals at $2.21 per share and terminate on July 15, 2024.
(4)  Represents a restricted stock award of 150,000 shares granted February 24, 2015.
(5)  Represents a common stock award of 200,000 shares granted on September 1, 2014.

Agreements with Executive Officers and Change-In-Control Arrangements

Kenneth L. Londoner

We entered into an employment agreement with Kenneth Londoner on March 1, 2013.  The employment agreement terminated on March 1, 2015, after which Mr. Londoner’s employment became on an at-will basis.  Prior to its termination, Mr. Londoner’s employment agreement required that Mr. Londoner receive an annual base salary of $225,000 and be eligible for annual discretionary bonuses and equity-based incentives, as our board may determine.  Mr. Londoner was also subject to non-competition and non-solicitation obligations, whereby, for a period lasting until one year after the termination of his employment with us, Mr. Londoner was not permitted to, directly or indirectly, (i) in any state in the U.S. or country that we conduct business and for which Mr. Londoner had responsibility, work for, invest in, provide financing to or establish a business that competes with our business, other than an exception that permits limited investment in publicly-traded competitors, (ii) solicit business from or do business with any customer, client, manufacturer or vendor with whom we did business or who we solicited within the preceding two years, and (iii) solicit, engage or hire any person employed by or who served as a consultant to us within the preceding twelve months. In September 2013, Mr. Londoner resigned as our chief executive officer, but remained with us in an executive role.  In November 2013, Mr. Londoner became our executive chairman.  While Mr. Londoner’s employment agreement expired on March 1, 2015, we intend to continue to compensate Mr. Londoner pursuant to the terms of his former employment agreement for his contributions with respect to corporate finance, investor relations, and business development.

Prior to entering into his employment agreement, Mr. Londoner was an at-will employee.

Gregory D. Cash

On July 15, 2014, we entered into an employment agreement with Gregory Cash. The employment agreement has an initial term of three years that expires on July 15, 2017. Under the employment agreement, Mr. Cash is entitled to an annual base salary of $275,000. On March 31, 2015, upon our closing an equity or equity-linked financing with proceeds of at least $3.5 million (a “Qualified Financing”), Mr. Cash’s annual base salary automatically increased to $325,000 and he received (i) a one-time payment equal to the difference between the amount he would have earned if his base salary was $325,000 and the amount he actually earned at his base salary of $275,000 for the time period from the effective date of the agreement until the closing of such Qualified Financing and (ii) a one-time cash bonus of $30,000. Mr. Cash is also eligible to receive an annual bonus equal to at least 50% of the sum of his base salary and one-time payment, based on the achievement of reasonable performance criteria to be determined by the board in consultation with Mr. Cash within 90 days of the effective date.

In accordance with Mr. Cash’s employment agreement, on July 15, 2014, we granted Mr. Cash an incentive stock option to purchase 1,265,769 shares of common stock, made pursuant to an Incentive Stock Option Agreement. The option has an exercise price of $2.21, which was the fair market value of our common stock on the date of grant, and a term that expires ten years from the date of grant. The option will vest as follows (i) 542,473 shares of common stock will vest in eleven equal installments of 45,206 shares of common stock and one final twelfth installment of 45,207 shares of common stock on a quarterly basis with the first installment vesting on the effective date of his employment agreement and subsequent installments vesting every three months thereafter; (ii) 180,824 shares of common stock will vest immediately upon completion of a Qualified Financing; (iii) 180,824 shares of common stock will vest upon the listing of our common stock on a recognized U.S. national securities exchange (i.e., NYSE, MKT LLC, The Nasdaq Stock Market LLC or the New York Stock Exchange); (iv) 180,824 shares of common stock will vest upon the 510(k) clearance or any other type of clearance deemed necessary by the U.S. Food and Drug Administration of our PURE EP technology platform; and (v) 180,824 shares of common stock will vest upon our achieving a market capitalization of $150,000,000 and maintaining such market capitalization for at least 90 consecutive calendar days.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding equity awards that have been previously awarded to each of the named executive officers and which remained outstanding as of December 31, 2015.

Name	Number of Securities underlying Unexercised Options (#) Exercisable	Number of Securities underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date

Gregory D. Cash	452,060	813,707	$2.21	7/15/2024

Kenneth Londoner	250,000	—	$2.09	1/16/2020

Steven Chaussy	30,000	—	$2.09	1/16/2020
	30,000	—	$2.00	6/11/2023

BioSig Technologies, Inc. 2012 Equity Incentive Plan

On October 19, 2012, our board of directors adopted the BioSig Technologies, Inc. 2012 Equity Incentive Plan, which provides for the grant of stock options, stock appreciation rights, restricted stock and restricted stock units to employees, directors and consultants, to be granted from time to time as determined by our board of directors or its designees. An aggregate of 11,686,123 shares of common stock are reserved for issuance under the BioSig Technologies, Inc. 2012 Equity Incentive Plan.  As of May 26, 2016, the number of options and restricted stock awards granted under the BioSig Technologies, Inc. 2012 Equity Incentive Plan are 10,245,190.

Equity Compensation Plan Information
As of December 31, 2015

Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	7,780,190	2.30	1,465,933
Equity compensation plans not approved by security holders	—	—	—
Total	7,780,190	2.30	1,465,933

DIRECTOR COMPENSATION

The following table sets forth summary information concerning the total compensation paid to our directors during the fiscal year ended December 31, 2015 for services to our company.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)		Total ($)
Donald E. Foley	$-	$-		$368,323	(1)	$368,323
Roy T. Tanaka	$-	$55,975	(2)	$113,327	(3)	$169,302
Jerome Zeldis, M.D. Ph.D.	$-	$-		$1,244,241	(4)	$1,244,241
Patrick J Gallagher	$-	$55,975	(2)	$56,676	(5)	$112,651
Seth H. Z. Fischer	$-	$55,975	(2)	$56,676	(5)	$112,651
Jeffrey F O’Donnell, Sr	$-	$55,975	(2)	$483,051	(6)	$539,026
David Weild, IV	$-	$-		$779,680	(7)	$779,680
Asher Holzer	$-	$55,975	(2)	$203,215	(8)	$259,190
Jonathan Steinhouse	$-	$55,975	(2)	$-		$55,975
Total:	$-	$335,850		$3,305,189		$3,641,039

(1)
Represents (i) a stock option granted October 20, 2015 for the purchase of 250,000 shares of common stock, vesting quarterly over three years, at an exercise price of $1.56 per share and termination date of October 20, 2025, and (ii) a stock option granted October 20, 2015 for the purchase of 25,000 shares of common stock, vesting monthly over one year, at an exercise price of $1.56 per share and termination date of October 20, 2025.

(2)	Represents a common stock grant of 25,000 granted on February 24, 2015 at $2.24 per share.
(3)
Represents stock options granted on June 22, 2015 for the purchase of an aggregate of 50,000 shares of common stock, vesting monthly over one year, at an exercise price of $2.53 per share and termination date of June 22, 2025.

(4)
Represents (i) a stock option granted on June 22, 2015 for the purchase of 50,000 shares of common stock, vesting monthly over one year, at an exercise price of $2.53 per share and termination date of June 22, 2025, and (ii) a stock option granted on April 9, 2015 for the purchase of 300,000 shares of common stock, exercisable immediately, at an exercise price of $3.99 per share and termination date of April 9, 2025.

(5)
Represents a stock option granted on June 22, 2015 for the purchase of 25,000 shares of common stock, vesting monthly over one year, at an exercise price of $2.53 per share and termination date of June 22, 2025.

(6)
Represents (i) a stock option granted on February 2, 2015 for the purchase of 200,000 shares of common stock, vesting 50% on the first anniversary of the grant date and the remaining 50% on the second anniversary of the grant date, at an exercise price of $2.50 per share and termination date of February 2, 2022, and (ii) stock options granted on June 22, 2015 for the purchase of an aggregate of 75,000 shares of common stock, vesting monthly over one year, at an exercise price of $2.53 per share and termination date of June 22, 2025.

(7)
Represents (i) a stock option granted on May 22, 2015 for the purchase of 250,000 shares of common stock, vesting 50% immediately and the remaining 50% on the first anniversary of the grant date, at an exercise price of $2.75 per share and termination date of May 22, 2025, and (ii) a stock option granted on May 22, 2015 for the purchase of 50,000 shares of common stock, vesting monthly over one year, at an exercise price of $2.75 per share and termination date of May 22, 2025.

(8)
Represents (i) a stock option granted on June 22, 2015 for the purchase of 25,000 shares of common stock, vesting monthly over one year, at an exercise price of $2.53 per share and termination date of June 22, 2025, and (ii) a stock option granted October 19, 2015 for the purchase of 100,000 shares of common stock, fifty percent (50%) of the stock options vesting on the one-year anniversary of the Date of Grant and the remaining fifty percent (50%) vesting on the two-year anniversary, at an exercise price of $1.56 per share and termination date of October 19, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following table sets forth information with respect to the beneficial ownership of our common stock as of May 26, 2016:

●	by each person who is known by us to beneficially own more than 5.0% of our common stock;

●	by each of our named executive officers and directors; and

●	by all of our named executive officers and directors as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security.  With respect to the Series C Preferred Stock and warrants held by the beneficial owners listed below, there exist contractual provisions limiting conversion and exercise to the extent such conversion or exercise would cause such beneficial owner, together with its affiliates or members of a “group,” to beneficially own a number of shares of common stock which would exceed from 4.99% to 9.99% of our then outstanding shares of common stock following such conversion or exercise. The shares and percentage ownership of our outstanding shares indicated in the table below do not give effect to these limitations.  Except as indicated in the footnotes to this table, to our knowledge and subject to community property laws where applicable, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o BioSig Technologies, Inc., 8441 Wayzata Blvd., Suite 240, Minneapolis, Minnesota 55426.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Common Stock Owned (1)(2)

5% Owners
Lora Mikolaitis	3,611,224	(3)	18.68%

Alpha Capital Anstalt (4)	2,495,905	(5)	12.37%

Officers and Directors
Kenneth L. Londoner	4,434,514	(6)	22.47%

Gregory D. Cash	622,678	(7)	3.15%

Roy T. Tanaka	855,683	(8)	4.28%

Seth H. Z. Fischer	550,944	(9)	2.80%

Patrick J. Gallagher	211,250	(10)	1.09%

Jeffrey F. O’Donnell, Sr.	388,300	(11)	2.00%

Steve Chaussy	483,762	(12)	2.52%

Jerome B. Zeldis, M.D., Ph.D.	600,050	(13)	3.06%

David Weild IV	300,000	(14)	1.54%

Donald E. Foley	387,500	(15)	1.83%

All directors and executive officers as a group (10 persons)	8,834,681		44.91%

* Less than 1%

(1)
Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assume the exercise of all options and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of May 26, 2016, except as otherwise noted. Shares issuable pursuant to the exercise of stock options and other securities convertible into common stock exercisable within 60 days are deemed outstanding and held by the holder of such options or other securities for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)	These percentages have been calculated based on 19,159,619 shares of common stock outstanding as of May 26, 2016.

(3)
Comprised of (i) 43,750 shares of common stock, (ii) options to purchase 175,000 shares of common stock that are currently exercisable or exercisable within 60 days of May 26, 2016, and (iii) 3,392,474 shares of common stock held by Miko Consulting Group, Inc. Lora Mikolaitis has sole voting and dispositive power over the securities held for the account of Miko Consulting Group, Inc.

(4)
The address for Alpha Capital Anstalt is Pradafant 7, 9490 Furstentums, Vaduz, Lichtenstein.  Konrad Ackermann has sole voting and dispositive power over the securities held for the account of this stockholder.

(5)
Comprised of (i) 634,034 shares of common stock, (ii) 838,026 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, (iii) 893,761 shares of common stock issuable upon the exercise of warrants purchased in three private placement transactions and (iv) 130,084 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement. With respect to the warrants, there exist contractual provisions limiting exercise to the extent such exercise would cause Alpha Capital Anstalt, together with its affiliates or members of a “group,” to beneficially own a number of shares of common stock which would exceed from 4.99% to 9.99% of our then outstanding shares of common stock following such exercise. The shares and percentage ownership of our outstanding shares indicated in the table do not give effect to these limitations.

(6)
Comprised of (i) 519,911 shares of common stock directly held by Mr. Londoner, (ii) 3,334,974 shares of common stock held by Endicott Management Partners, LLC, an entity for which Mr. Londoner is deemed the beneficial owner, (iii) warrants to purchase 329,629 shares of common stock, and (v) options to purchase 250,000 shares of common stock that are currently exercisable.

(7)	Comprised of (i) 35,000 shares of common stock, and (ii) options to purchase 587,678 shares of common stock that are currently exercisable or exercisable within 60 days of May 26, 2016.

(8)	Comprised of (i) 30,000 shares of common stock, and (ii) options to purchase 825,683 shares of common stock that are currently exercisable or exercisable within 60 days of May 26, 2016.

(9)	Comprised of (i) 25,000 shares of common stock, and (ii) options to purchase 525,944 shares of common stock that are currently exercisable or exercisable within 60 days of May 26, 2016.

(10)
Comprised of (i) 45,000 shares of common stock, (ii) options to purchase 156,250 shares of common stock that are currently exercisable or exercisable within 60 days of May 26, 2016, and (iii) warrants to purchase 10,000 shares of common stock.

(11)	Comprised of (i) 117,500 shares of common stock, and (ii) options to purchase 270,800 shares of common stock that are currently exercisable or exercisable within 60 days of May 26, 2016.

(12)	Comprised of (i) 423,762 shares of common stock, and (ii) options to purchase 60,000 shares of common stock that are currently exercisable.

(13)
Comprised of (i) 137,245 shares of common stock, (ii) options to purchase 350,000 shares of common stock that are currently exercisable, (iii) shares of Series C Preferred Stock that are convertible into approximately 44,236 shares of common stock including dividend shares, and (iv) warrants to purchase 68,569 shares of common stock.

(14)	Comprised of options to purchase 300,000 shares of common stock that are currently exercisable or exercisable within 60 days of May 26, 2016.

(15)
Comprised of (i) 200,000 shares of common stock, (ii) options to purchase 87,500 shares of common stock that are currently exercisable or exercisable within 60 days of May 26, 2016 and (iii) warrants to purchase 100,000 shares of common stock.

SELLING STOCKHOLDERS

Up to 4,990,467 shares of our common stock are currently being offered by the selling stockholders under this prospectus.  This reflects the sum of (a) the number of shares of common stock into which (i) the Series C Preferred Stock are currently exercisable, at a price of $1.50 per share per $1,000 principal amount of Series C Preferred Stock and (ii) the warrants are exercisable, and (b) the shares of common stock (i) issued in lieu of cash payments on the interest accrued on certain bridge notes that were subsequently converted into shares of Series C Preferred Stock and (ii) issued upon conversion of the Series C Preferred Stock.  Interest accrued on the bridge notes at a rate of 8% per annum.  The total accrued interest on the bridge notes, which were exchanged for shares of common stock at a price of $2.09 per share, represented amounts accrued from the issuance of the bridge notes in the fourth quarter of 2013 until such bridge notes were exchanged for shares of the Series C Preferred Stock on February 6, 2013.  All of the shares of Series C Preferred Stock and warrants were purchased by the selling stockholders in multiple closings from February to July 2013 pursuant to the same securities purchase agreement (the “Private Placement”), except for (i) the warrants issued to the holders of our Series C Preferred Stock in consideration of certain amendments made to the related securities purchase agreement and registration rights agreement and (ii) the warrants held by Laidlaw & Co. (UK) Ltd., which were issued as part of the compensation for serving as our placement agent in connection with the private placement of our Series C Preferred Stock and the related warrants.  The selling stockholders that participated in the Private Placement paid $1,000 for a unit consisting of one share of Series C Preferred Stock and a warrant to purchase up to a number of shares of our common stock equal to 100% of $1,000 divided by $2.09.  The terms of the Series C Preferred Stock were amended on March 27, 2014 to provide for a decrease of the conversion price of the Series C Preferred Stock from $2.09 per share to $1.50 per share. As a result of the amendment, the full-ratchet anti-dilution protection provision of the related warrants decreased the exercise price of the warrants from $2.61 per share to $1.50 per share and increased the number of shares issuable under each warrant was increased such that the aggregate exercise price payable under such warrant, after taking into account the decrease in the exercise price, is equal to the aggregate exercise price prior to such adjustment. In addition, due to our failure to fulfill our obligations under the registration rights agreement entered into with the holders of our Series C Preferred Stock, we owe such holders liquidated damages in an amount equal to 0.25% of the aggregate purchase price paid by such holders per month for each month period in which we failed to fulfill such obligations, provided that the maximum aggregate liquidated damages due under the registration rights agreement shall be 3% of the aggregate purchase price paid by the purchasers. Because we have not paid such liquidated damages, we are also obligated to pay interest of 18% per annum, accruing daily, on such unpaid amounts to the holders of our Series C Preferred Stock.

The shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus.  The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or pursuant to another effective registration statement covering those shares.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. The selling stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.  None of the selling stockholders are broker-dealers or affiliates of broker-dealers, unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the percentage of our common stock beneficially owned by each selling stockholder after the offering, we have assumed that all shares offered by such selling stockholder have been sold, and therefore the calculation is based on a number of shares of common stock outstanding comprised of (i) 19,159,619 shares of common stock outstanding as of May 26, 2016 plus (ii) the number of shares offered by the selling stockholder in this offering underlying the Series C Preferred Stock and warrants held by such selling stockholders.  The shares offered by one selling stockholder are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder.  With respect to the Series C Preferred Stock and warrants held by the selling stockholders, there exist contractual provisions limiting conversion and exercise to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates or members of a “group,” to beneficially own a number of shares of common stock which would exceed from 4.99% to 9.99% of our then outstanding shares of common stock following such conversion or exercise. The shares and percentage ownership of our outstanding shares indicated in the table below do not give effect to these limitations.

	Ownership Before Offering				Ownership After Offering
Selling Stockholder	Number of shares of common stock beneficially owned (1)		Number of shares offered		Number of shares of common stock beneficially owned (1)		Percentage of common stock beneficially owned (1) (2)
Michael N. Emmerman	530,922	(3)	345,686	(4)	185,236	(5)	*
Lau Family Fund LP (6)	105,693	(7)	86,284	(8)	19,409	(9)	*
Jonathan Steinhouse	436,765	(10)	43,068	(11)	393,697	(12)	2.04%
Kenneth L. Londoner (13)	4,434,514	(14)	344,049	(15)	4,090,465	(16)	20.94%
R. Ian Chaplin	78,039	(17)	43,000	(18)	35,039	(19)	*
Kenneth Epstein	213,888	(20)	171,270	(21)	42,618	(22)	*
Jerome B. Zeldis (23)	600,050	(24)	85,371	(25)	514,679	(26)	*
Brio Capital Master Fund Ltd. (27)	368,162	(28)	213,419	(29)	154,743	(30)	*
Alpha Capital Anstalt (31)	2,495,905	(32)	1,067,085	(33)	1,428,820	(34)	6.03%
Sterne Agee & Leach Inc C/F Maree Casatelli SEP IRA	53,307	(35)	42,685	(36)	10,622	(37)	*
Ron D Craig	223,192	(38)	157,331	(39)	65,861	(40)	*
Michael & Susan Engdall JTWROS	87,262	(41)	57,678	(42)	29,584	(43)	*
David W Frost	508,262	(44)	256,101	(45)	252,161	(46)	1.16%
Phillip Todd Herndon	132,599	(47)	85,369	(48)	47,230	(49)	*
Rex A Jones	275,899	(50)	170,735	(51)	105,164	(52)	*
Nabil M Yazgi	163,462	(53)	34,148	(54)	129,314	(55)	*
Portofino Ventures LP (56)	41,911	(57)	34,147	(58)	7,764	(59)	*
Thomas G Hoffman	60,736	(60)	42,685	(61)	18,051	(62)	*
James W Lees	102,709	(63)	50,183	(64)	52,526	(65)	*
Martin F Sauer	84,570	(66)	42,685	(67)	41,885	(68)	*
Ray Weber	93,476	(69)	74,750	(70)	18,726	(71)	*
Sterne Agee & Leach Inc C/F Raymond E Weber IRA	74,521	(72)	59,757	(73)	14,764	(74)	*
Fourfathom Capital, LLC (75)	212,916	(76)	170,735	(77)	42,181	(78)	*
Michael B & Sheila J Carroll JTWROS	394,323	(79)	256,101	(80)	138,222	(81)	*
Scott D. Gamble	211,664	(82)	170,735	(83)	40,929	(84)	*
Brian E. Jones & Peggy A. Jones JTWROS	233,653	(85)	85,369	(86)	148,284	(87)	*
David Patterson	42,335	(88)	34,148	(89)	8,187	(90)	*
Herschel E. Johnson (91)	41,625	(92)	29,026	(93)	12,599	(94)	*
George & Karin Alexa Elefther JTWROS	25,149	(95)	7,498	(96)	17,651	(97)	*
L. Dean Fox	55,149	(98)	7,498	(99)	47,651	(100)	*
Sterne Agee & Leach Inc C/F John L Sommer IRA	74,597	(101)	14,993	(102)	59,604	(103)	*
Sterne Agee & Leach Inc C/F David W Frost IRA	49,548	(104)	8,996	(105)	40,552	(106)	*
Allan D Carlson	18,955	(107)	14,993	(108)	3,962	(109)	*
Ian H Murray	38,155	(11)	14,993	(111)	23,162	(112)	*
Sterne Agee & Leach Inc C/F Randy Payne IRA	82,865	(113)	14,993	(114)	67,872	(115)	*
Dr. Richard & Anita Matter JTWROS	37,907	(116)	29,986	(117)	7,921	(118)	*
Robert J Gray	76,948	(119)	37,481	(120)	39,467	(121)	*
Randal E Margo	47,185	(122)	37,481	(123)	9,704	(124)	*
Eugene E Eubank	94,369	(125)	74,962	(126)	19,407	(127)	*
Robert W Baird & Co Inc TTEE FBO Brian Mark Miller ROTH IRA	189,522	(128)	149,921	(129)	39,601	(130)	*
Sterne Agee & Leach Inc C/F Dr Gary W Chmielewski IRA	18,955	(131)	14,993	(132)	3,962	(133)	*
Laidlaw & Co (UK) Ltd. (134)	1,109,193	(135)	308,079	(135)	801,114	(135)	4.01%

* Less than 1%

(1)
Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assume the exercise of all options and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of May 26, 2016, except as otherwise noted. Shares issuable pursuant to the exercise of stock options and other securities convertible into common stock exercisable within 60 days are deemed outstanding and held by the holder of such options or other securities for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)	These percentages have been calculated based on 19,159,619 shares of common stock outstanding as of May 26, 2016.

(3)
Comprised of (i) 100,000 shares of common stock, (ii) 4,216 shares of common stock issued in lieu of cash payments on the interest accrued on his bridge notes, (iii) 176,942 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (iv) 166,508 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (v) 83,256 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(4)
Comprised of (i) 4,216 shares of common stock issued in lieu of cash payments on the interest accrued on his bridge notes, (ii) 133,334 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 208,136 shares of common stock issuable upon the exercise of warrants.

(5)
Comprised of (i) 100,000 shares of common stock, (ii) 43,608 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 41,628 shares of common stock issuable upon the exercise of warrants.

(6)
S7 Capital, the general partner of Lau Family Fund LP, has voting and dispositive power over the securities held for the account of this selling stockholder. S7 Capital is controlled by Steven Lau, its manager, and accordingly, Mr. Lau may be deemed to have sole voting and dispositive power over the securities owned by Lau Family Fund LP.

(7)
Comprised of (i) 913 shares of common stock issued in lieu of cash payments on the interest accrued on his bridge notes, (ii) 42,334 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, (iii) 41,628 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (iv) 20,818 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(8)
Comprised of (i) 913 shares of common stock issued in lieu of cash payments on the interest accrued on his bridge notes, (ii) 33,334 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (iii) 52,037 shares of common stock issuable upon the exercise of warrants.

(9)	Comprised of (i) 9,000 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (ii) 10,409 shares of common stock issuable upon the exercise of warrants.

(10)
Comprised of (i) 202,870 shares of common stock, (ii) 383 shares of common stock issued in lieu of cash payments on the interest accrued on his bridge notes, (iii) 21,167 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, (iv) 26,937 shares of common stock issuable upon the exercise of warrants purchased in two private placement transactions, (v) 10,408 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement and (vi) options to purchase 175,000 shares of common stock that are currently exercisable or exercisable within 60 days of May 26, 2016. Mr. Steinhouse may also be deemed beneficial owner of shares held by Sterne Agee & Leach Inc C/F Jonathan Steinhouse R/O IRA.

(11)
Comprised of (i) 383 shares of common stock issued in lieu of cash payments on the interest accrued on his bridge notes, (ii) 16,667 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (iii) 26,018 shares of common stock issuable upon the exercise of warrants.

(12)
Comprised of (i) 202,870 shares of common stock, (ii) 4,500 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, (iii) 11,327 shares of common stock issuable upon the exercise of warrants and (iv) options to purchase 175,000 shares of common stock that are currently exercisable or exercisable within 60 days of May 26, 2016.

(13)	Kenneth L Londoner is our executive chairman.

(14)
Comprised of (i) 347,998 shares of common stock directly held by Mr. Londoner and 2,579 shares of common stock issued in lieu of cash payments on the interest accrued on his bridge notes, (ii) 3,334,974 shares of common stock held by Endicott Management Partners, LLC, an entity for which Mr. Londoner is deemed the beneficial owner, (iii) 169,334 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, (iv) 246,373 shares of common stock issuable upon the exercise of warrants purchased in three private placement transactions, (v) 83,256 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement and (vi) options to purchase 250,000 shares of common stock that are currently exercisable or exercisable within 60 days of May 26, 2016.

(15)
Comprised of (i) 2,579 shares of common stock issued in lieu of cash payments on the interest accrued on his bridge notes, (ii) 133,334 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (iii) 208,136 shares of common stock issuable upon the exercise of warrants.

(16)
Comprised of (i) 347,998 shares of common stock directly held by Mr. Londoner, (ii) 3,334,974 shares of common stock held by Endicott Management Partners, LLC, an entity for which Mr. Londoner is deemed the beneficial owner, (iii) 36,000 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, (iv) 121,493 shares of common stock issuable upon the exercise of warrants and (v) options to purchase 250,000 shares of common stock that are currently exercisable or exercisable within 60 days of May 26, 2016.

(17)
Comprised of  (i) 25,000 shares of common stock, (ii) 315 shares of common stock issued in lieu of cash payments on the interest accrued on the bridge notes, (iii) 21,502 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, (iv) 20,814 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (v) 10,408 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(18)
Comprised of (i) 315 shares of common stock issued in lieu of cash payments on the interest accrued on the bridge notes, (ii) 16,667 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (iii) 26,018 shares of common stock issuable upon the exercise of warrants.

(19)
Comprised of (i) 25,000 shares of common stock, (ii) 4,835 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (iii) 5,204 shares of common stock issuable upon the exercise of warrants.

(20)
Comprised of (i) 535 shares of common stock issued in lieu of cash payments on the interest accrued on his bridge notes, (ii) 88,471 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (iii) 83,254 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (iv) 41,628 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(21)
Comprised of (i) 535 shares of common stock issued in lieu of cash payments on the interest accrued on his bridge notes, (ii) 66,667 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 104,068 shares of common stock issuable upon the exercise of warrants.

(22)	Comprised of (i) 21,804 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 20,814 shares of common stock issuable upon the exercise of warrants.

(23)	Jerome B. Zeldis is a member of our board of directors.

(24)
Comprised of (i) 137,245 shares of common stock, (ii) 44,236 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (iii) 47,751 shares of common stock issuable upon the exercise of warrants purchased in two private placement transactions, (iv) 20,818 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement and (v) options to purchase 350,000 shares of common stock that are currently exercisable or exercisable within 60 days of May 26, 2016.

(25)	Comprised of (i) 33,334 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 52,037 shares of common stock issuable upon the exercise of warrants.

(26)
Comprised of (i) 137,245 shares of common stock, (ii) 10,902 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (iii) 16,532 shares of common stock issuable upon the exercise of warrants and (iv) options to purchase 350,000 shares of common stock that are currently exercisable or exercisable within 60 days of May 26, 2016.

(27)	Shaye Hirsch, director of Brio Capital Master Fund Ltd., has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(28)
Comprised of (i) 15,519 shares of common stock, (ii) 127,342 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, (iii) 32,775 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (iv) 166,508 shares of common stock issuable upon the exercise of warrants purchased in two private placement transactions and (v) 26,018 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(29)	Comprised of (i) 83,333 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, and (ii) 130,086 shares of common stock issuable upon the exercise of warrants.

(30)
Comprised of (i) 15,519 shares of common stock, (ii) 44,009 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, (iii) 32,775 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iv) 62,440 shares of common stock issuable upon the exercise of warrants.

(31)	Konrad Ackermann has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(32)
Comprised of (i) 634,034 shares of common stock, (ii) 838,026 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, (iii) 893,761 shares of common stock issuable upon the exercise of warrants purchased in three private placement transactions and (iv) 130,084 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(33)	Comprised of (i) 416,666 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, (ii) 650,419 shares of common stock issuable upon the exercise of warrants.

(34)
Comprised of (i) 634,034 shares of common stock, (ii) 421,360 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, (iii) 373,426 shares of common stock issuable upon the exercise of warrants.

(35)
Comprised of (i) 22,085 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (ii) 20,814 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (iii) 10,408 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(36)	Comprised of (i) 16,667 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 26,018 shares of common stock issuable upon the exercise of warrants.

(37)	Comprised of (i) 5,418 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 5,204 shares of common stock issuable upon the exercise of warrants.

(38)
Comprised of (i) 27,821 shares of common stock, (ii) 82,973 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, (iii) 81,589 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (iv) 30,809 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(39)	Comprised of (i) 65,333 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (ii) 91,998 shares of common stock issuable upon the exercise of warrants.

(40)
Comprised of (i) 27,821 shares of common stock (ii) 17,640 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (iii) 20,400 shares of common stock issuable upon the exercise of warrants.

(41)
Comprised of (i) 10,000 shares of common stock (ii) 30,631 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (iii) 34,140 shares of common stock issuable upon the exercise of warrants purchased in two private placement transactions and (iv) 12,491 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(42)	Comprised of (i) 23,334 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 34,344 shares of common stock issuable upon the exercise of warrants.

(43)
Comprised of (i) 10,000 shares of common stock (ii) 7,297 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 12,287 shares of common stock issuable upon the exercise of warrants.

(44)
Comprised of (i) 127,600 shares of common stock, (ii) 129,540 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, (iii) 188,680 shares of common stock issuable upon the exercise of warrants purchased in three private placement transactions and (iv) 62,442 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement. David W. Frost may also be deemed beneficial owner of shares held by Sterne Agee & Leach Inc C/F David W Frost IRA.

(45)	Comprised of (i) 100,000 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (ii) 156,101 shares of common stock issuable upon the exercise of warrants.

(46)
Comprised of (i) 127,600 shares of common stock, (ii) 29,540 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (iii) 95,021 shares of common stock issuable upon the exercise of warrants.

(47)
Comprised of (i) 27,821 shares of common stock, (ii) 42,334 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, (iii) 41,626 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (iv) 20,818 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(48)	Comprised of (i) 33,334 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (ii) 52,035 shares of common stock issuable upon the exercise of warrants.

(49)
Comprised of (i) 27,821 shares of common stock, (ii) 9,000 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (iii) 10,409 shares of common stock issuable upon the exercise of warrants.

(50)
Comprised of (i) 62,679 shares of common stock, (ii) 88,338 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (iii) 83,254 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (iv) 41,628 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(51)	Comprised of (i) 66,667 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 104,068 shares of common stock issuable upon the exercise of warrants.

(52)
Comprised of (i) 62,679 shares of common stock, (ii) 21,671 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 20,814 shares of common stock issuable upon the exercise of warrants.

(53)
Comprised of (i) 120,816 shares of common stock, (ii) 17,668 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (iii) 16,650 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (iv) 8,328 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(54)	Comprised of (i) 13,334 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 20,814 shares of common stock issuable upon the exercise of warrants.

(55)
Comprised of (i) 120,816 shares of common stock, (ii) 4,334 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 4,164 shares of common stock issuable upon the exercise of warrants.

(56)
Portofino Management, Inc., the general partner of Portofino Ventures LP, has voting and dispositive power over the securities held for the account of this selling stockholder. Portofino Management, Inc. is controlled by Michael Knudsen, its president, and accordingly, Mr. Knudsen may be deemed to have sole voting and dispositive power over the securities owned by Portofino Management, Inc.

(57)
Comprised of (i) 16,933 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, (ii) 16,650 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (iii) 8,328 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(58)	Comprised of (i) 13,333 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (ii) 20,814 shares of common stock issuable upon the exercise of warrants.

(59)	Comprised of (i) 3,600 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (ii) 4,164 shares of common stock issuable upon the exercise of warrants.

(60)
Comprised of (i) 8,347 shares of common stock, (ii) 21,167 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, (iii) 20,814 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (iv) 10,408 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement..

(61)	Comprised of (i) 16,667 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (ii) 26,018 shares of common stock issuable upon the exercise of warrants.

(62)
Comprised of (i) 8,347 shares of common stock, (ii) 4,500 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (iii) 5,204 shares of common stock issuable upon the exercise of warrants.

(63)
Comprised of (i) 26,666 shares of common stock, (ii) 26,282 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (iii) 38,311 shares of common stock issuable upon the exercise of warrants purchased in three private placement transactions and (iv) 11,450 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(64)	Comprised of (i) 20,001 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 30,182 shares of common stock issuable upon the exercise of warrants.

(65)
Comprised of (i) 26,666 shares of common stock, (ii) 6,281 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 19,579 shares of common stock issuable upon the exercise of warrants.

(66)
Comprised of (i) 31,339 shares of common stock, (ii) 22,009 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (iii) 20,814 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (iv) 10,408 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(67)	Comprised of (i) 16,667 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 26,018 shares of common stock issuable upon the exercise of warrants.

(68)
Comprised of (i) 31,339 shares of common stock, (ii) 5,342 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 5,204 shares of common stock issuable upon the exercise of warrants.

(69)
Comprised of (i) 39,359 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (ii) 37,464 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (iii) 16,653 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement. Ray Weber may also be deemed beneficial owner of shares held by Sterne Agee & Leach Inc C/F Raymond E Weber IRA.

(70)	Comprised of (i) 30,001 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 44,749 shares of common stock issuable upon the exercise of warrants.

(71)	Comprised of (i) 9,358 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 9,368 shares of common stock issuable upon the exercise of warrants.

(72)
Comprised of (i) 30,813 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (ii) 29,138 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (iii) 14,570 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(73)	Comprised of (i) 23,334 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 36,423 shares of common stock issuable upon the exercise of warrants.

(74)	Comprised of (i) 7,479 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 7,285 shares of common stock issuable upon the exercise of warrants.

(75)	Brian Miller, manager of Fourfathom Capital, LLC, has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(76)
Comprised of (i) 88,034 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (ii) 83,254 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (iii) 41,628 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(77)	Comprised of (i) 66,667 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 104,068 shares of common stock issuable upon the exercise of warrants.

(78)	Comprised of (i) 21,367 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 20,814 shares of common stock issuable upon the exercise of warrants.

(79)
Comprised of (i) 53,334 shares of common stock, (ii) 127,000 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, (iii) 151,547 shares of common stock issuable upon the exercise of warrants purchased in two private placement transactions and (iv) 62,442 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(80)	Comprised of (i) 100,000 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (ii) 156,101 shares of common stock issuable upon the exercise of warrants.

(81)
Comprised of (i) 53,334 shares of common stock, (ii) 27,000 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (iii) 57,888 shares of common stock issuable upon the exercise of warrants.

(82)
Comprised of (i) 86,782 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (ii) 83,254 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (iii) 41,628 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(83)	Comprised of (i) 66,667 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 104,068 shares of common stock issuable upon the exercise of warrants.

(84)	Comprised of (i) 20,115 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 20,814 shares of common stock issuable upon the exercise of warrants.

(85)
Comprised of (i) 94,488 shares of common stock, (ii) 43,387 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (iii) 74,960 shares of common stock issuable upon the exercise of warrants purchased in two private placement transactions and (iv) 20,818 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(86)	Comprised of (i) 33,334 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 52,035 shares of common stock issuable upon the exercise of warrants.

(87)
Comprised of (i) 94,488 shares of common stock, (ii) 10,053 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 43,743 shares of common stock issuable upon the exercise of warrants.

(88)
Comprised of (i) 17,357 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (ii) 16,650 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (iii) 8,328 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(89)	Comprised of (i) 13,334 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 20,814 shares of common stock issuable upon the exercise of warrants.

(90)	Comprised of (i) 4,023 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 4,164 shares of common stock issuable upon the exercise of warrants.

(91)
Herschel E. Johnson is deceased. Johnson’s converted Series C shares are now in the name of Raymond James & Associates, Inc. Johnson’s warrants are now in the name of Janice C. Johnson & Garrett E. Johnson EXEC E/O Herschel E. Johnson.

(92)
Comprised of (i) 4,000 shares of common stock, (ii) 14,394 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, (iii) 16,153 shares of common stock issuable upon the exercise of warrants purchased in two private placement transactions and (iv) 7,078 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(93)	Comprised of (i) 11,334 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (ii) 17,692 shares of common stock issuable upon the exercise of warrants.

(94)
Comprised of (i) 4,000 shares of common stock, (ii) 3,060 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (iii) 5,539 shares of common stock issuable upon the exercise of warrants.

(95)
Comprised of (i) 15,670 shares of common stock, (ii) 4,273 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (iii) 4,164 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (iv) 1,042 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(96)	Comprised of (i) 3,334 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 4,164 shares of common stock issuable upon the exercise of warrants.

(97)
Comprised of (i) 15,670 shares of common stock, (ii) 939 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 1,042 shares of common stock issuable upon the exercise of warrants.

(98)
Comprised of (i) 35,670 shares of common stock, (ii) 4,273 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (iii) 14,164 shares of common stock issuable upon the exercise of warrants purchased in two private placement transactions and (iv) 1,042 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(99)	Comprised of (i) 3,334 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 4,164 shares of common stock issuable upon the exercise of warrants.

(100)
Comprised of (i) 35,670 shares of common stock, (ii) 939 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 11,042 shares of common stock issuable upon the exercise of warrants.

(101)
Comprised of (i) 55,642 shares of common stock, (ii) 8,546 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (iii) 8,326 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (iv) 2,083 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(102)	Comprised of (i) 6,667 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 8,326 shares of common stock issuable upon the exercise of warrants.

(103)
Comprised of (i) 55,642 shares of common stock, (ii) 1,879 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 2,083 shares of common stock issuable upon the exercise of warrants.

(104)
Comprised of (i) 25,600 shares of common stock, (ii) 4,903 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, (iii) 17,796 shares of common stock issuable upon the exercise of warrants purchased in two private placement transactions and (iv) 1,249 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(105)	Comprised of (i) 4,000 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 4,996 shares of common stock issuable upon the exercise of warrants.

(106)
Comprised of (i) 25,600 shares of common stock, (ii) 903 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 14,049 shares of common stock issuable upon the exercise of warrants.

(107)
Comprised of (i) 8,546 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (ii) 8,326 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (iii) 2,083 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(108)	Comprised of (i) 6,667 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 8,326 shares of common stock issuable upon the exercise of warrants.

(109)	Comprised of (i) 1,879 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 2,083 shares of common stock issuable upon the exercise of warrants.

(110)
Comprised of (i) 12,800 shares of common stock, (ii) 8,546 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (iii) 14,726 shares of common stock issuable upon the exercise of warrants purchased in two private placement transactions and (iv) 2,083 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(111)	Comprised of (i) 6,667 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 8,326 shares of common stock issuable upon the exercise of warrants.

(112)
Comprised of (i) 12,800 shares of common stock, (ii) 1,879 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 8,483 shares of common stock issuable upon the exercise of warrants.

(113)
Comprised of (i) 47,243 shares of common stock , (ii) 8,546 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (iii) 24,993 shares of common stock issuable upon the exercise of warrants purchased in two private placement transactions and (iv) 2,083 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(114)	Comprised of (i) 6,667 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 8,326 shares of common stock issuable upon the exercise of warrants.

(115)
Comprised of (i) 47,243 shares of common stock, (ii) 1,879 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (iii) 18,750 shares of common stock issuable upon the exercise of warrants

(116)
Comprised of (i) 17,091 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (ii) 16,652 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (iii) 4,164 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(117)	Comprised of (i) 13,334 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 16,652 shares of common stock issuable upon the exercise of warrants.

(118)	Comprised of (i) 3,757 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 4,164 shares of common stock issuable upon the exercise of warrants.

(119)
Comprised of (i) 25,670 shares of common stock, (ii) 20,260 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, (iii) 25,814 shares of common stock issuable upon the exercise of warrants purchased in two private placement transactions and (iv) 5,204 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(120)	Comprised of (i) 16,667 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (ii) 20,814 shares of common stock issuable upon the exercise of warrants.

(121)
Comprised of (i) 25,670 shares of common stock, (ii) 3,593 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (iii) 10,204 shares of common stock issuable upon the exercise of warrants.

(122)
Comprised of (i) 21,167 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, (ii) 20,814 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (iii) 5,204 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(123)	Comprised of (i) 16,667 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (ii) 20,814 shares of common stock issuable upon the exercise of warrants.

(124)	Comprised of (i) 4,500 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (ii) 5,204 shares of common stock issuable upon the exercise of warrants.

(125)
Comprised of (i) 42,334 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock, (ii) 41,628 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (iii) 10,407 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(126)	Comprised of (i) 33,334 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (ii) 41,628 shares of common stock issuable upon the exercise of warrants.

(127)	Comprised of (i) 9,000 shares of common stock issued upon the conversion of shares of our Series C Preferred Stock and (ii) 10,407 shares of common stock issuable upon the exercise of warrants.

(128)
Comprised of (i) 85,454 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (ii) 83,254 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (iii) 20,814 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(129)	Comprised of (i) 66,667 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 83,254 shares of common stock issuable upon the exercise of warrants.

(130)	Comprised of (i) 18,787 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 20,814 shares of common stock issuable upon the exercise of warrants.

(131)
Comprised of (i) 8,546 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock, (ii) 8,326 shares of common stock issuable upon the exercise of warrants purchased in a private placement transaction and (iii) 2,083 shares of common stock issuable upon the exercise of warrants issued in consideration of certain amendments made to our Securities Purchase Agreement and Registration Rights Agreement.

(132)	Comprised of (i) 6,667 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 8,326 shares of common stock issuable upon the exercise of warrants.

(133)	Comprised of (i) 1,879 shares of common stock issuable upon the conversion of shares of our Series C Preferred Stock and (ii) 2,083 shares of common stock issuable upon the exercise of warrants.

(134)
Laidlaw & Co (UK) Ltd. is a registered broker-dealer. Matthew Eitner is the chief executive officer of Laidlaw & Co (UK) Ltd. and, in such capacity, he may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(135)	Comprised of shares of common stock issuable upon the exercise of warrants.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On August 1, 2012, we entered into a consulting agreement with Asher Holzer, Ph.D., then a member of our board of directors.  Pursuant to the consulting agreement, Dr. Holzer was to serve as our chief scientific officer and assist in the development of our technology and our PURE EP System, in exchange for monthly payments of $10,000.  We paid Dr. Holzer an initial payment of $7,500 pursuant to the consulting agreement.  In the first quarter of 2014, we agreed to an oral amendment to our consulting agreement with Dr. Holzer, which resulted in Dr. Holzer agreeing to receive (i) a payment of $65,000, to be paid by us upon our closing of a capital raising transaction that results in proceeds to us of at least $5 million, and (ii) a future option grant to purchase 125,000 shares of our common stock, in exchange for acknowledging that no other payments are due by us to Dr. Holzer pursuant to the consulting agreement.

On September 1, 2014, we entered into a letter agreement and release with Dr. Holzer, pursuant to which Dr. Holzer agreed to cancel, extinguish and terminate all amounts due or owed by us for services performed by Dr. Holzer pursuant to that certain consulting agreement, dated as of August 1, 2012, as amended. In connection with the cancellation of all payment obligations and in exchange for Dr. Holzer waiving and releasing us from all possible claims related to such obligations under the consulting agreement, Dr. Holzer received 26,000 shares of our common stock. Dr. Holzer also agreed to provide us with one additional year of consulting services in exchange for 34,000 shares of common stock.

On October 19, 2015, we entered into a consulting agreement with Dr. Holzer.  Pursuant to the consulting agreement, Dr. Holzer is to provide certain consulting services in connection with the development and commercialization of our products, in exchange for a stock option for the purchase of 100,000 shares of common stock, vesting 50% on the first anniversary of the grant date and the remaining 50% on the second anniversary of the grant date, at an exercise price of $1.56 per share and termination date of October 19, 2025.

On January 31, 2014, as part of a private placement transaction of our common stock and warrants, Jonathan Steinhouse, then a member of our board of directors, purchased an aggregate of 24,490 shares of common stock and a warrant to purchase 12,246 shares of common stock for an aggregate purchase price of $60,000.

On March 5, 2014, Mr. Steinhouse made an advance of funds to us in the aggregate amount of $10,000, which was repaid in full on April 3, 2014.  The advance was interest-free and not made on condition of any specific terms.

On September 12, 2014, Sterne Agee & Leach Inc. C/F Jonathan Steinhouse R/O IRA, as part of a private placement transaction of our common stock and warrants, purchased an aggregate of 4,000 shares of common stock and a warrant to purchase 2,000 shares of common stock for an aggregate purchase price of $10,000.
On October 22, 2014, we issued an aggregate of 21,167 shares of common stock to Mr. Steinhouse in exchange for 25 shares of our Series C Preferred Stock and accrued dividends, at a conversion price of $1.50 per share.
On March 23, 2015, we issued an aggregate of 169,334 shares of common stock to Mr. Londoner in exchange for 200 shares of our Series C Preferred Stock and accrued dividends, at a conversion price of $1.50 per share.
On April 30, 2015, Mr. Chaussy was granted 150,000 shares of common stock at a cost basis of $2.90 per share for his 2013-2015 performance. One half of the shares vested immediately; the second half vested on January 1, 2016.
On May 11, 2015, we entered into a securities purchase agreement with Alpha Capital Anstalt, pursuant to which we issued 375 shares of our Series C Preferred Stock and five-year warrants to purchase 312,201 shares of our common stock for aggregate cash proceeds of $375,000.
On May 21, 2015, we issued an aggregate of 190,500 shares of common stock to Alpha Capital Anstalt in exchange for 225 shares of our Series C Preferred Stock and accrued dividends, at a conversion price of $1.50 per share.
On June 30, 2015, we issued Alpha Capital Anstalt an aggregate of 169,333 shares of common stock in exchange for 200 shares of our Series C Preferred Stock and accrued dividends.

On July 17, 2015, we issued Alpha Capital Anstalt an aggregate of 169,333 shares of common stock in exchange for 200 shares of our Series C Preferred Stock and accrued dividends.

On October 20, 2015, we issued Alpha Capital Anstalt an aggregate of 84,667 shares of common stock in exchange for 100 shares of our Series C Preferred Stock and accrued dividends.

On October 23, 2015, as part of a private placement transaction of our common stock and warrants, Mr. Londoner purchased an aggregate of 66,667 shares of common stock and a warrant to purchase 33, 334 shares of common stock for an aggregate purchase price of $100,000.

On November 18, 2015, as part of a private placement transaction of our common stock and warrants, Donald E. Foley purchased an aggregate of 200,000 shares of common stock and a warrant to purchase 100,000 shares of common stock for an aggregate purchase price of $300,000.

On November 30, 2015, we issued Alpha Capital Anstalt an aggregate of 84,667 shares of common stock in exchange for 100 shares of our Series C Preferred Stock and accrued dividends.

On December 30, 2015, we issued Alpha Capital Anstalt an aggregate of 84,667 shares of common stock in exchange for 100 shares of our Series C Preferred Stock and accrued dividends.

On April 29, 2016, as part of a private placement transaction of our common stock and warrants, Mr. Gallagher purchased an aggregate of 20,000 shares of common stock and a warrant to purchase 10,000 shares of common stock for an aggregate purchase price of $30,000.

DESCRIPTION OF SECURITIES

We have authorized 51,000,000 shares of capital stock, par value $0.001 per share, of which 50,000,000 are shares of common stock and 1,000,000 are shares of “blank check” preferred stock, of which 200 are authorized as Series A Preferred Stock, 600 are authorized as Series B Preferred Stock and 4,200 are authorized as Series C Preferred Stock. On May 26, 2016, there were 19,159,619 shares of common stock issued and outstanding, 1,160 shares of Series C Preferred Stock issued and outstanding and no shares of Series A Preferred Stock or Series B Preferred Stock issued and outstanding.

A portion of the shares of common stock offered by this prospectus are issuable upon the exercise of common stock purchase warrants.  As such, if a selling stockholder exercises all or any portion of its warrants on a cash basis, we will receive the aggregate exercise price paid by such selling stockholder in connection with any such warrant exercise. The maximum amount of proceeds we would receive upon the exercise of all the warrants on a cash basis would be approximately $16,455,806 million. However, certain of the selling stockholders may also exercise their warrants through a cashless exercise.  In the event a selling stockholder exercises a warrant through a cashless exercise, we will not receive any proceeds from such exercise.  We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

Holders of Capital Stock

As of May 26, 2016, we had 202  shareholders of record of our common stock, no holders of our Series A Preferred Stock or Series B Preferred Stock, and 25 holders of our Series C Preferred Stock.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders.  Holders of our common stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available for that purpose. The rights of the holders of our Series C Preferred Stock, as described below, prohibit us from paying cash dividends to our holders of common stock absent the approval of holders representing at least 67% of the outstanding shares of the Series C Preferred Stock, which holders must include Alpha Capital Anstalt, so long as Alpha Capital Anstalt holds not less than $100,000 of the Series C Preferred Stock. We have not paid any dividends since our inception, and, subject to our obligations to pay dividends to the holders of the Series C Preferred Stock, as described below, we presently anticipate that all earnings, if any, will be retained for development of our business. Even if we are permitted to pay cash dividends in the future, any future disposition of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Subject to the rights of the holders of our preferred stock, upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. There are no provisions in our Amended and Restated Certificate of Incorporation or our By-laws that would prevent or delay a change in our control.

Preferred Stock

On June 23, 2014, upon effectiveness of our registration statement on Form S-1, all outstanding shares of our Series A Preferred Stock and our Series B Preferred Stock, including dividends accrued on the shares of preferred stock, automatically converted into shares of our common stock.  As a result, there are presently no issued and outstanding shares of Series A Preferred Stock or Series B Preferred Stock.

Each share of the Series C Preferred Stock is entitled to a nine percent (9%) annual dividend on the $1,000 per share stated value. Unless the Series C Preferred Stock is converted into shares of common stock, the dividends shall accrue and be payable in cash or, subject to the satisfaction of certain conditions, in pay-in-kind shares. Such cumulative dividends are payable quarterly, commencing on September 30, 2013 and on each conversion date.  The terms of the Series C Preferred Stock were amended on March 27, 2014 and August 15, 2014.  The description herein reflects such amended terms.

In the event that

(i)
we fail to, or announce our intention not to, deliver common stock share certificates upon conversion of our Series C Preferred Stock prior to the seventh trading day after such shares are required to be delivered,

(ii)
we fail for any reason to pay in full the amount of cash due pursuant to our failure to deliver common stock share certificates upon conversion of our Series C Preferred Stock within five calendar days after notice therefor is delivered,

(iii)	we fail to have available a sufficient number of authorized and unreserved shares of common stock to issue upon a conversion of our Series C Preferred Stock,
(iv)
we fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of our obligations under, the securities purchase agreement, the registration rights agreement, the certificate of designation or the warrants entered into pursuant to the private placement transaction for our Series C Preferred Stock, which failure or breach could have a material adverse effect, and such failure or breach is not cured within 30 calendar days after written notice was delivered,

(v)	we are party to a change of control transaction,
(vi)	we file for bankruptcy or a similar arrangement or are adjudicated insolvent,
(vii)	we are subject to a judgment, including an arbitration award against us, of greater than $100,000, and such judgment remains unvacated, unbonded or unstayed for a period of 45 calendar days,

the holders of the Series C Preferred Stock are entitled, among other rights, to redeem their shares of Series C Preferred Stock at any time for greater than their stated value or increase the dividend rate on their shares of Series C Preferred Stock to 18%.

Because we failed to complete a financing or series of related financings by February 12, 2014 that resulted in gross proceeds to us of at least $3 million at a valuation of at least $30 million, and because we failed to maintain the listing of our common stock on a trading market for more than five trading days in any twelve-month period at any time after February 12, 2014, the conversion price of the Series C Preferred Stock was reduced to $1.50 per share.

In the event of our liquidation or winding up of affairs, the holders of the Series C Preferred Stock will be entitled to a liquidation preference of the stated value plus any accrued but unpaid dividends or any other fees due the holder. The shares of the Series C Preferred Stock rank senior to the rights of the common stock and all other securities exercisable or convertible into shares of common stock.

Any holder of Series C Preferred Stock is entitled at any time to convert any whole or partial number of shares of Series C Preferred Stock into shares of our common stock at a price of $1.50 per share. The Series C Preferred Stock is subject to full ratchet anti-dilution price protection upon the issuance of equity or equity-linked securities at an effective common stock purchase price of less than $1.50 per share as well as other customary anti-dilution protection.

In the event we issue any equity or equity-linked securities with terms more favorable than those of the Series C Preferred Stock, any holder of the Series C Preferred Stock may request to amend the terms of such holder’s Series C Preferred Stock to be equivalent to the terms of such issued equity or equity-linked securities, subject to certain exempted issuances.

The holders of the Series C Preferred Stock vote together with the holders of our common stock on an as-converted basis, but may not vote the Series C Preferred Stock in excess of the beneficial ownership limitation of the Series C Preferred Stock.  The beneficial ownership limitation is 4.99% of our then outstanding shares of common stock following such conversion or exercise, which may be increased to up to 9.99% of our then outstanding shares of common stock following such conversion or exercise upon the request of an individual holder.  The beneficial ownership limitation is determined on an individual holder basis, such that the as-converted number of shares of one holder is not included in the shares outstanding when calculating the limitation for a different holder. In addition, absent the approval of holders representing at least 67% of the outstanding shares of the Series C Preferred Stock, which holders must include Alpha Capital Anstalt, so long as Alpha Capital Anstalt holds not less than $100,000 of Series C Preferred Stock, we may not (i) increase the number of authorized shares of preferred stock, (ii) amend our charter documents, including the terms of the Series C Preferred Stock, in any manner adverse to the holders of the Series C Preferred Stock, including authorizing or creating any class of stock ranking senior to, or otherwise pari passu with, the shares of Series C Preferred Stock as to dividends, redemption or distribution of assets upon a liquidation, or (iii) perform certain covenants, including:

●	incur additional indebtedness;

●	permit liens on assets;

●	repay, repurchase or otherwise acquire more than a de minimis number of shares of capital stock;

●	pay cash dividends to our stockholders; and

●	engage in transactions with affiliates.

Warrant

Five-Year Warrants

In connection with the private placement of our Series C Preferred Stock, on February through July 2013, we issued to the holders of our Series C Preferred Stock five-year warrants to purchase up to an aggregate of 1,330,629 shares of common stock at an exercise price of $2.61 per share. The warrants contain full ratchet anti-dilution price protection upon the issuance of equity or equity-linked securities at an effective common stock purchase price of less than $2.61 per share as well as other customary anti-dilution protection. The warrants are exercisable for cash; or if at any time after six months from the issuance date, there is no effective registration statement registering the resale, or no current prospectus available for the resale, of the shares of common stock underlying the warrants, the warrants may be exercised by means of a “cashless exercise”.  As a result of an amendment to the conversion price of our Series C Preferred Stock, the full-ratchet anti-dilution protection provision of the warrants decreased the exercise price of the warrants from $2.61 per share to $1.50 per share and increased the aggregate number of shares issuable under the warrants to 2,315,301.

Five-Year Amendment Warrants

As consideration for (i) extending the termination date of the securities purchase agreement and (ii) extending the filing and effectiveness dates for the filing of the registration statement pursuant to the registration rights agreement related to our Series C Preferred Stock, on July 15, 2013, we issued to the holders of our Series C Preferred Stock that purchased shares of our Series C Preferred Stock prior to the July 15, 2013 closing, five-year warrants to purchase up to an aggregate of 289,730 shares of common stock. The terms of these warrants are identical to the Five-Year Warrants described above.  As a result of an amendment to the conversion price or our Series C Preferred Stock, the full-ratchet anti-dilution protection provision of the warrants decreased the exercise price of the warrants from $2.61 per share to $1.50 per share and increased the aggregate number of shares issuable under the warrants to 504,130.

October 2013 Five-Year Amendment Warrants

As consideration for amending the terms of the securities purchase agreement to permit our private placement of our common stock and warrants in December 2013, on October 14, 2013, we issued to the holders of our Series C Preferred Stock five-year warrants to purchase up to an aggregate of 332,684 shares of common stock. The terms of these warrants are identical to the Five-Year Warrants described above.  As a result of an amendment to the conversion price or our Series C Preferred Stock, the full-ratchet anti-dilution protection provision of the warrants decreased the exercise price of the warrants from $2.61 per share to $1.50 per share and increased the aggregate number of shares issuable under the warrants to 578,870.

December 2013 Five-Year Warrants

In connection with the private placement of our common stock in December 2013 and January 2014, we issued to the investors participating in the private placement five-year warrants to purchase up to an aggregate of 177,947 shares of common stock at an exercise price of $3.67 per share. The warrants contain customary anti-dilution protections. The warrants are exercisable for cash; or if at any time after six months from the issuance date, there is no effective registration statement registering the resale, or no current prospectus available for the resale, of the shares of common stock underlying the warrants, the warrants may be exercised by means of a “cashless exercise”.

April 2014 Five-Year Warrants

In connection with the private placement of our common stock in April 2014, we issued to the investors participating in the private placement five-year warrants to purchase up to an aggregate of 114,880 shares of common stock at an exercise price of $3.75 per share. The warrants contain customary anti-dilution protections. The warrants are exercisable for cash; or if at any time after six months from the issuance date, there is no effective registration statement registering the resale, or no current prospectus available for the resale, of the shares of common stock underlying the warrants, the warrants may be exercised by means of a “cashless exercise”.

August 2014 Five-Year Warrants

In connection with the private placement of our common stock in August and September 2014, we issued to the investors participating in the private placement five-year warrants to purchase up to an aggregate of 190,600 shares of common stock at an exercise price of $2.75 per share. The warrants contain customary anti-dilution protections. The warrants are exercisable for cash; or if at any time after six months from the issuance date, there is no effective registration statement registering the resale, or no current prospectus available for the resale, of the shares of common stock underlying the warrants, the warrants may be exercised by means of a “cashless exercise”.

December 2014 Warrants

In connection with the private placement of our common stock in December 2014 and January, February and March 2015, we issued to the investors participating in the private placement five-year warrants to purchase up to an aggregate of 801,800 shares of common stock. The warrants are exercisable at $3.75 per share and expire March 31, 2020. The warrants contain customary anti-dilution protections. The warrants are exercisable for cash; or if at any time after six months from the issuance date, there is no effective registration statement registering the resale, or no current prospectus available for the resale, of the shares of common stock underlying the warrants, the warrants may be exercised by means of a “cashless exercise”.

October 2015 Three-Year Warrants

In connection with the private placement of our common stock in October, November and December 2015 and February, March and April 2016, we issued to the investors participating in the private placement three-year warrants to purchase up to an aggregate of 1,501,513 shares of common stock at an exercise price of $1.95 per share. The warrants contain customary anti-dilution protections and are exercisable for cash.

Series A Placement Agent Warrant

As consideration for serving as our placement agent in connection with the private placement of Series A Preferred Stock, on January 18, 2013, we issued to Laidlaw & Company (UK) Ltd. a seven-year warrant to purchase up to 35,076 shares of common stock at an exercise price of $1.84 per share. The terms of this warrant are otherwise identical to the Five-Year Warrants described above.

Series B Placement Agent Warrant

As consideration for serving as our placement agent in connection with the private placement of Series B Preferred Stock, on January 18, 2013, we issued to Laidlaw & Company (UK) Ltd. a seven-year warrant to purchase up to 30,755 shares of common stock at an exercise price of $2.02 per share. The terms of this warrant are otherwise identical to the Five-Year Warrants described above.

Series C Placement Agent Warrant

As consideration for serving as our placement agent in connection with the private placement of Series C Preferred Stock, on July 15, 2013, we issued to Laidlaw & Company (UK) Ltd. a warrant to purchase up to 177,057 shares of common stock. The terms of this warrant are identical to the Five-Year Warrants described above. As a result of an amendment to the conversion price or our Series C Preferred Stock, the full-ratchet anti-dilution protection provision of the warrants decreased the exercise price of the warrants from $2.61 per share to $1.50 per share and increased the aggregate number of shares issuable under the warrants to 308,079.

Par Value Warrant

As consideration for providing general financial advisory services, on January 7, 2013, we issued to Jamess Capital Group LLC a seven-year warrant to purchase up to 383,320 shares of common stock at an exercise price of $0.001 per share. The terms of this warrant are otherwise identical to the Five-Year Warrants described above.

Common Stock Placement Agent Warrants

As consideration for serving as our placement agent in connection with a private placement of our common stock, on December 31, 2013 and January 31, 2014, we issued to Laidlaw & Company (UK) Ltd. warrants to purchase an aggregate of up to 40,327 shares of common stock. The terms of this warrant are identical to the December 2013 Five-Year Warrants described above.

As consideration for serving as our placement agent in connection with a private placement of our common stock, on April 4 and April 30, 2014, we issued to Laidlaw & Company (UK) Ltd. warrants to purchase an aggregate of up to 22,976 shares of common stock. The terms of this warrant are identical to the April 2014 Five-Year Warrants described above.
As consideration for serving as our placement agent in connection with a private placement of our common stock, on August 15 and September 12, 2014, we issued to Laidlaw & Company (UK) Ltd. warrants to purchase an aggregate of up to 38,120 shares of common stock. The terms of this warrant are identical to the August 2014 Five-Year Warrants described above.
As consideration for serving as our placement agent in connection with a private placement of our common stock, between December 2014 and March 2015, we issued to Laidlaw & Company (UK) Ltd. warrants to purchase an aggregate of up to 400,900 shares of common stock. The terms of this warrant are identical to the December 2014 Warrants described above.

As consideration for serving as our placement agent in connection with a private placement of our common stock, between October 2015 and April 2016, we issued to Laidlaw & Company (UK) Ltd. warrants to purchase an aggregate of up to 232,690 shares of common stock. The terms of this warrant are identical to the October 2015 Three-Year Warrants described above.

Registration Rights

2013 Series C Private Placement

On February 6, 2013, in connection with our private placement of our Series C Preferred Stock and warrants, we entered into a registration rights agreement with the purchasers pursuant to which we agreed to provide certain registration rights with respect to the common stock issuable upon conversion of our Series C Preferred Stock and exercise of the warrants issued to holders of our Series C Preferred Stock. Specifically, we agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the common stock issuable upon conversion of the Series C Preferred Stock and exercise of the warrants on or before July 22, 2013 and to cause such registration statement to be declared effective by the Securities and Exchange Commission, in the event that the registration statement is not reviewed by the Securities and Exchange Commission, within five trading days after we are notified that registration statement is not being reviewed by the Securities and Exchange Commission, and by November 22, 2013 in the event that the registration statement is reviewed by the Securities and Exchange Commission and the Securities and Exchange Commission issues comments.

If (i) the registration statement is not filed by July 22, 2013, (ii) the registration statement is not declared effective by the Securities and Exchange Commission within five trading days after we are notified that registration statement is not being reviewed by the Securities and Exchange Commission, in the case of a no review, (iii) the registration statement is not declared effective by the Securities and Exchange Commission by November 22, 2013 in the case of a review by the Securities and Exchange Commission pursuant to which the Securities and Exchange Commission issues comments or (iv) the registration statement ceases to remain continuously effective for more than 20 consecutive calendar days or more than an aggregate of 45 calendar days during any 12-month period after its first effective date, then we are subject to liquidated damage payments to the holders of the shares sold in the private placement in an amount equal to 0.25% of the aggregate purchase price paid by such purchasers per month of delinquency. Notwithstanding the foregoing, (i) the maximum aggregate liquidated damages due under the registration rights agreement shall be 3% of the aggregate purchase price paid by the purchasers, and (ii) if any partial amount of liquidated damages remains unpaid for more than seven days, we shall pay interest of 18% per annum, accruing daily, on such unpaid amount.

Pursuant to the registration rights agreement, we must maintain the effectiveness of the registration statement from the effective date until the date on which all securities registered under the registration statement have been sold, or are otherwise able to be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, subject to the our right to suspend or defer the use of the registration statement in certain events.

We filed a registration statement on July 22, 2013, which was originally declared effective on June 23, 2014.  We filed a post-effective amendment to the registration statement on June 30, 2015, which was declared effective on July 13, 2015, to update the registration statement to include audited financial statements for the 2014 fiscal year, and filed the post-effective amendment to the registration statement of which this prospectus forms a part to update the registration statement to include audited financial statements for the 2015 fiscal year, to satisfy the requirements under the registration rights agreement with the purchasers of our Series C Preferred Stock and warrants.

2014 Private Placement

On each of December 31, 2013, April 4, 2014, August 15, 2014, and December 19, 2014, in connection with concurrent private placements of our common stock and warrants, we entered into registration rights agreements with the purchasers in such private placements pursuant to which we agreed to provide certain registration rights with respect to the common stock issued to the investors participating in such private placements and the common stock issuable upon exercise of the related warrants issued such investors. Specifically, we agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock issued pursuant to the private placement and issuable upon the exercise of the warrants within 45 days of the termination date of such private placement and to cause such registration statement to be declared effective by the Securities and Exchange Commission, in the event that the registration statement is not reviewed by the Securities and Exchange Commission, within 30 calendar days after we are notified that registration statement is not being reviewed by the Securities and Exchange Commission, and within 180 calendar days of the initial filing date of the registration statement in the event that the registration statement is reviewed by the Securities and Exchange Commission and the Securities and Exchange Commission issues comments.

If (i) the registration statement is not filed within 45 days of the applicable termination date, (ii) the registration statement is not declared effective by the Securities and Exchange Commission within 30 calendar days after we are notified that registration statement is not being reviewed by the Securities and Exchange Commission, in the case of a no review, (iii) the registration statement is not declared effective by the Securities and Exchange Commission within 180 calendar days of the initial filing date of the registration statement in the case of a review by the Securities and Exchange Commission pursuant to which the Securities and Exchange Commission issues comments or (iv) the registration statement ceases to remain continuously effective for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days during any 12-month period after its first effective date, then we are subject to liquidated damage payments to the holders of the shares sold in the private placement in an amount equal to 1.0% of the aggregate purchase price paid by such purchasers per month of delinquency, provided, however, that we will not be required to make any payments any of the foregoing events occurred at such time that all securities registered or to be registered in the registration statement are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended and provided, further, that we will not be required to make any liquidated damage payments with respect to any securities registered or to be registered in the registration statement that we are unable to register due to limits imposed by the Securities and Exchange Commission’s interpretation of Rule 415 under the Securities Act of 1933, as amended. Notwithstanding the foregoing, (i) the maximum aggregate liquidated damages due under the registration rights agreements dated December 31, 2013, April 4, 2014 and August 15, 2014 shall be 3% of the aggregate purchase price paid by the purchasers, (ii) the maximum aggregate liquidated damages due under the registration rights agreement dated December 19, 2014 shall be 6% of the aggregate purchase price paid by the purchasers and (iii) if any partial amount of liquidated damages remains unpaid for more than seven days, we shall pay interest of 18% per annum, accruing daily, on such unpaid amount.

Pursuant to the registration rights agreements, we must maintain the effectiveness of the registration statement from the effective date until the date on which all securities registered under the registration statement have been sold, or are otherwise able to be sold pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement to be in compliance with the current public information requirement under Rule 144, subject to the our right to suspend or defer the use of the registration statement in certain events.

We filed a registration statement on May 20, 2015, which was declared effective on June 12, 2015, to satisfy the requirements under the registration rights agreement with the purchasers of our common stock and warrants.

2015 Private Placement

On October 23, 2015 in connection concurrent and subsequent private placements of our common stock and warrants, we entered into registration rights agreements with the purchasers in such private placements pursuant to which we agreed to provide certain registration rights with respect to the common stock issued to the investors participating in such private placements and the common stock issuable upon exercise of the related warrants issued such investors. Specifically, we agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock issued pursuant to the private placement and issuable upon the exercise of the warrants within 45 days of the termination date of such private placement and to cause such registration statement to be declared effective by the Securities and Exchange Commission, in the event that the registration statement is not reviewed by the Securities and Exchange Commission, within 10 calendar days after we are notified that registration statement is not being reviewed by the Securities and Exchange Commission, and within 120 calendar days of the initial filing date of the registration statement in the event that the registration statement is reviewed by the Securities and Exchange Commission and the Securities and Exchange Commission issues comments.

If (i) the registration statement is not filed within 45 days of the applicable termination date, (ii) the registration statement is not declared effective by the Securities and Exchange Commission within 10 calendar days after we are notified that registration statement is not being reviewed by the Securities and Exchange Commission, in the case of a no review, (iii) the registration statement is not declared effective by the Securities and Exchange Commission within 120 calendar days of the initial filing date of the registration statement in the case of a review by the Securities and Exchange Commission pursuant to which the Securities and Exchange Commission issues comments or (iv) the registration statement ceases to remain continuously effective for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days during any 12-month period after its first effective date, then we are subject to liquidated damage payments to the holders of the shares sold in the private placement in an amount equal to 1.0% of the aggregate purchase price paid by such purchasers per month of delinquency, provided, however, that we will not be required to make any payments any of the foregoing events occurred at such time that all securities registered or to be registered in the registration statement are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended and provided, further, that we will not be required to make any liquidated damage payments with respect to any securities registered or to be registered in the registration statement that we are unable to register due to limits imposed by the Securities and Exchange Commission’s interpretation of Rule 415 under the Securities Act of 1933, as amended. Notwithstanding the foregoing, (i) the maximum aggregate liquidated damages due under the registration rights agreement dated October 23, 2015 shall be 6% of the aggregate purchase price paid by the purchasers and (ii) if any partial amount of liquidated damages remains unpaid for more than seven days, we shall pay interest of 18% per annum, accruing daily, on such unpaid amount.

Pursuant to the registration rights agreements, we must maintain the effectiveness of the registration statement from the effective date until the first to occur of (i) the date that is one year from the date the registration statement is declared effective by the Commission and (ii) the date on which all securities registered under the registration statement have been sold, or are otherwise able to be sold pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement to be in compliance with the current public information requirement under Rule 144, subject to the our right to suspend or defer the use of the registration statement in certain events.

Delaware Anti-Takeover Law and Provisions of our Amended and Restated Certificate of Incorporation and By-laws

Section 203 of the Delaware General Corporation Law, in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless:

●	prior to such time the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

●
at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

The term “business combination” is defined to include, among other transactions between an interested stockholder and a corporation or any direct or indirect majority owned subsidiary thereof: a merger or consolidation; a sale, lease, exchange, mortgage, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would result in the issuance or transfer by the corporation of any of its stock to the interested stockholder; certain transactions that would increase the interested stockholder’s proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Our Amended and Restated Certificate of Incorporation and By-laws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Provisions of our Amended and Restated Certificate of Incorporation and By-laws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests.  Therefore, these provisions could adversely affect the price of our common stock.  Among other things, our Amended and Restated Certificate of Incorporation and By-laws:

●
do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

●	provide that special meetings of our stockholders may be called only by our board of directors, chairman, chief executive officer, president or secretary; and

●	provide advance notice provisions with which a stockholder who wishes to nominate a director or propose other business to be considered at a stockholder meeting must comply.

Indemnification of Directors and Officers

Pursuant to Section 145 of the Delaware General Corporation Law, a corporation has the power to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the individual’s conduct was unlawful. Such determination will be made, in the case of an individual who is a director or officer at the time of such determination:

●	by a majority of the disinterested directors, even though less than a quorum;

●	by a committee of such directors designated by a majority vote of such directors, even though less than a quorum;

●	if there are no disinterested directors, or if such directors so direct, by independent legal counsel; or

●	by a majority vote of the stockholders, at a meeting at which a quorum is present.

Without court approval, however, no indemnification may be made in respect of any derivative action in which such individual is adjudged liable to the corporation.

The Delaware General Corporation Law requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action.

The Delaware General Corporation Law permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon such individuals’ commitment to repay any advances unless it is determined ultimately that such individuals are entitled to be indemnified.

Under the Delaware General Corporation Law, the rights to indemnification and advancement of expenses provided in the law are non-exclusive, in that, subject to public policy issues, indemnification and advancement of expenses beyond that provided by statute may be provided by by law, agreement, vote of stockholders, disinterested directors or otherwise.

Limitation of Personal Liability of Directors

The Delaware General Corporation Law provides that a corporation’s certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director for:

Our Amended and Restated Certificate of Incorporation provides that our directors will not be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

As used in this prospectus, “selling stockholders” includes the successors-in-interest, donees, transferees, pledgees or others who may later hold the selling stockholders’ interests. In all cases, the selling stockholders will act independently of us in making decisions with respect to the timing, manner, size and price of each sale.

The selling stockholders may sell some or all of their shares of common stock at a fixed price of $1.50 per share until our common stock is quoted on the OTC Bulletin Board, and thereafter, at prevailing market prices or privately negotiated prices.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to eligible for trading on the OTC Bulletin Board.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, nor can there be any assurance that such an application for quotation will be approved.

Once a market has developed for our common stock, each selling stockholder of the common stock may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are listed or quoted at the time of sale or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares;

●	through underwriters or dealers;

●	through agents;

●	directly to purchasers, including institutional investors;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short after the effective date of the registration statement of which this prospectus is a part and deliver common stock registered hereby to close out their short positions and to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the shares of common stock will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to us that it acquired the securities subject to this registration statement solely for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof.  In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. There is no underwriter or coordinating broker acting in connection with the proposed sale of the common stock by the selling stockholders.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act of 1933, as amended, or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act of 1933, as amended, or any other rule of similar effect.  The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

LEGAL MATTERS

Haynes and Boone, LLP, New York, New York, will pass upon the validity of the shares of our common stock offered by the selling stockholders under this prospectus.

EXPERTS

Our financial statements as of December 31, 2015 and 2014 and for the years then ended included in this prospectus have been audited by Liggett & Webb, P.A., an independent registered public accounting firm, as stated in its report appearing in the registration statement, and are included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act of 1933, as amended, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that the selling stockholders are offering in this prospectus.

We are required to file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Access to those electronic filings is available as soon as practicable after filing with the Securities and Exchange Commission. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: 8441 Wayzata Blvd., Suite 240, Minneapolis, Minnesota 55426, Attention: Kenneth L. Londoner, Executive Chairman.

BIOSIG TECHNOLOGIES, INC.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
 BioSig Technologies, Inc.

We have audited the accompanying balance sheet of BioSig Technologies. Inc. (“the Company”) as of December 31, 2015 and 2014, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioSig Technologies, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses from operations since its inception and has a net stockholders’ deficiency. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Liggett & Webb, P.A.
Liggett & Webb, P.A.

March 14, 2016
New York, New York

BIOSIG TECHNOLOGIES, INC.
BALANCE SHEETS
DECEMBER 31, 2015 AND 2014

	2015	2014

ASSETS
Current assets:
Cash	$953,234	$239,781
Prepaid expenses	31,308	75,537
Total current assets	984,542	315,318

Property and equipment, net	18,408	13,020

Other assets:
Deposits	27,612	25,000

Total assets	$1,030,562	$353,338

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses, including $12,716 and $40,293 to related parties as of December 31, 2015 and 2014 respectively	$223,546	$554,026
Stock based payable	-	226,305
Dividends payable	340,291	445,069
Warrant liability	1,621,199	-
Derivative liability	285,157	-
Total current liabilities	2,470,193	1,225,400

Series C Preferred Stock, 1,471 and 2,711 shares issued and outstanding as of December 31, 2015 and 2014, respectively, liquidation preference of $1,471,000 and $2,711,000 as of December 31, 2015 and 2014, respectively	1,471,000	2,711,000

Commitments and contingencies

Stockholders' deficit
Preferred stock, $0.001 par value, authorized 1,000,000 shares, designated 200 shares of Series A, 600 shares of Series B and 4,200 shares of Series C Preferred Stock
Common stock, $0.001 par value, authorized 50,000,000 shares, 16,825,703 and 11,179,266 issued and outstanding as of December 31, 2015 and 2014, respectively	16,826	11,179
Additional paid in capital	29,314,399	19,186,163
Accumulated deficit	(32,241,856)	(22,780,404)
Total stockholders' deficit	(2,910,631)	(3,583,062)

Total liabilities and stockholders' deficit	$1,030,562	$353,338

See the accompanying notes to the financial statements.

BIOSIG TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS

	Year ended December 31,
	2015	2014
Operating expenses:
Research and development	$1,238,548	$547,996
General and administrative	10,795,007	7,304,440
Depreciation	10,475	15,809
Total operating expenses	12,044,030	7,868,245

Loss from operations	(12,044,030)	(7,868,245)

Other income (expense):
Gain on change in fair value of derivatives	3,113,580	-
Interest income (expense)	(1,298)	(11,025)
Financing costs	(529,704)	(593,770)
Total other income (expense)	2,582,578	(604,795)

Loss before income taxes	(9,461,452)	(8,473,040)

Income taxes (benefit)	-	-

Net loss	(9,461,452)	(8,473,040)

Preferred stock dividend	(351,522)	(300,359)

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(9,812,974)	$(8,773,399)

Net loss per common share, basic and diluted	$(0.70)	$(0.91)

Weighted average number of common shares outstanding, basic and diluted	14,103,055	9,650,275

See the accompanying notes to the financial statements.

BIOSIG TECHNOLOGIES, INC.
STATEMENT OF STOCKHOLDERS' DEFICIT
TWO YEARS ENDED DECEMBER 31, 2015

					Additional
	Preferred stock		Common stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2013	-	$-	8,412,101	$8,412	$9,036,038	$(14,007,005)	$(4,962,555)
Sale of common stock	-	-	956,179	956	1,968,454	-	1,969,410
Common stock issued for services	-	-	654,000	654	1,634,346	-	1,635,000
Common stock issued in settlement of related party debt	-	-	26,000	26	64,974	-	65,000
Common stock issued upon conversion of Series A Preferred Stock and accrued dividends at $1.84 per share	-	-	577,901	578	1,062,753	-	1,063,331
Common stock issued upon conversion of Series B Preferred Stock and accrued dividends at $2.02 per share	-	-	493,818	494	997,032	-	997,526
Common stock issued upon conversion of Series C Preferred Stock and accrued dividends at $1.50 per share	-	-	59,267	59	88,841	-	88,900
Donated capital	-	-	-	-	87,500	-	87,500
Equity warrants issued to placement agent for sale of common stock	-	-	-	-	52,800	-	52,800
Fair value of vested options	-	-	-	-	4,193,425	-	4,193,425
Preferred stock dividend	-	-	-	-	-	(300,359)	(300,359)
Net loss	-	-	-	-	-	(8,473,040)	(8,473,040)
Balance, December 31, 2014	-	$-	11,179,266	$11,179	$19,186,163	$(22,780,404)	$(3,583,062)

BIOSIG TECHNOLOGIES, INC.
STATEMENT OF STOCKHOLDERS' DEFICIT
TWO YEARS ENDED DECEMBER 31, 2015

					Additional
	Preferred stock		Common stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, January 1, 2015	-	$-	11,179,266	$11,179	$19,186,163	$(22,780,404)	$(3,583,062)
Sale of common stock	-	-	2,645,432	2,645	4,757,153	-	4,759,798
Common stock issued upon conversion of Series C Preferred Stock and accrued dividends at $1.50 per share	-	-	1,430,871	1,431	2,144,870	-	2,146,302
Common stock issued for services	-	-	1,452,500	1,453	3,340,299	-	3,341,752
Common stock issued in exchange for 156,102 warrants exercised on a cashless basis	-	-	99,552	100	(100)	-	-
Common stock issued in exchange for exercise of options at $2.09 per share	-	-	10,000	10	20,890	-	20,900
Common stock issued in exchange for exercise of warrants at $3.67 per share	-	-	4,082	4	14,977	-	14,981
Common stock issued in exchange for exercise of warrants at $2.50 per share	-	-	4,000	4	9,996	-	10,000
Reclassify fair value of warrant liability from equity	-	-	-	-	(4,097,444)	-	(4,097,444)
Reclassify fair value of derivative liability from equity	-	-	-	-	(1,242,590)	-	(1,242,590)
Reclassify fair value of warrant liability to equity upon warrant exercise	-	-		-	265,955	-	265,955
Reclassify fair value of derivative liability to equity upon conversion of Series C Preferred Stock to common shares	-	-	-	-	639,467	-	639,467
Stock based compensation	-	-	-	-	4,626,284	-	4,626,284
Preferred Stock dividend	-	-	-	-	(351,522)	-	(351,522)
Net loss	-	-	-	-	-	(9,461,452)	(9,461,452)
Balance, December 31, 2015	-	$-	16,825,703	$16,826	$29,314,399	$(32,241,856)	$(2,910,631)

See the accompanying notes to the financial statements.

BIOSIG TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,461,452)	$(8,473,040)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	10,475	15,809
Amortization of debt discount	585,324	593,770
Change in derivative liabilities	(3,113,580)	-
Equity based compensation	7,968,036	5,743,425
Changes in operating assets and liabilities:
Prepaid expenses	44,229	8,715
Accounts payable	(333,494)	(110,844)
Stock based payable	(226,305)	226,305
Deferred rent payable	3,016	(1,212)
Net cash used in operating activities	(4,523,751)	(1,997,072)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(15,863)	(3,963)
Payment of long term deposit	(2,612)	-
Net cash used in investing activity	(18,475)	(3,963)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	4,759,798	1,969,410
Proceeds from sale of Series C Preferred Stock	450,000	-
Proceeds from exercise of options	20,900	-
Proceeds from exercise of warrants	24,981	-
Net repayments of related party advances	-	(30,781)
Net cash provided by financing activities	5,255,679	1,938,629

Net increase (decrease) in cash and cash equivalents	713,453	(62,406)

Cash and cash equivalents, beginning of the period	239,781	302,187
Cash and cash equivalents, end of the period	$953,234	$239,781

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$1,298	$11,025
Cash paid during the period for income taxes	$-	$-

Non cash investing and financing activities:
Common stock issued upon conversion of Series A preferred stock and accrued dividends	$-	$1,063,331
Common stock issued upon conversion of Series B preferred stock and accrued dividends	$-	$997,526
Common stock issued upon conversion of Series C Preferred Stock and accrued dividends	$2,146,302	$88,900
Common stock issued for future services, related party	$-	$85,000
Common stock issued in settlement of accounts payable, related party	$-	$65,000
Related party donated capital	$-	$87,500

See the accompanying notes to the financial statements.

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and organization

BioSig Technologies Inc. (the “Company”) was initially incorporated on February 24, 2009 under the laws of the State of Nevada and subsequently re-incorporated in the state of Delaware in 2011. The Company and its efforts are principally devoted to improving the quality of cardiac recordings obtained during ablation of atrial fibrillation (AF) and ventricular tachycardia (VT). The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the recoverability and useful lives of long-lived assets, the fair value of the Company’s stock, stock-based compensation, fair values relating to warrant and other derivative liabilities and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limit.  At December 31, 2015 and 2014, deposits in excess of FDIC limits were $703,234 and $-0-, respectively.

Prepaid Expenses

From time to time, the Company issues shares of its common stock for services to be performed.  The fair value of the common stock is determined at the date of the contract for services and is amortized ratably over the term of the contract.  As of December 31, 2015 and 2014, prepaid expenses relating to stock based payments were $-0- and $56,667, respectively.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

Long-Lived Assets

The Company follows Accounting Standards Codification 360-10-15-3, “Impairment or Disposal of Long-lived Assets,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used.  Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset.  Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Fair Value of Financial Instruments

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The Company follows Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”) and Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”), which permits entities to choose to measure many financial instruments and certain other items at fair value.

Derivative Instrument Liability

The Company accounts for derivative instruments in accordance with ASC 815, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At December 31, 2015 and 2014, the Company did not have any derivative instruments that were designated as hedges.

At December 31, 2015 and 2014, the Company had outstanding preferred stock and warrants that contained embedded derivatives. These embedded derivatives include certain conversion features and reset provisions. (See Note 7 and Note 8).

Research and development costs

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $1,238,548 and $547,996 for the year ended December 31, 2015 and 2014, respectively.

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

Income Taxes

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.

Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial.

Net Income (loss) Per Common Share

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable.

The computation of basic and diluted loss per share as of December 31, 2015 and 2014 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Potentially dilutive securities excluded from the computation of basic and diluted net income (loss) per share are as follows:

	2015	2014
Series C convertible preferred stock	980,667	1,807,333
Options to purchase common stock	7,780,190	5,990,190
Warrants to purchase common stock	7,078,685	5,113,990
Totals	15,839,542	12,911,513

Stock based compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the statements of operations, as if such amounts were paid in cash.

As of December 31, 2015, there were outstanding stock options to purchase 7,780,190 shares of common stock, 5,613,501 shares of which were vested. As of December 31, 2014, the Company had 5,990,190 options outstanding to purchase shares of common stock, of which 3,799,559 were vested.

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

Registration Rights

The Company accounts for registration rights agreements in accordance with the Accounting Standards Codification subtopic 825-20, Registration Payment Arraignments (“ASC 825-20”). Under ASC 825-20, the Company is required to disclose the nature and terms of the arraignment, the maximum potential amount and to assess each reporting period the probable liability under these arraignments and, if exists, to record or adjust the liability to current period operations.  On June 23, 2014, the Company filed Form S-1/A became effective with the Securities and Exchange Commission.  As such, the Company determined that payments were due under its registration rights agreement and therefore accrued $55,620 as interest expense during the year ended December 31, 2014 for the liability under the registration rights agreements. During the year ended December 31, 2015, the Company estimated the liability at $-0- and therefore recorded the change to current period operations.

Beginning on October 23, 2015, the Company entered into subscription agreements with certain accredited investors  pursuant to which the Company sold to the investors units , which each unit  consisting of one share of the Company’s common stock and a warrant to purchase one half of one share of common stock (the “Private Placement”).  In connection with the Private Placement, the Company also entered into a registration rights agreements with the investors, pursuant to which the Company agreed to provide certain registration rights with respect to the common stock and warrants issued under the Private Placement.  The registration rights agreements require the Company to file a registration statement within 45 calendar days upon close of the private placement and to be effective 120 calendar days thereafter.  As of the date of filing, the Private Placement has not closed.  The Company has estimated the liability at $-0- as of December 31, 2015.

Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the years ended December 31, 2015 and 2014, the Company incurred net losses attributable to common stockholders of $9,812,974 and $8,773,399, respectively and used $4,523,751 in cash for operating activities for the year ended December 31, 2015. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations. The Company completed financing subsequent to the date of these financial statements (See Note 14). However additional capital will be needed to continue developing its products and services and there can be no assurance that the Company's efforts will be successful. There is no assurance that can be given that management's actions will result in profitable operations or the resolution of its liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company’s President and shareholders have advanced funds to the Company for working capital purposes since the Company’s inception in February 2009.  No formal repayment terms or arrangements exist and the Company is not accruing interest on these advances. As of December 31, 2015 and 2014, all advances had been repaid.

Accrued expenses due related parties as of December 31, 2015 and 2014 was $12,716 and $40,293, respectively.

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

On August 1, 2012, we entered into a consulting agreement with Asher Holzer, Ph.D., then a member of our board of directors.  Pursuant to the consulting agreement, Dr. Holzer was to serve as our chief scientific officer and assist in the development of our technology and our PURE EP System, in exchange for monthly payments of $10,000.  We paid Dr. Holzer an initial payment of $7,500 pursuant to the consulting agreement.  In the first quarter of 2014, we agreed to an oral amendment to our consulting agreement with Dr. Holzer, which resulted in Dr. Holzer agreeing to receive (i) a payment of $65,000, to be paid by us upon our closing of a capital raising transaction that results in proceeds to us of at least $5 million, and (ii) a future option grant to purchase 125,000 shares of our common stock, in exchange for acknowledging that no other payments are due by us to Dr. Holzer pursuant to the consulting agreement.

On September 1, 2014, we entered into a letter agreement and release with Dr. Holzer, pursuant to which Dr. Holzer agreed to cancel, extinguish and terminate all amounts due or owed by us for services performed by Dr. Holzer pursuant to that certain consulting agreement, dated as of August 1, 2012, as amended. In connection with the cancellation of all payment obligations and in exchange for Dr. Holzer waiving and releasing us from all possible claims related to such obligations under the consulting agreement, Dr. Holzer received 26,000 shares of our common stock. Dr. Holzer also agreed to provide us with one additional year of consulting services in exchange for 34,000 shares of common stock.

On January 31, 2014, as part of a private placement transaction of our common stock and warrants, Jonathan Steinhouse, then a member of our board of directors, purchased an aggregate of 24,490 shares of common stock and a warrant to purchase 12,246 shares of common stock for an aggregate purchase price of $60,000.

On March 5, 2014, Mr. Steinhouse made an advance of funds to us in the aggregate amount of $10,000, which was repaid in full on April 3, 2014.  The advance was interest-free and not made on condition of any specific terms.

On September 12, 2014, Sterne Agee & Leach Inc. C/F Jonathan Steinhouse R/O IRA, as part of a private placement transaction of our common stock and warrants, purchased an aggregate of 4,000 shares of common stock and a warrant to purchase 2,000 shares of common stock for an aggregate purchase price of $10,000.

During 2014, one of the Company’s board of directors forgave an outstanding obligation of $87,500 for services.  Accordingly, the Company reclassified the liability to equity as donated capital.

During 2014, the Company issued 34,000 shares of its common stock for future services to a board member totaling $85,000 ($2.50 per share), unrelated to his services as a board member.  The fair value of the services is amortized over the service period.  As of December 31, 2014, the unamortized portion of $56,667 is included in prepaid expenses in the accompanying balance sheet.

During 2014, the Company issued 26,000 shares of its common stock in settlement of $65,000 debt to a board of directors’ member ($2.50 per share).

On January 31, 2014, as part of a private placement transaction of our common stock and warrants, a related party purchased an aggregate of 24,490 shares of common stock and a warrant to purchase 12,246 shares of common stock for an aggregate purchase price of $60,000.

On March 23, 2015, we issued Mr. Londoner an aggregate of 169,334 shares of common stock in exchange for 200 shares of our Series C 9% Convertible Preferred Stock and accrued dividends.

On April 30, 2015, Mr. Chaussy was granted 150,000 shares of common stock at a cost basis of $2.90 per share for his 2013-2015 performance. One half of the shares vested immediately; the second half vests on January 1, 2016.

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

On October 19, 2015, we entered into a consulting agreement with Dr. Holzer.  Pursuant to the consulting agreement, Dr. Holzer is to provide certain consulting services in connection with the development and commercialization of our products, in exchange for a stock option for the purchase of 100,000 shares of common stock, vesting 50% on the first anniversary of the grant date and the remaining 50% on the second anniversary of the grant date, at an exercise price of $1.56 per share and termination date of October 19, 2025.

On October 23, 2015, as part of a private placement transaction of our common stock and warrants, a related party purchased an aggregate of 66,667 shares of common stock and a warrant to purchase 33,334 shares of common stock for an aggregate purchase price of $100,000.

 On November 18, 2015, as part of a private placement transaction of our common stock and warrants, Donald E. Foley purchased an aggregate of 200,000 shares of common stock and a warrant to purchase 100,000 shares of common stock for an aggregate purchase price of $300,000.

The Company has informal compensation and consulting agreements with employees and outside contractors, certain of whom are also Company stockholders. The Agreements are generally month to month.  As of December 31, 2015 and 2014, total due under these agreements and related expenses were $-0- and $11,250, respectively.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2015 and 2014 is summarized as follows:

	2015	2014
Computer equipment	$68,449	$54,900
Furniture and fixtures	10,117	7,803
Subtotal	78,566	62,703
Less accumulated depreciation	(60,158)	(49,683)
Property and equipment, net	$18,408	$13,020

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Depreciation expense was $10,475 and $15,809 at December 31, 2015 and 2014, respectively.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at December 31, 2015 and 2014 consist of the following:

	2015	2014
Accrued accounting and legal	$112,723	$190,767
Accrued reimbursements	13,613	26,792
Accrued consulting	15,200	16,334
Accrued research and development expenses	34,179	93,407
Accrued credit card obligations	-	13,278
Accrued payroll	-	62,068
Accrued liquidated damages	-	55,620
Accrued office and other	31,482	29,093
Deferred rent	3,016	-
Accrued settlement related to arbitration	13,333	66,667
	$223,546	$554,026

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

NOTE 6 – REDEEMABLE PREFERRED STOCK

Series A Preferred Stock

In May 2011, the Board of Directors authorized the issuance of up to 200 shares of Series A Preferred Stock (the “Series A preferred stock”).

The Series A preferred stock is entitled to preference over holders of junior stock upon liquidation in the amount of $5,000 plus any accrued and unpaid dividends; entitled to dividends as a preference to holders of junior stock at a rate of 5% per annum of the Stated Value of $5,000 per share, payable quarterly beginning on August 31, 2011 and are cumulative.  The holders of Series A preferred stock have no voting rights, however without the affirmative vote of all the holders of then outstanding shares of the Series A preferred stock, the Company cannot, (a) alter or change adversely the powers, preferences or rights given to the Series A preferred stock or alter or amend the Certificate of Designation.

The Series A preferred stock is mandatorily redeemable on December 31, 2014 (as modified) at a price equal to the Stated Value ($5,000) plus an amount equal to all accumulated and unpaid dividends.  If the Company fails to redeem at redemption, the unpaid redemption price will accrue at 14% per annum until paid.

The Series A preferred stock is convertible (as amended), automatically, inclusive of any accrued and unpaid dividends, immediately into the Company’s common stock upon the Company becoming subject to the reporting requirements under Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended at conversion price of $1.84 per share.

On June 23, 2014, upon the effectiveness of the Company’s registration statement, the Company issued an aggregate of 577,901 shares of its common stock in exchange for all the outstanding Series A preferred stock and accrued dividends of $141,331.

Series B Preferred Stock

On November 28, 2011, the Board of Directors authorized the issuance of up to 600 shares of Series B Preferred Stock (the “Series B preferred stock”).

The Series B preferred stock is entitled to preference over holders of junior stock upon liquidation in the amount of $5,000 plus any accrued and unpaid dividends; entitled to dividends as a preference to holders of junior stock at a rate of 5% per annum of the Stated Value of $5,000 per share, payable quarterly beginning on December 31, 2011 and are cumulative.  The holders of Series B preferred stock have no voting rights, however without the affirmative vote of all the holders of then outstanding shares of the Series B preferred stock, the Company cannot (a) alter or change adversely the powers, preferences or rights given to the Series A preferred stock or alter or amend the Certificate of Designation.

The Series B preferred stock is mandatorily redeemable on December 31, 2014 at a price equal to the Stated Value ($5,000) plus an amount equal to all accumulated and unpaid dividends.  If the Company fails to redeem at redemption, the unpaid redemption price will accrue at 14% per annum until paid.

The Series B preferred stock is convertible (as amended), automatically, inclusive of any accrued and unpaid dividends, immediately into the Company’s common stock upon the Company becoming subject to the reporting requirements under Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended at conversion price of $2.02 per share.

On June 23, 2014, upon the effectiveness of the Company’s registration statement, the Company issued an aggregate of 493,818 shares of its common stock in exchange for all the outstanding Series B preferred stock and accrued dividends of $110,026.

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

NOTE 7 – SERIES C 9% CONVERTIBLE PREFERRED STOCK

On January 9, 2013, the Board of Directors authorized the issuance of up to 4,200 shares of 9% Series C Convertible Preferred Stock (the “Series C Preferred Stock”).

The Series C Preferred Stock is entitled to preference over holders of junior stock upon liquidation in the amount of $1,000 plus any accrued and unpaid dividends; entitled to dividends as a preference to holders of junior stock at a rate of 9% per annum of the stated value of $1,000 per share, payable quarterly beginning on September 30, 2013 and are cumulative.  The holders of the Series C Preferred Stock vote together with the holders of our common stock on an as-converted basis, but may not vote the Series C Preferred Stock in excess of the beneficial ownership limitation of the Series C Preferred Stock.  The beneficial ownership limitation is 4.99% of our then outstanding shares of common stock following such conversion or exercise, which may be increased to up to 9.99% of our then outstanding shares of common stock following such conversion or exercise upon the request of an individual holder.  The beneficial ownership limitation is determined on an individual holder basis, such that the as-converted number of shares of one holder is not included in the shares outstanding when calculating the limitation for a different holder. In addition, absent the approval of holders representing at least 67% of the outstanding shares of the Series C Preferred Stock, which holders must include Alpha Capital Anstalt, so long as Alpha Capital Anstalt holds not less than $100,000 of Series C Preferred Stock, we may not (i) increase the number of authorized shares of preferred stock, (ii) amend our charter documents, including the terms of the Series C Preferred Stock, in any manner adverse to the holders of the Series C Preferred Stock, including authorizing or creating any class of stock ranking senior to, or otherwise pari passu with, the shares of Series C Preferred Stock as to dividends, redemption or distribution of assets upon a liquidation, or (iii) perform certain covenants, including:

●	incur additional indebtedness;
●	permit liens on assets;
●	repay, repurchase or otherwise acquire more than a de minimis number of shares of capital stock;
●	pay cash dividends to our stockholders; and
●	engage in transactions with affiliates.

Any holder of Series C Preferred Stock is entitled at any time to convert any whole or partial number of shares of Series C Preferred Stock into shares of our common stock at a price of $1.50 per share. The Series C Preferred Stock is subject to full ratchet anti-dilution price protection upon the issuance of equity or equity-linked securities at an effective common stock purchase price of less than $1.50 per share as well as other customary anti-dilution protection.

In the event that

(i)
we fail to, or announce our intention not to, deliver common stock share certificates upon conversion of our Series C Preferred Stock prior to the seventh trading day after such shares are required to be delivered,

(ii)
we fail for any reason to pay in full the amount of cash due pursuant to our failure to deliver common stock share certificates upon conversion of our Series C Preferred Stock within five calendar days after notice therefor is delivered,

(iii)	we fail to have available a sufficient number of authorized and unreserved shares of common stock to issue upon a conversion of our Series C Preferred Stock,
(iv)
we fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of our obligations under, the securities purchase agreement, the registration rights agreement, the certificate of designation or the warrants entered into pursuant to the private placement transaction for our Series C Preferred Stock, which failure or breach could have a material adverse effect, and such failure or breach is not cured within 30 calendar days after written notice was delivered,

(v)	we are party to a change of control transaction,
(vi)	we file for bankruptcy or a similar arrangement or are adjudicated insolvent,
(vii)	we are subject to a judgment, including an arbitration award against us, of greater than $100,000, and such judgment remains unvacated, unbonded or unstayed for a period of 45 calendar days,

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

The holders of the Series C Preferred Stock are entitled, among other rights, to redeem their shares of Series C Preferred Stock at any time for greater than their stated value or increase the dividend rate on their shares of Series C Preferred Stock to 18%.   The Company determined that certain of the defined triggering events were outside the Company’s control and therefore classified the Series C Preferred Stock outside of equity.

In connection with the sale of the Series C preferred stock, the Company issued an aggregate of 1,330,627 warrants to purchase the Company’s common stock at $2.61 per share expiring five years from the initial exercise date.  The warrants contain full ratchet anti-dilution price protection upon the issuance of equity or equity-linked securities at an effective common stock purchase price of less than $2.61 per share as well as other customary anti-dilution protection. The warrants are exercisable for cash; or if at any time after six months from the issuance date, there is no effective registration statement registering the resale, or no current prospectus available for the resale, of the shares of common stock underlying the warrants, the warrants may be exercised by means of a “cashless exercise”.  As a result of an amendment to the conversion price of our Series C Preferred Stock, the full-ratchet anti-dilution protection provision of the warrants decreased the exercise price of the warrants from $2.61 per share to $1.50 per share and increased the aggregate number of shares issuable under the warrants to 2,315,301.

In accordance with ASC 470-20, at issuance, the Company recognized an embedded beneficial conversion feature present in the Series C Preferred Stock when it was issued. The Company allocated the net proceeds between the intrinsic value of the conversion option ($1,303,671) and the warrants ($1,064,739) to additional paid-in capital.  The aggregate debt discount, comprised of the relative intrinsic value of the conversion option ($1,303,671), the relative fair value of the warrants ($1,064,739), and the issuance costs ($412,590), for a total of $2,781,000, is amortized over an estimated one year as interest expense.

During the month of February 2013, the holders of previously issued convertible bridge notes converted into 600 shares of the Company’s Series C Preferred Stock.

During the months of February, March, May, and July 2013, the Company sold an aggregate of 2,181 shares of the Company’s Series C Preferred Stock for net proceeds of $1,814,910.

At the time of issuance and until March 31, 2015, the Company determined that the anti-dilutive provisions embedded in the Series C Preferred Stock and related issued warrants did not meet the defined criteria of a derivative in such that the net settlement requirement of delivery of common shares does not meet the “readily convertible to cash” as described in Accounting Standards Codification 815 and therefore bifurcation is not required.  There was no established market for the Company’s common stock.  As described in Note 8, as of March 31, 2015, the Company determined a market had been established for the Company’s common stock and accordingly, reclassified the fair value of the embedded reset provisions of the Series C Preferred Stock and warrants of $1,242,590 and $4,097,444, respectively, from equity to liabilities.

At March 31, 2015, the Company valued the reset provisions of the Series C Preferred Stock and warrants in accordance with ASC 470-20 using the Multinomial Lattice pricing model and the following assumptions: contractual terms of 2.78 to 3.50 years, a risk free interest rate of 0.56% to 0.89%, a dividend yield of 0%, and volatility of 141.00%.

During December 2014, the Company issued an aggregate of 59,267 shares of its commons stock in exchange for 70 shares of the Company’s Series C 9% Convertible Preferred Stock and accrued dividends.

During January 2015, the Company issued an aggregate of 42,334 shares of its common stock in exchange for 50 shares of the Company’s Series C Preferred Stock and accrued dividends.

During March 2015, the Company issued an aggregate of 169,334 shares of its common stock in exchange for 200 shares of the Company’s Series C Preferred Stock and accrued dividends.

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

In April 2015, the Company issued an aggregate of 152,401 shares of its common stock in exchange for 180 shares of the Company’s Series C Preferred Stock and accrued dividends.

On May 11, 2015, the Company sold an aggregate of 450 shares of its Series C Preferred Stock for net proceeds of $450,000.  In connection with the sale, the Company issued 374,641 warrants to purchase the Company’s common stock at an exercise price of $1.50 per share for five years with certain reset provisions as described above. The Company determined the initial fair values of the embedded beneficial conversion feature of the Series C Preferred Stock and the reset provisions of the related issued warrants $506,348 and $334,784, respectively, using a Multinomial Lattice pricing model and the following assumptions: estimated contractual terms of 2.00 years, a risk free interest rate of 0.25%, a dividend yield of 0%, and volatility of 140.00%.  The determined fair values were recorded as liabilities and a charge to current period operations.

In May 2015, the Company issued an aggregate of 273,473 shares of its common stock in exchange for 323 shares of the Company’s Series C Preferred Stock and accrued dividends.

In June 2015, the Company issued an aggregate of 296,333 shares of its common stock in exchange for 350 shares of the Company’s Series C Preferred Stock and accrued dividends.

In July 2015, the Company issued an aggregate of 169,333 shares of its common stock in exchange for 200 shares of the Company’s Series C Preferred Stock and accrued dividends.

In October 2015, the Company issued an aggregate of 143,935 shares of its common stock in exchange for 170 shares of the Company’s Series C Preferred Stock and accrued dividends.

In November 2015, the Company issued an aggregate of 99,061 shares of its common stock in exchange for 117 shares of the Company’s Series C Preferred Stock and accrued dividends.

In December 2015, the Company issued an aggregate of 84,667 shares of its common stock in exchange for 100 shares of the Company’s Series C Preferred Stock and accrued dividends.

For the year ended December 31, 2015, at the time of conversions, the Company reclassified the fair value of the embedded beneficial conversion feature of the Series C Preferred Stock of $639,467 from liability to equity. The fair values were determined using a Multinomial Lattice pricing model and the following assumptions: estimated contractual terms of 2.00 years, a risk free interest rate of 0.23% to 0.27%, a dividend yield of 0%, and volatility from 139% to 147.00%.

Series C Preferred Stock issued and outstanding totaled 1,471 and 2,711 as of December 31, 2015 and 2014, respectively.  As of December 31, 2015 and 2014, the Company has accrued $340,291 and $445,069 dividends payable on the Series C Preferred Stock.

Registration Rights Agreement

In connection with the Company’s private placement of Series C Preferred Stock and warrants, the Company entered into a registration rights agreement with the purchasers pursuant to which the Company agreed to provide certain registration rights with respect to the common stock issuable upon conversion of Series C Preferred Stock and exercise of the warrants issued to holders of Series C Preferred Stock. Specifically, the Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the common stock issuable upon conversion of the Series C Preferred Stock and exercise of the warrants on or before July 22, 2013 and to cause such registration statement to be declared effective by the Securities and Exchange Commission, in the event that the registration statement is not reviewed by the Securities and Exchange Commission, within five trading days after the Company is notified that registration statement is not being reviewed by the Securities and Exchange Commission, and by November 22, 2013 in the event that the registration statement is reviewed by the Securities and Exchange Commission and the Securities and Exchange Commission issues comments.

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

If (i) the registration statement is not filed by July 22, 2013, (ii) the registration statement is not declared effective by the Securities and Exchange Commission within five trading days after the Company is notified that the registration statement is not being reviewed by the Securities and Exchange Commission, in the case of a no review, (iii) the registration statement is not declared effective by the Securities and Exchange Commission by November 22, 2013 in the case of a review by the Securities and Exchange Commission pursuant to which the Securities and Exchange Commission issues comments or (iv) the registration statement ceases to remain continuously effective for more than 20 consecutive calendar days or more than an aggregate of 45 calendar days during any 12-month period after its first effective date, then the Company is subject to liquidated damage payments to the holders of the shares sold in the private placement in an amount equal to 0.25% of the aggregate purchase price paid by such purchasers per month of delinquency.

Notwithstanding the foregoing, (i) the maximum aggregate liquidated damages due under the registration rights agreement shall be 3% of the aggregate purchase price paid by the purchasers, and (ii) if any partial amount of liquidated damages remains unpaid for more than seven days, the Company shall pay interest of 18% per annum, accruing daily, on such unpaid amount.

Pursuant to the registration rights agreement, the Company must maintain the effectiveness of the registration statement from the effective date until the date on which all securities registered under the registration statement have been sold, or are otherwise able to be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, subject to the right to suspend or defer the use of the registration statement in certain events.

The Company filed a registration statement on July 22, 2013, which was originally declared effective on June 23, 2014.  As a result, the Company accrued $55,620 as interest expense for liquidating damages due under the registration rights agreement as of December 31, 2014. At December 31, 2015, the Company estimated the liability at $-0- and therefore recorded the change to current period operations.

NOTE 8 – WARRANT AND DERIVATIVE LIABILITIES

At the time of issuance and until March 31, 2015, the Company determined that the anti-dilutive provisions embedded in the Series C Preferred Stock and related warrants (see Note 7) did not meet the defined criteria of a derivative in such that the net settlement requirement of delivery of common shares does not meet the “readily convertible to cash” as described in Accounting Standards Codification 815 and therefore bifurcation was not required.  There was no established market for the Company’s common stock.   As of March 31, 2015, the Company determined a market had been established for the Company’s common stock and accordingly, reclassified from equity to liability treatment the fair value of the embedded reset provisions of the Series C Preferred Stock and warrants of $1,242,590 and $4,097,444, respectively.

The Company valued the reset provisions of the Series C Preferred Stock and warrants in accordance with ASC 470-20 using the Multinomial Lattice pricing model and the following assumptions: estimated contractual terms, a risk free interest rate of 0.56% to 0.89, a dividend yield of 0%, and volatility of 141.00%.

At December 31, 2015, the Company marked to market the fair value of the reset provisions of the Series C Preferred Stock and warrants and determined fair values of $285,157 and $1,621,199, respectively. The Company recorded a gain from change in fair value of derivatives of $3,113,580 for the year ended December 31, 2015, respectively. The fair values of the embedded derivatives were determined using the Multinomial Lattice pricing model and the following assumptions: estimated contractual term of 2.00 years, a risk free interest rate of 1.01%, a dividend yield of 0%, and volatility of 147.00%.

NOTE 9 – STOCKHOLDER EQUITY

There was not a viable market for the Company’s common stock to determine its fair value until October 29, 2014; therefore, prior to October 29, 2014, management was required to estimate the fair value to be utilized in the determining stock based compensation costs.  In estimating the fair value, management considered recent sales of its common stock to independent qualified investors, placement agents’ assessments of the underlying common shares relating to our sale of preferred stock and validation by independent fair value experts. Considerable management judgment is necessary to estimate the fair value.  Accordingly, actual results could vary significantly from management’s estimates.

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

Preferred stock

The Company is authorized to issue 1,000,000 shares of $0.001 par value preferred stock. As of December 31, 2015 and 2014, the Company has designated and issued 200 and 184.4 shares of Series A preferred stock, respectively, designated and issued 600 and 177.5 shares of Series B preferred stock, respectively. See Note 6.

As of December 31, 2015 and 2014, the Company designated and issued 4,200 and 2,781 shares of Series C 9% convertible preferred stock, respectively. See Note 7.

On June 23, 2014, the Company issued an aggregate of 577,901 and 493,818 shares of its common stock in exchange of all the issued and outstanding Series A and Series B preferred stock.

During December 2014, the Company issued an aggregate of 59,267 shares of its commons stock in exchange for 70 shares of the Company’s Series C 9% Convertible Preferred Stock and accrued dividends.

During January 2015, the Company issued an aggregate of 42,334 shares of its common stock in exchange for 50 shares of the Company’s Series C Preferred Stock and accrued dividends.

During March 2015, the Company issued an aggregate of 169,334 shares of its common stock in exchange for 200 shares of the Company’s Series C Preferred Stock and accrued dividends.

In April 2015, the Company issued an aggregate of 152,401 shares of its common stock in exchange for 180 shares of the Company’s Series C Preferred Stock and accrued dividends.

On May 11, 2015, the Company sold an aggregate of 450 shares of its Series C Preferred Stock for net proceeds of $450,000.  In connection with the sale, the Company issued 374,641 warrants to purchase the Company’s common stock at an exercise price of $1.50 per share for five years.

In May 2015, the Company issued an aggregate of 273,473 shares of its common stock in exchange for 323 shares of the Company’s Series C Preferred Stock and accrued dividends.

In June 2015, the Company issued an aggregate of 296,333 shares of its common stock in exchange for 350 shares of the Company’s Series C Preferred Stock and accrued dividends.

In July 2015, the Company issued an aggregate of 169,333 shares of its common stock in exchange for 200 shares of the Company’s Series C Preferred Stock and accrued dividends.

In October 2015, the Company issued an aggregate of 143,935 shares of its common stock in exchange for 170 shares of the Company’s Series C Preferred Stock and accrued dividends.

In November 2015, the Company issued an aggregate of 99,061 shares of its common stock in exchange for 117 shares of the Company’s Series C Preferred Stock and accrued dividends.

In December 2015, the Company issued an aggregate of 84,667 shares of its common stock in exchange for 100 shares of the Company’s Series C Preferred Stock and accrued dividends.

Cumulatively from January 1, 2015 to December 31, 2015, the Company exchanged 1,690 shares of the Company’s Series C Preferred Stock and dividends with a recorded value of $2,146,302 for 1,430,871 shares of common stock.

As of December 31, 2015 and 2014, the Company has 1,471 and 2,711 Series C Preferred Stock issued and outstanding.

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

Common stock

The Company is authorized to issue 50,000,000 shares of $0.001 par value common stock. As of December 31, 2015 and 2014, the Company had 16,825,703 and 11,179,266 shares issued and outstanding, respectively.

During the year ended December 31, 2014, the Company issued 654,000 shares of its common stock (net of shares exchanged) under the terms of its 2012 Equity Plan for services rendered totaling $1,635,000 ($2.50 per share).

During the year ended December 31, 2014, the Company issued 26,000 shares of its common stock in settlement of $65,000 related party debt ($2.50 per share).

During the year ended December 31, 2014, the Company entered into a securities purchase agreement with investors pursuant to which the Company issued 956,179 shares of common stock and five-year warrants for aggregate net proceeds of $1,969,410.

During the year ended December 31, 2015, the Company issued an aggregate of 1,452,500 shares of common stock under the terms of its 2012 Equity Plan for services rendered totaling $3,341,752 ($2.30 average per share).

During the year ended December 31, 2015, the Company issued 10,000 shares of common stock in exchange for options exercised at $2.09 per share.

During the year ended December 31, 2015, the Company issued an aggregate of 8,082 shares of common stock in exchange for warrants exercised at an average price of $3.09 per share.

During the year ended December 31, 2015, the Company issued 99,552 shares of common stock in exchange for 156,102 warrants exercised on a cashless basis.

During the year ended December 31, 2015, the Company entered into securities purchase agreements with investors pursuant to which the Company issued 2,645,432 shares of common stock and warrants for aggregate proceeds of $4,759,798, net of $608,356 in expenses.

In connection with the securities purchase agreements described above, the Company entered into registration rights agreements with the purchasers in such private placements pursuant to which the Company agreed to provide certain registration rights with respect to the common stock issued to the investors participating in such private placements and the common stock issuable upon exercise of the related warrants issued such investors. Specifically, the Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock issued pursuant to the private placement and issuable upon the exercise of the warrants within 45 days of the termination date of such private placement and to cause such registration statement to be declared effective by the Securities and Exchange Commission, in the event that the registration statement is not reviewed by the Securities and Exchange Commission, within 30 calendar days after the Company is notified that registration statement is not being reviewed by the Securities and Exchange Commission, and within 180 calendar days of the initial filing date of the registration statement in the event that the registration statement is reviewed by the Securities and Exchange Commission and the Securities and Exchange Commission issues comments.

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

If (i) the registration statement is not filed within 45 days of the applicable termination date, (ii) the registration statement is not declared effective by the Securities and Exchange Commission within 30 calendar days after the Company is notified that registration statement is not being reviewed by the Securities and Exchange Commission, in the case of a no review, (iii) the registration statement is not declared effective by the Securities and Exchange Commission within 180 calendar days of the initial filing date of the registration statement in the case of a review by the Securities and Exchange Commission pursuant to which the Securities and Exchange Commission issues comments or (iv) the registration statement ceases to remain continuously effective for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days during any 12-month period after its first effective date, then the Company is subject to liquidated damage payments to the holders of the shares sold in the private placement in an amount equal to 1.0% of the aggregate purchase price paid by such purchasers per month of delinquency, provided, however, that the Company will not be required to make any payments any of the foregoing events occurred at such time that all securities registered or to be registered in the registration statement are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended and provided, further, that the Company will not be required to make any liquidated damage payments with respect to any securities registered or to be registered in the registration statement that the Company is unable to register due to limits imposed by the Securities and Exchange Commission’s interpretation of Rule 415 under the Securities Act of 1933, as amended.

Notwithstanding the foregoing, (i) the maximum aggregate liquidated damages due under the registration rights agreements dated December 31, 2013, April 4, 2014 and August 15, 2014 shall be 3% of the aggregate purchase price paid by the purchasers, (ii) the maximum aggregate liquidated damages due under the registration rights agreement dated December 19, 2014 shall be 6% of the aggregate purchase price paid by the purchasers and (iii) if any partial amount of liquidated damages remains unpaid for more than seven days, the Company shall pay interest of 18% per annum, accruing daily, on such unpaid amount.

Pursuant to the registration rights agreements, the Company must maintain the effectiveness of the registration statement from the effective date until the date on which all securities registered under the registration statement have been sold, or are otherwise able to be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, subject to the right to suspend or defer the use of the registration statement in certain events.

The Company filed a registration statement on May 20, 2015, which was declared effective on June 12, 2015 to satisfy the requirements under the registration rights agreements with the purchasers of its common stock and warrants prior to September 30, 2015.

Beginning on October 23, 2015, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold to the investors units, which each unit  consisting of one share of the Company’s common stock and a warrant to purchase one half of one share of common stock (the “Private Placement”).  In connection with the Private Placement, the Company also entered into a registration rights agreements with the investors, pursuant to which the Company agreed to provide certain registration rights with respect to the common stock and warrants issued under the Private Placement.  The registration rights agreements require the Company to file a registration statement within 45 calendar days upon close of the private placement and to be effective 120 calendar days thereafter.  As of the date of filing, the Private Placement has not closed.  The Company has estimated the liability under the registration rights agreement at $-0- as of December 31, 2015.

Stock based payable

The Company is obligated to issue shares of its common stock to board members and consultants for past and future services.  The estimated liability as of December 31, 2015 and 2014 of $-0- and $226,305 was determined based on services rendered for past services as of December 31, 2015 and 2014, respectively.

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

NOTE 10 – OPTIONS AND WARRANTS

There was not a viable market for the Company’s common stock to determine its fair value until October 29, 2014; therefore, prior to October 29, 2014, management was required to estimate the fair value to be utilized in the determining stock based compensation costs.  In estimating the fair value, management considered recent sales of its common stock to independent qualified investors, placement agents’ assessments of the underlying common shares relating to our sale of preferred stock and validation by independent fair value experts. Considerable management judgment is necessary to estimate the fair value.  Accordingly, actual results could vary significantly from management’s estimates.

Options

On October 19, 2012, the Company’s Board of Directors approved the 2012 Equity Incentive Plan (“the “2012 Plan) and terminated the Long-Term Incentive Plan (the “2011 Plan”). The Plan provides for the issuance of options to purchase up to 11,686,123,(as amended)  shares of the Company’s common stock to officers, directors, employees and consultants of the Company (as amended). Under the terms of the Plan the Company may issue Incentive Stock Options as defined by the Internal Revenue Code to employees of the Company only and nonstatutory options. The Board of Directors of the Company determines the exercise price, vesting and expiration period of the grants under the Plan.

However, the exercise price of an Incentive Stock Option should not be less than 110% of fair value of the common stock at the date of the grant for a 10% or more stockholder and 100% of fair value for a grantee who is not 10% stockholder. The fair value of the common stock is determined based on quoted market price or in absence of such quoted market price, by the Board of Directors in good faith.

Additionally, the vesting period of the grants under the Plan will be determined by the Committee, in its sole discretion, and expiration period not more than ten years. The Company reserved 1,250,000 shares of its common stock for future issuance under the terms of the Plan.

During the year ended December 31, 2014, the Company granted an aggregate of 3,478,498 options and 654,000 stock grants (net of shares exchanged) to officers, directors and key consultants.

During the year ended December 31, 2015, the Company granted an aggregate of 1,800,000 options and 1,452,500 stock grants (net of shares exchanged) to officers, directors and key consultants.

The following table presents information related to stock options at December 31, 2015:

Options Outstanding			Options Exercisable
		Weighted
		Average	Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Options	In Years	Options
$1.01-2.00	1,544,642	6.3	910,142
2.01-3.00	5,935,548	6.3	4,403,359
3.01-4.00	300,000	9.3	300,000
	7,780,190	6.4	5,613,501

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

A summary of the stock option activity and related information for the 2012 Plan for the years ended December 31, 2015 and 2014 is as follows:

			Weighted-Average
		Weighted-Average	Remaining	Aggregate
	Shares	Exercise Price	Contractual Term	Intrinsic Value
Outstanding at January 1, 2014	2,990,977	$2.05	6.02	$-
Grants	3,478,498	2.39	8.10	$-
Exercised	-	-	-	-
Canceled	(479,285)	$(2.00)		-
Outstanding at December 31, 2014	5,990,190	$2.25	6.7	$3,267,692
Grants	1,800,000	2.70	8.9	$-
Exercised	(10,000)	2.09
Canceled	-
Outstanding at December 31, 2015	7,780,190	$2.30	6.4	$-
Exercisable at December 31, 2015	5,613,501	$2.35	5.8	$-

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s stock price of $1.30 as of December 31, 2015, which would have been received by the option holders had those option holders exercised their options as of that date.

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from an index of historical stock prices of comparable entities until sufficient data exists to estimate the volatility using the Company’s own historical stock prices. Management determined this assumption to be a more accurate indicator of value. The Company accounts for the expected life of options based on the contractual life of options for non-employees.

For employees, the Company accounts for the expected life of options in accordance with the “simplified” method, which is used for “plain-vanilla” options, as defined in the accounting standards codification. The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options.  The fair value of stock-based payment awards during the years ended December 31, 2015 and 2014 was estimated using the Black-Scholes pricing model.

In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the number of vested options as a percentage of total options outstanding.

During the year ended December 31, 2014, the Company granted an aggregate of 3,478,498 options to purchase the Company’s common stock in connection with the services rendered at exercise prices from $2.21 to $2.50 per share for a term of seven years.  Vesting is as follows:

1,491,983	Exercisable immediately
125,000	Per quarter, over one year
1,126,552	Per quarter, over two years
734,963	Performance contingent
3,478,498

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

The fair value of the granted options for the year ended December 31, 2014 was determined using the Black Scholes option pricing model with the following assumptions:

Dividend yield:	-0-%
Volatility	119.43% to 129.88%
Risk free rate:	0.48% to 2.53%
Expected life:	7 to 10 years
Estimated fair value of the Company’s common stock	$$2.21 to $2.50
Estimated forfeiture rate	0%

During the year ended December 31, 2015, the Company granted an aggregate of 1,800,000 options to purchase the Company’s common stock in connection with the services rendered at exercise prices from $1.56 to $3.99 per share for a term of seven years.  Vesting is as follows:

737,500	Exercisable immediately
155,000	Per quarter, over one year
250,000	Per quarter, over three years
225,000	One year anniversary
300,000	1/12 per month beginning first month anniversary
100,000	50% one year anniversary, 50% two year anniversary
32,500	Performance contingent
1,800,000

The fair value of the granted options for the year ended December 31, 2015 was determined using the Black Scholes option pricing model with the following assumptions:

Dividend yield:	-0-%
Volatility	118.56% to 130.30%
Risk free rate:	1.19% to 2.37%
Expected life:	7 to 10 years
Estimated fair value of the Company’s common stock	$1.42 to $3.99
Estimated forfeiture rate	0%

On April 22, 2015, the Company issued 10,000 shares of common stock in exchange for options exercised at $2.09 per share.

The fair value of all options vesting during the year ended December 31, 2015 and 2014 of $4,471,603 and $4,193,425, respectively, was charged to current period operations.  Unrecognized compensation expense of $1,782,575 and $3,778,589 at December 31, 2015 and 2014, respectively, will be expensed in future periods.

Restricted Stock

The following table summarizes the restricted stock activity for the year ended December 31, 2015:

Restricted shares issued as of January 1, 2015	-
Granted	175,000
Total restricted shares issued as of December 31, 2015	175,000
Vested restricted shares as of December 31, 2015	(75,000)
Unvested restricted shares as of December 31, 2015	100,000

Stock based compensation expense related to restricted stock grants was $338,614 and $-0- for the year ended December 31, 2015 and 2014, respectively.  As of December 31, 2015, the stock-based compensation relating to restricted stock of $53,386 remains unamortized.

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

Warrants

The following table summarizes information with respect to outstanding warrants to purchase common stock of the Company, all of which were exercisable, at December 31, 2015:

Exercise	Number	Expiration
Price	Outstanding	Date
$0.001	383,320	January 2020
$1.50	3,991,391	February 2018 to December 2018
$1.84	35,076	January 2020
$1.95	654,674	October 2018 to December 2018
$2.00	100,000	August 2018
$2.02	30,755	January 2020
$2.50	100,000	August 2018
$2.75	228,720	August 2019 to September 2019
$3.67	214,193	December 2018 to January 2019
$3.75	1,340,556	April 2019 to March 2020
	7,078,685

On January 31, 2014, the Company issued an aggregate of 64,626 warrants to purchase the Company’s common stock at $3.67 per share for five years in connection with the sale of the Company’s common stock.

In February 2014, as described in the terms of the warrants issued in connection with the sale of the Series C preferred stock, the Company reset 2,138,800 previously issued warrants from a exercise price of $2.61 per share to $1.50.  In addition, the Company was required to increase the number of issued warrants to an aggregate total of 3,721,518 warrants.

In April 2014, the Company issued an aggregate of 137,856 warrants to purchase the Company’s common stock at $3.75 per share for five years in connection with the sale of the Company’s common stock.

In August 2014, the Company issued an aggregate of 135,120 warrants to purchase the Company’s common stock at $2.75 per share for five years in connection with the sale of the Company’s common stock.

In September 2014, the Company issued an aggregate of 93,600 warrants to purchase the Company’s common stock at $2.75 per share for five years in connection with the sale of the Company’s common stock.

In December 2014, the Company issued an aggregate of 358,470 warrants to purchase the Company’s common stock in connection with the sale of the Company’s common stock. Of the aggregate issued, 204,840 warrants are exercisable at $2.50 expiring six months from the date of issuance and 153,630 warrants exercisable at $3.75 per share expiring March 31, 2020.

On January 23, 2015, the Company issued an aggregate of 428,400 and 321,300 warrants to purchase the Company’s common stock at $2.50 and $3.75 per share, respectively, expiring on July 31, 2015 and March 31, 2020, respectively, in connection with the sale of the Company’s common stock.

On February 10, 2015, the Company issued an aggregate of 337,000 and 252,750 warrants to purchase the Company’s common stock at $2.50 and $3.75 per share, respectively, expiring on July 31, 2015 and March 31, 2020, respectively, in connection with the sale of the Company’s common stock.

On February 27, 2015, the Company issued an aggregate of 223,000 and 167,250 warrants to purchase the Company’s common stock at $2.50 and $3.75 per share, respectively, expiring on July 31, 2015 and March 31, 2020, respectively, in connection with the sale of the Company’s common stock.

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

On March 31, 2015, the Company issued an aggregate of 410,360 and 307,770 warrants to purchase the Company’s common stock at $2.50 and $3.75 per share, respectively, expiring on July 31, 2015 and March 31, 2020, respectively, in connection with the sale of the Company’s common stock.

On April 15, 2015, the Company issued 99,552 shares of common stock in exchange for 156,102 warrants exercised on a cashless basis.

On May 5, 2015, the Company issued 4,082 shares of common stock in exchange for 4,082 warrants exercised at $3.67 per share.

On May 8, 2015, the Company issued 4,000 shares of common stock in exchange for 4,000 warrants exercised at $2.50 per share.

On May 11, 2015, the Company issued an aggregate of 374,641 warrants to purchase the Company’s common stock at $1.50 per share expiring on May 11, 2020 in connection with the sale of the Company’s Series C Preferred stock.

On August 17, 2015, the Company issued 100,000 and 100,000 warrants to purchase the Company’s common stock at $2.00 and 2.50 per share, respectively, expiring on August 17, 2018 in connection with services provided.  Both warrants vest at 1/12 per month over one year.  The fair value of the vested portion of the issued warrants of $104,505 was charged to current period operations and was determined using the Black-Scholes option model with a volatility figure derived from an index of historical stock prices of comparable entities of 118.80% to 118.88%, risk free rate of 0.92% to 1.31%, dividend yield of -0- and fair value of the Company’s common stock of $1,30 to $1.40.  As of December 31, 2015, unrecognized compensation expense was $46,993.

On October 23, 2015, the Company issued an aggregate of 108,336 warrants to purchase the Company’s common stock at $1.95, expiring on October 23, 2018, in connection with the sale of the Company’s common stock. In addition, the Company issued 11,334 warrants to purchase the Company’s common stock at $1.50, expiring October 23, 2018 for placement agent services.

On October 29, 2015, the Company issued an aggregate of 43,334 warrants to purchase the Company’s common stock at $1.95, expiring on October 29, 2018, in connection with the sale of the Company’s common stock.  In addition, the Company issued 6,134 warrants to purchase the Company’s common stock at $1.50, expiring October 29, 2018 for placement agent services.

On November 18, 2015, the Company issued an aggregate of 188,335 warrants to purchase the Company’s common stock at $1.95, expiring on November 18, 2018, in connection with the sale of the Company’s common stock.  In addition, the Company issued 25,200 warrants to purchase the Company’s common stock at $1.50, expiring November 18, 2018 for placement agent services.

On December 18, 2015, the Company issued an aggregate of 116,668 warrants to purchase the Company’s common stock at $1.95, expiring on December 18, 2018, in connection with the sale of the Company’s common stock.  In addition, the Company issued 20,000 warrants to purchase the Company’s common stock at $1.50, expiring December 18, 2018 for placement agent services.

On December 22, 2015, the Company issued an aggregate of 166,667 warrants to purchase the Company’s common stock at $1.95, expiring on December 22, 2018, in connection with the sale of the Company’s common stock.  In addition, the Company issued 20,000 warrants to purchase the Company’s common stock at $1.50, expiring December 22, 2018 for placement agent services.

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

A summary of the warrant activity for the years ended December 31, 2015 and 2014 is as follows:

			Weighted-Average
		Weighted-Average	Remaining	Aggregate
	Shares	Exercise Price	Contractual Term	Intrinsic Value
Outstanding at January 1, 2014	2,717,258	$2.28	6.02	-
Grants	2,396,732	$4.64	2.05	-
Exercised	-	-	-	-
Canceled	-	-	-	-
Outstanding at December 31, 2014	5,113,990	$1.71	3.6	$6,041,436
Grants	3,728,479	2.62	2.3	-
Exercised	(164,184)	1.58
Canceled	(1,599,600)	$2.50
Outstanding at December 31, 2015	7,078,685	$2.02	3.0	$497,933

Vested and expected to vest at December 31, 2015	7,078,685	$2.02	3.0	$497,933
Exercisable at December 31, 2015	6,945,353	$2.01	3.0	$497,933

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on warrants with an exercise price less than the Company’s stock price of $1.30 as of December 31, 2015, which would have been received by the warrant holders had those warrant holders exercised their warrants as of that date.

NOTE 11 – FAIR VALUE MEASUREMENT

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”). ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon level 3 inputs.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts payable and other current assets and liabilities approximate fair value because of their short-term maturity.

As of December 31, 2015 and 2014, the Company did not have any items that would be classified as level 1 or 2 disclosures.

The Company recognizes its derivative and warrant liabilities as level 3 and values its derivatives using the methods discussed in Note 8. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed in Note 5 are that of volatility and market price of the underlying common stock of the Company.

As of December 31, 2015 and 2014, the Company did not have any derivative instruments that were designated as hedges.

The derivative and warrant liability as of December 31, 2015, in the amount of $285,157 and $1,621,199, respectively, has a level 3 classification.

The following table provides a summary of changes in fair value of the Company’s level 3 financial liabilities as of December 31, 2015:

	Warrant Liability	Derivative
Balance, December 31, 2014 (and prior)	$-	$-
Total (gains) losses
Initial fair value of derivative at March 31, 2015, reclassified from equity	-	1,242,590
Initial fair value of warrant liability at March 31, 2015, reclassified from equity	4,097,444	-
Initial fair value of derivative at date of issuance of Series C Preferred Stock	-	250,540
Initial fair value of warrant liability at the date of issuance	334,784	-
Transfers out due to conversion of Series C Preferred Stock	-	(639,467)
Transfers out due to exercise of warrants	(265,955)	-
Mark to market to December 31, 2015	(2,545,074)	(568,506)
Balance, December 31, 2015	$1,621,199	$285,157
Gain on change in warrant and derivative liabilities for the year ended December 31, 2015	$2,545,074	$568,506

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. As the stock price decreases for each of the related derivative instruments, the value to the holder of the instrument generally decreases, therefore decreasing the liability on the Company’s balance sheet. Additionally, stock price volatility is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Operating leases

On April 15, 2015, the Company entered into a lease amendment agreement, whereby the Company agreed to extend the lease for office space in Los Angeles, California, commencing September 1, 2015 and expiring on August 31, 2017.  In connection with the lease, the Company is obligated to lease parking spaces at an aggregate approximate cost of $978 per month.

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

In April 2015, the Company entered into a lease for approximately 1,741 square feet of office space in Golden Valley Minnesota, whereby the Company agreed to lease premises, commencing May 1, 2015 and expiring on May 31, 2018. In connection therewith, the Company paid a security deposit of $2,712.

Future minimum lease payments under these three agreements are as follows:

Year Ending December 31,
2016	$125,192
2017	96,024
2018	13,783
$234,999

Rent expense charged to operations, which differs from rent paid due to rent credits and to increasing amounts of base rent, is calculated by allocating total rental payments on a straight-line basis over the term of the lease. During the years ended December 31, 2015 and 2014, rent expense was $165,514 and $77,063, respectively and as of December 31, 2015 and 2014, net deferred rent payable was $3,016 and $-0-, respectively.  Included in rent expense for the year ended December 31, 2015, was temporary monthly rental expenses incurred.

Employment agreements

On July 14, 2014, the Company’s Board Of Directors (the “Board”) increased the size of the Board to eight members and appointed Gregory D. Cash and Patrick J. Gallagher as members of the Board, effective as of July 15, 2014, to serve for a term expiring at the Company’s 2015 annual meeting of stockholders. In addition, the Board appointed Mr. Cash to serve as the Company’s president and chief executive officer.

In connection with the appointment of Mr. Cash, on July 15, 2014 (the “Effective Date”), the Company entered into an employment agreement with Mr. Cash (the “Employment Agreement”). The Employment Agreement has an initial term of three years that expires on July 15, 2017. Under the Employment Agreement, Mr. Cash is entitled to an annual base salary of $275,000. Upon the Company closing an equity or equity-linked financing with proceeds to the Company of at least $3.5 million (a “Qualified Financing”), Mr. Cash’s annual base salary will automatically increase to $325,000 and he will receive (i) a one-time payment equal to the difference between the amount he would have earned if his base salary was $325,000 and the amount he actually earned at his base salary of $275,000 for the time period from the Effective Date until the closing of such Qualified Financing and (ii) a one-time cash bonus of $30,000. If the Company does not complete a Qualified Financing within six months after the Effective Date, Mr. Cash’s annual base salary will nonetheless increase to $325,000 and he will receive the same one-time payment unless the Company reasonably determines that the failure to complete such Qualified Financing was within the reasonable control of Mr. Cash. Mr. Cash is also eligible to receive an annual bonus equal to at least 50% of the sum of his base salary and one-time payment, based on the achievement of reasonable performance criteria to be determined by the Board in consultation with Mr. Cash within 90 days of the Effective Date.

In accordance with the Employment Agreement, on July 15, 2014, the Company granted Mr. Cash an incentive stock option to purchase 1,265,769 shares of the Company’s common stock, made pursuant to an Incentive Stock Option Agreement. The option has an exercise price of $2.21, which was the fair market value of the Company’s common stock on the date of grant, and a term that expires ten years from the date of grant. The option will vest as follows (i) 542,473 shares of common stock will vest in eleven equal installments of 45,206 shares of common stock and one final installment of 45,207 shares of common stock on a quarterly basis with the first installment vesting on the Effective Date and subsequent installments vesting every three months thereafter; (ii) 180,824 shares of common stock will vest immediately upon completion of a Qualified Financing; (iii) 180,824 shares of common stock will vest upon the listing of the Company’s common stock on a recognized U.S. national securities exchange (i.e., NYSE, MKT LLC, The Nasdaq Stock Market LLC or the New York Stock Exchange); (iv) 180,824 shares of common stock will vest upon the 510(k) clearance or any other type of clearance deemed necessary by the U.S. Food and Drug Administration of the Company’s PURE (Precise Uninterrupted Real-time evaluations of Electrograms) EP technology platform; and (v) 180,824 shares of common stock will vest upon the Company achieving a market capitalization of $150,000,000 and maintaining such market capitalization for at least 90 consecutive calendar days.

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

Litigation

On January 7, 2014, David Drachman, the Company’s former chief executive officer and president, filed a statement of claim against the Company with the American Arbitration Association with respect to his resignation from his positions with us in November 2013.  Mr. Drachman alleges, among other things, that (i) the Company misled him with respect to the status of our technology and required him to perform capital raising duties that had not been previously agreed upon, (ii) he resigned from his positions with us for good reason, as such term was defined in his employment agreement with the Company, and (iii) he, in his individual capacity, has full rights to the ownership and control of a patent application describing a combined ablation and recording unit directed at the use of electrocardiography sensing for control of radiofrequency renal denervation that we filed with the U.S. Patent and Trademark Office during the time Mr. Drachman served in his positions with the Company.

During the year ended December 31, 2014, the Company settled the above claim for $100,000 with payments over six months.  As of December 31, 2015 and 2014, $13,333 and $66,667 was outstanding, respectively.

The Company is subject at times to other legal proceedings and claims, which arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.  There was no outstanding litigation as of December 31, 2015.

NOTE 13 – INCOME TAXES

At December 31, 2015, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $11,200,000, expiring in the year 2035, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized. Due to possible significant changes in the Company's ownership, the future use of its existing net operating losses may be limited. All or portion of the remaining valuation allowance may be reduced in future years based on an assessment of earnings sufficient to fully utilize these potential tax benefits.  During the year ended December 31, 2015, the Company has increased the valuation allowance from $2,300,000 to $3,700,000.

We have adopted the provisions of ASC 740-10-25, which provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns.  ASC 740-10-25 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities.

Tax position that meet the more likely than not threshold are then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement.  The Company had no tax positions relating to open income tax returns that were considered to be uncertain.

The Company is required to file income tax returns in the U.S. Federal jurisdiction and in California. The Company is no longer subject to income tax examinations by tax authorities for tax years ending before December 31, 2011.

The effective rate differs from the statutory rate of 34% for due to the following:

	2015	2014
Statutory rate on pre-tax book loss	(34.00)%	(34.00)%
Gain on change in fair value of derivatives	(11.5)%	-%
Stock based compensation	28.6%	23.0%
Financing costs	2.1%	2.4%
Valuation allowance	14.8%	8.6%
	0.00%	0.00%

BIOSIG TECHNOLOGIES INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2015

The Company’s deferred taxes as of December 31, 2015 and 2014 consist of the following:

	2015	2014
Non-Current deferred tax asset:
Net operating loss carry-forwards	$3,700,000	$2,300,000
Valuation allowance	(3,700,000)	(2,300,000)
Net non-current deferred tax asset	$-	$-

NOTE 14 – SUBSEQUENT EVENTS

Common stock:

On January 6, 2016, the Company issued 75,000 shares of common stock to Mr. Chaussy, the Company’s Chief Financial Officer, for the second half of his grant dated April 30, 2015 at a cost basis of $2.90 per share.

On January 20, 2016, the Company issued 75,000 shares of common stock to a consultant for services pursuant to a grant dated December 7, 2015 at a cost basis of $1.31.

On February 9, 2016, the Company issued Alpha Capital an aggregate of 54,859 shares of common stock in exchange for 75 shares of our Series C 9% Convertible Preferred Stock and accrued dividends.

On March 11, 2016, the Company issued 25,000 shares of common stock to a consultant for services pursuant to a General Release and Non-Disparagement agreement dated March 1, 2015 at a cost basis of $1.26.

October 2015 Private Placement

On February 9, 2016, as part of a private placement transaction of our common stock and warrants, certain accredited investors purchased an aggregate of 50,000 shares of common stock and warrants to purchase 25,000 shares of common stock at $1.95, expiring February 9, 2019, for an aggregate purchase price of $75,000. In addition, the Company issued 6,000 warrants to purchase the Company’s common stock at $1.50, expiring February 9, 2019 for placement agent services.

On March 9, 2016, as part of a private placement transaction of our common stock and warrants, certain accredited investors purchased an aggregate of 200,000 shares of common stock and warrants to purchase 100,000 shares of common stock at $1.95, expiring March 9, 2019, for an aggregate purchase price of $300,000. In addition, the Company issued 12,000 warrants to purchase the Company’s common stock at $1.50, expiring March 9, 2019 for placement agent services.

BIOSIG TECHNOLOGIES, INC.
CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2016	2015
	(unaudited)

ASSETS
Current assets:
Cash	$137,613	$953,234
Prepaid expenses	11,291	31,308
Total current assets	148,904	984,542

Property and equipment, net	15,500	18,408

Other assets:
Deposits	27,612	27,612

Total assets	$192,016	$1,030,562

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses, including $11,912 and $12,716 to related parties as of March 31, 2016 and December 31, 2015, respectively	$228,163	$223,546
Dividends payable	367,287	340,291
Warrant liability	1,878,986	1,621,199
Derivative liability	283,857	285,157
Total current liabilities	2,758,293	2,470,193

Series C Preferred Stock, 1,396 and 1,471 shares issued and outstanding; liquidation preference of $1,396,000 and $1,471,000 as of March 31, 2016 and December 31, 2015, respectively	1,396,000	1,471,000

Stockholders' deficit
Preferred stock, $0.001 par value, authorized 1,000,000 shares, designated 200 shares of Series A, 600 shares of Series B and 4,200 shares of Series C Preferred Stock
Common stock, $0.001 par value, authorized 50,000,000 shares, 17,355,562 and 16,825,703 issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	17,356	16,826
Additional paid in capital	30,845,130	29,314,399
Accumulated deficit	(34,824,763)	(32,241,856)
Total stockholders' deficit	(3,962,277)	(2,910,631)

Total liabilities and stockholders' deficit	$192,016	$1,030,562

See the accompanying notes to the unaudited condensed financial statements

BIOSIG TECHNOLOGIES, INC.
CONDENSED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended March 31,
	2016	2015
Operating expenses:
Research and development	$372,426	$302,079
General and administrative	1,939,148	2,746,853
Depreciation	2,908	2,860
Total operating expenses	2,314,482	3,051,792

Loss from operations	(2,314,482)	(3,051,792)

Other income (expense):
Loss on change in fair value of derivatives	(268,425)	-
Interest income (expense)	-	(1,114)
Total other income (expense)	(268,425)	(1,114)

Loss before income taxes	(2,582,907)	(3,052,906)

Income taxes (benefit)	-	-

Net loss	(2,582,907)	(3,052,906)

Preferred stock dividend	(32,244)	(79,395)

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(2,615,151)	$(3,132,301)

Net loss per common share, basic and diluted	$(0.15)	$(0.26)

Weighted average number of common shares outstanding, basic and diluted	17,074,329	12,256,418

See the accompanying notes to the unaudited condensed financial statements

BIOSIG TECHNOLOGIES, INC.
CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIT
THREE MONTHS ENDED MARCH 31, 2016

			Additional
	Common stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, January 1, 2016	16,825,703	$16,826	$29,314,399	$(32,241,856)	$(2,910,631)
Sale of common stock	250,000	250	351,750	-	352,000
Common stock issued for services	150,000	150	183,850	-	184,000
Common stock issued upon conversion of Series C Preferred Stock at $1.50 per share	50,000	50	74,950	-	75,000
Common stock issued settlement of Series C Preferred Stock accrued dividends at $1.08 per share	4,859	5	5,243	-	5,248
Reclassify fair value of derivative liability to equity upon conversion of Series C Preferred Stock to common shares	-	-	11,938	-	11,938
Stock based compensation	75,000	75	935,244	-	935,319
Preferred Stock dividend	-	-	(32,244)	-	(32,244)
Net loss	-	-	-	(2,582,907)	(2,582,907)
Balance, March 31, 2016 (unaudited)	17,355,562	$17,356	$30,845,130	$(34,824,763)	$(3,962,277)

See the accompanying notes to the unaudited condensed financial statements

BIOSIG TECHNOLOGIES, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(unaudited)

	Three months ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,582,907)	$(3,052,906)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	2,908	2,860
Change in derivative liabilities	268,425	-
Equity based compensation	1,119,319	1,634,714
Changes in operating assets and liabilities:
Prepaid expenses	20,017	8,744
Accounts payable	4,314	(233,155)
Stock based payable	-	419,761
Deferred rent payable	303	-
Net cash used in operating activities	(1,167,621)	(1,219,982)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(2,684)
Net cash used in investing activity	-	(2,684)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	352,000	3,042,213
Net cash provided by financing activities	352,000	3,042,213

Net (decrease) increase in cash and cash equivalents	(815,621)	1,819,547

Cash and cash equivalents, beginning of the period	953,234	239,781
Cash and cash equivalents, end of the period	$137,613	$2,059,328

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$-	$1,115
Cash paid during the period for income taxes	$-	$-

Non-cash investing and financing activities:
Common stock issued upon conversion of Series C Preferred Stock and accrued dividends	$80,248	$317,500
Reclassify fair value of derivative and warrant liability from equity	$11,938	$5,440,034

See the accompanying notes to the unaudited condensed financial statements

BIOSIG TECHNOLOGIES, INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2016
(unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

BioSig Technologies Inc. (the “Company”) was initially incorporated on February 24, 2009 under the laws of the State of Nevada and subsequently re-incorporated in the state of Delaware in 2011. The Company is principally devoted to improving the quality of cardiac recordings obtained during EP studies and catheter ablation procedures. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.

The unaudited condensed interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The condensed balance sheet as of December 31, 2015 has been derived from audited financial statements.

Operating results for the three months ended March 31, 2016 are not necessarily indicative of results that may be expected for the year ending December 31, 2016. These condensed financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2015 filed with the Company’s Form 10-K with the Securities and Exchange Commission on March 14, 2016.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As of March 31, 2016, the Company had cash of $137,613 and working capital deficit (current liabilities in excess of current assets) of $2,609,389. During the three months ended March 31, 2016, the Company used net cash in operating activities of $1,167,621.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

In April 2016, the Company raised approximately $2 million as part of private placement transactions of the Company’s common stock and warrants (see Note 11). Management believes that the Company has sufficient funds to meet its research and development and other funding requirements for at least the next 6 months.

The Company's primary source of operating funds since inception has been cash proceeds from private placements of common and preferred stock. The Company has experienced net losses and negative cash flows from operations since inception and expects these conditions to continue for the foreseeable future. The Company has stockholders' deficiencies at March 31, 2016 and requires additional financing to fund future operations. Further, the Company does not have any commercial products available for sale and there is no assurance that if approval of their products is received that the Company will be able to generate cash flow to fund operations. In addition, there can be no assurance that the Company's research and development will be successfully completed or that any product will be approved or commercially viable.

Accordingly, the accompanying condensed financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The condensed financial statements do not include any adjustment that might result from the outcome of this uncertainty.

BIOSIG TECHNOLOGIES, INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2016
(unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the recoverability and useful lives of long-lived assets, the fair value of the Company’s stock, stock-based compensation, fair values relating to warrant and other derivative liabilities and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Fair Value of Financial Instruments

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The Company follows Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”) and Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”), which permits entities to choose to measure many financial instruments and certain other items at fair value.

Derivative Instrument Liability

The Company accounts for derivative instruments in accordance with ASC 815, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At March 31, 2016 and December 31, 2015, the Company did not have any derivative instruments that were designated as hedges.

At March 31, 2016 and December 31, 2015, the Company had outstanding preferred stock and warrants that contained embedded derivatives. These embedded derivatives include certain conversion features and reset provisions. (See Note 6 and Note 7).

Research and development costs

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $372,426 and $302,079 for the three months ended March 31, 2016 and 2015, respectively.

BIOSIG TECHNOLOGIES, INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2016
(unaudited)

Net Loss Per Common Share

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable.

The computation of basic and diluted loss per share as of March 31, 2016 and 2015 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	March 31, 2016	March 31, 2015
Series C convertible preferred stock	930,667	1,640,667
Options to purchase common stock	7,780,190	6,205,190
Warrants to purchase common stock	7,221,685	7,561,820
Totals	15,932,542	15,407,677

Stock Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period.

As of March 31, 2016, the Company had 7,780,190 options outstanding to purchase shares of common stock, of which 5,971,951 were vested.

As of December 31, 2015, the Company had 7,780,190 options outstanding to purchase shares of common stock, of which 5,613,501 were vested.

Income Taxes

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.

Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial.

BIOSIG TECHNOLOGIES, INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2016
(unaudited)

Registration Rights

The Company accounts for registration rights agreements in accordance with the Accounting Standards Codification subtopic 825-20, Registration Payment Arraignments (“ASC 825-20”). Under ASC 825-20, the Company is required to disclose the nature and terms of the arraignment, the maximum potential amount and to assess each reporting period the probable liability under these arraignments and, if exists, to record or adjust the liability to current period operations.  On June 23, 2014, the Company filed Form S-1/A became effective with the Securities and Exchange Commission.  As such, the Company determined that payments were due under its registration rights agreement and therefore accrued $55,620 as interest expense during the year ended December 31, 2014 for the liability under the registration rights agreements. During the year ended December 31, 2015, the Company estimated the liability at $-0- and therefore recorded the change to current period operations.

Beginning on October 23, 2015, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold to the investors units, which each unit consisting of one share of the Company’s common stock and a warrant to purchase one half of one share of common stock (the “Private Placement”).  In connection with the Private Placement, the Company also entered into a registration rights agreements with the investors, pursuant to which the Company agreed to provide certain registration rights with respect to the common stock and warrants issued under the Private Placement.  The registration rights agreements require the Company to file a registration statement within 45 calendar days upon the final closing under the Private Placement and to be effective 120 calendar days thereafter. The final closing under the Private Placement occurred on April 29, 2016. The Company has estimated the liability under the registration rights agreement at $-0- as of March 31, 2016.

Recent Accounting Pronouncements

In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) 2016-01, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and upon adoption, an entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this guidance.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued.  Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements, except as disclosed.

BIOSIG TECHNOLOGIES, INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2016
(unaudited)

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment as of March 31, 2016 and December 31, 2015 is summarized as follows:

	March 31, 2016	December 31, 2015
Computer equipment	$68,449	$68,449
Furniture and fixtures	10,117	10,117
Subtotal	78,566	78,566
Less accumulated depreciation	(63,066)	(60,158)
Property and equipment, net	$15,500	$18,408

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Depreciation expense was $2,908 and $2,860 for the three months ended March 31, 2016 and 2015, respectively.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at March 31, 2016 and December 31, 2015 consist of the following:

	March 31, 2016	December 31, 2015
Accrued accounting and legal	$134,197	$112,723
Accrued reimbursements	25,008	13,613
Accrued consulting	5,948	15,200
Accrued research and development expenses	35,920	34,179
Accrued office and other	10,438	31,482
Deferred rent	3,319	3,016
Accrued settlement related to arbitration	13,333	13,333
	$228,163	$223,546

NOTE 6 – SERIES C 9% CONVERTIBLE PREFERRED STOCK

On January 9, 2013, the Board of Directors authorized the issuance of up to 4,200 shares of 9% Series C Convertible Preferred Stock (the “Series C Preferred Stock”).

The Series C Preferred Stock is entitled to preference over holders of junior stock upon liquidation in the amount of $1,000 plus any accrued and unpaid dividends; entitled to dividends as a preference to holders of junior stock at a rate of 9% per annum of the stated value of $1,000 per share, payable quarterly beginning on September 30, 2013 and are cumulative.  The holders of the Series C Preferred Stock vote together with the holders of our common stock on an as-converted basis, but may not vote the Series C Preferred Stock in excess of the beneficial ownership limitation of the Series C Preferred Stock.  The beneficial ownership limitation is 4.99% of our then outstanding shares of common stock following such conversion or exercise, which may be increased to up to 9.99% of our then outstanding shares of common stock following such conversion or exercise upon the request of an individual holder.  The beneficial ownership limitation is determined on an individual holder basis, such that the as-converted number of shares of one holder is not included in the shares outstanding when calculating the limitation for a different holder.

BIOSIG TECHNOLOGIES, INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2016
(unaudited)

In addition, absent the approval of holders representing at least 67% of the outstanding shares of the Series C Preferred Stock, we may not (i) increase the number of authorized shares of preferred stock, (ii) amend our charter documents, including the terms of the Series C Preferred Stock, in any manner adverse to the holders of the Series C Preferred Stock, including authorizing or creating any class of stock ranking senior to, or otherwise pari passu with, the shares of Series C Preferred Stock as to dividends, redemption or distribution of assets upon a liquidation, or (iii) perform certain covenants, including:

●	incur additional indebtedness;
●	permit liens on assets;
●	repay, repurchase or otherwise acquire more than a de minimis number of shares of capital stock;
●	pay cash dividends to our stockholders; and
●	engage in transactions with affiliates.

Any holder of Series C Preferred Stock is entitled at any time to convert any whole or partial number of shares of Series C Preferred Stock into shares of our common stock at a price of $1.50 per share. The Series C Preferred Stock is subject to full ratchet anti-dilution price protection upon the issuance of equity or equity-linked securities at an effective common stock purchase price of less than $1.50 per share as well as other customary anti-dilution protection.

In the event that

(i)
we fail to, or announce our intention not to, deliver common stock share certificates upon conversion of our Series C Preferred Stock prior to the seventh trading day after such shares are required to be delivered,

(ii)
we fail for any reason to pay in full the amount of cash due pursuant to our failure to deliver common stock share certificates upon conversion of our Series C Preferred Stock within five calendar days after notice therefor is delivered,

(iii)	we fail to have available a sufficient number of authorized and unreserved shares of common stock to issue upon a conversion of our Series C Preferred Stock,
(iv)
we fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of our obligations under, the securities purchase agreement, the registration rights agreement, the certificate of designation or the warrants entered into pursuant to the private placement transaction for our Series C Preferred Stock, which failure or breach could have a material adverse effect, and such failure or breach is not cured within 30 calendar days after written notice was delivered,

(v)	we are party to a change of control transaction,
(vi)	we file for bankruptcy or a similar arrangement or are adjudicated insolvent,
(vii)	we are subject to a judgment, including an arbitration award against us, of greater than $100,000, and such judgment remains unvacated, unbonded or unstayed for a period of 45 calendar days,

the holders of the Series C Preferred Stock are entitled, among other rights, to redeem their shares of Series C Preferred Stock at any time for greater than their stated value or increase the dividend rate on their shares of Series C Preferred Stock to 18%.   The Company determined that certain of the defined triggering events were outside the Company’s control and therefore classified the Series C Preferred Stock outside of equity.

In connection with the sale of the Series C preferred stock, the Company issued an aggregate of 1,330,627 warrants to purchase the Company’s common stock at $2.61 per share expiring five years from the initial exercise date.  The warrants contain full ratchet anti-dilution price protection upon the issuance of equity or equity-linked securities at an effective common stock purchase price of less than $2.61 per share as well as other customary anti-dilution protection. The warrants are exercisable for cash; or if at any time after six months from the issuance date, there is no effective registration statement registering the resale, or no current prospectus available for the resale, of the shares of common stock underlying the warrants, the warrants may be exercised by means of a “cashless exercise”.

As a result of an amendment to the conversion price of our Series C Preferred Stock, the full-ratchet anti-dilution protection provision of the warrants decreased the exercise price of the warrants from $2.61 per share to $1.50 per share and increased the aggregate number of shares issuable under the warrants to 2,315,301.

BIOSIG TECHNOLOGIES, INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2016
(unaudited)

In accordance with ASC 470-20, at issuance, the Company recognized an embedded beneficial conversion feature present in the Series C Preferred Stock when it was issued. The Company allocated the net proceeds between the intrinsic value of the conversion option ($1,303,671) and the warrants ($1,064,739) to additional paid-in capital.  The aggregate debt discount, comprised of the relative intrinsic value of the conversion option ($1,303,671), the relative fair value of the warrants ($1,064,739), and the issuance costs ($412,590), for a total of $2,781,000, is amortized over an estimated one year as interest expense.

During the month of February 2013, the holders of previously issued convertible bridge notes converted into 600 shares of the Company’s Series C Preferred Stock.

During the months of February, March, May, and July 2013, the Company sold an aggregate of 2,181 shares of the Company’s Series C Preferred Stock for net proceeds of $1,814,910.

At the time of issuance and until March 31, 2015, the Company determined that the anti-dilutive provisions embedded in the Series C Preferred Stock and related issued warrants did not meet the defined criteria of a derivative in such that the net settlement requirement of delivery of common shares does not meet the “readily convertible to cash” as described in Accounting Standards Codification 815 and therefore bifurcation is not required.  There was no established market for the Company’s common stock.  As described in Note 8, as of March 31, 2015, the Company determined a market had been established for the Company’s common stock and accordingly, reclassified the fair value of the embedded reset provisions of the Series C Preferred Stock and warrants of $1,242,590 and $4,097,444, respectively, from equity to liabilities.

At March 31, 2015, the Company valued the reset provisions of the Series C Preferred Stock and warrants in accordance with ASC 470-20 using the Multinomial Lattice pricing model and the following assumptions: contractual terms of 2.78 to 3.50 years, a risk free interest rate of 0.56% to 0.89%, a dividend yield of 0%, and volatility of 141.00%.

In February 2016, the Company issued an aggregate of 54,859 shares of its common stock in exchange for 75 shares of the Company’s Series C Preferred Stock and accrued dividends.

For the three months ended March 31, 2016, at the time of conversions, the Company reclassified the fair value of the embedded beneficial conversion feature of the Series C Preferred Stock of $11,938 from liability to equity. The fair values were determined using a Multinomial Lattice pricing model and the following assumptions: estimated contractual terms of 2.00 years, a risk free interest rate of 0.23%, a dividend yield of 0%, and volatility of 144%.

Series C Preferred Stock issued and outstanding totaled 1,396 and 1,471 as of March 31, 2016 and December 31, 2015, respectively.  As of March 31, 2016 and December 31, 2015, the Company has accrued $367,287 and $340,291 dividends payable on the Series C Preferred Stock.

Registration Rights Agreement

In connection with the Company’s private placement of Series C Preferred Stock and warrants, the Company entered into a registration rights agreement with the purchasers pursuant to which the Company agreed to provide certain registration rights with respect to the common stock issuable upon conversion of Series C Preferred Stock and exercise of the warrants issued to holders of Series C Preferred Stock. Specifically, the Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the common stock issuable upon conversion of the Series C Preferred Stock and exercise of the warrants on or before July 22, 2013 and to cause such registration statement to be declared effective by the Securities and Exchange Commission, in the event that the registration statement is not reviewed by the Securities and Exchange Commission, within five trading days after the Company is notified that registration statement is not being reviewed by the Securities and Exchange Commission, and by November 22, 2013 in the event that the registration statement is reviewed by the Securities and Exchange Commission and the Securities and Exchange Commission issues comments.

BIOSIG TECHNOLOGIES, INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2016
(unaudited)

If (i) the registration statement is not filed by July 22, 2013, (ii) the registration statement is not declared effective by the Securities and Exchange Commission within five trading days after the Company is notified that the registration statement is not being reviewed by the Securities and Exchange Commission, in the case of a no review, (iii) the registration statement is not declared effective by the Securities and Exchange Commission by November 22, 2013 in the case of a review by the Securities and Exchange Commission pursuant to which the Securities and Exchange Commission issues comments or (iv) the registration statement ceases to remain continuously effective for more than 20 consecutive calendar days or more than an aggregate of 45 calendar days during any 12-month period after its first effective date, then the Company is subject to liquidated damage payments to the holders of the shares sold in the private placement in an amount equal to 0.25% of the aggregate purchase price paid by such purchasers per month of delinquency.

Notwithstanding the foregoing, (i) the maximum aggregate liquidated damages due under the registration rights agreement shall be 3% of the aggregate purchase price paid by the purchasers, and (ii) if any partial amount of liquidated damages remains unpaid for more than seven days, the Company shall pay interest of 18% per annum, accruing daily, on such unpaid amount.

Pursuant to the registration rights agreement, the Company must maintain the effectiveness of the registration statement from the effective date until the date on which all securities registered under the registration statement have been sold, or are otherwise able to be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, subject to the right to suspend or defer the use of the registration statement in certain events.

The Company filed a registration statement on July 22, 2013, which was originally declared effective on June 23, 2014.  As a result, the Company accrued $55,620 as interest expense for liquidating damages due under the registration rights agreement as of December 31, 2014. At December 31, 2015, the Company estimated the liability at $-0- and therefore recorded the change to current period operations.

NOTE 7 – WARRANT AND DERIVATIVE LIABILITIES

At the time of issuance and until March 31, 2015, the Company determined that the anti-dilutive provisions embedded in the Series C Preferred Stock and related warrants (see Note 6) did not meet the defined criteria of a derivative in such that the net settlement requirement of delivery of common shares does not meet the “readily convertible to cash” as described in Accounting Standards Codification 815 and therefore bifurcation was not required.  There was no established market for the Company’s common stock.   As of March 31, 2015, the Company determined a market had been established for the Company’s common stock and accordingly, reclassified from equity to liability treatment the fair value of the embedded reset provisions of the Series C Preferred Stock and warrants of $1,242,590 and $4,097,444, respectively.

The Company valued the reset provisions of the Series C Preferred Stock and warrants in accordance with ASC 470-20 using the Multinomial Lattice pricing model and the following assumptions: estimated contractual terms, a risk free interest rate of 0.56% to 0.89, a dividend yield of 0%, and volatility of 141.00%.

At March 31, 2016, the Company marked to market the fair value of the reset provisions of the Series C Preferred Stock and warrants and determined fair values of $283,857 and $1,878,986, respectively. The Company recorded a loss from change in fair value of derivatives of $268,425 for the three months ended March 31, 2016. The fair values of the embedded derivatives were determined using the Multinomial Lattice pricing model and the following assumptions: estimated contractual term of 1.00 to 2.00 years, a risk free interest rate of 0.39% to 1.01%, a dividend yield of 0%, and volatility of 143.00%.

BIOSIG TECHNOLOGIES, INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2016
(unaudited)

NOTE 8 – STOCKHOLDER EQUITY

Preferred stock

The Company is authorized to issue 1,000,000 shares of $0.001 par value preferred stock. As of March 31, 2016 and December 31, 2015, the Company has authorized 200 shares of Series A preferred stock, 600 shares of Series B preferred stock and 4,200 shares of Series C Preferred Stock. As of March 31, 2016 and December 31, 2015, there were no outstanding shares of Series A and Series B preferred stock.

In February 2016, the Company issued 54,859 shares of its common stock in exchange for 75 shares of the Company’s Series C Preferred Stock and accrued dividends.

As of March 31, 2016 and December 31, 2015, the Company has 1,396 and 1,471 Series C Preferred Stock issued and outstanding.

Common stock

The Company is authorized to issue 50,000,000 shares of $0.001 par value common stock. As of March 31, 2016 and December 31, 2015, the Company had 17,355,562 and 16,825,703 shares issued and outstanding, respectively.

During the three months ended March 31, 2016, the Company issued an aggregate of 150,000 shares of common stock under the terms of its 2012 Equity Plan for services rendered totaling $184,000 ($1.23 average per share).

During the three months ended March 31, 2016, the Company entered into securities purchase agreements with investors pursuant to which the Company issued 250,000 shares of common stock and 143,000 warrants for aggregate proceeds of $352,000, net of $23,000 in expenses.

During the three months ended March 31, 2016, the Company issued 75,000 shares of common stock as vested previously issued restricted stock units

Beginning on October 23, 2015, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold to the investors units, which each unit consisting of one share of the Company’s common stock and a warrant to purchase one half of one share of common stock (the “Private Placement”).  In connection with the Private Placement, the Company also entered into a registration rights agreements with the investors, pursuant to which the Company agreed to provide certain registration rights with respect to the common stock and warrants issued under the Private Placement.  The registration rights agreements require the Company to file a registration statement within 45 calendar days of the final closing under the Private Placement and to be effective 120 calendar days thereafter.  The final closing under the Private Placement occurred on April 29, 2016.  The Company has estimated the liability under the registration rights agreement at $-0- as of March 31, 2016.

NOTE 9 – OPTIONS, RESTRICTED STOCK UNITS AND WARRANTS

Options

On October 19, 2012, the Company’s Board of Directors approved the 2012 Equity Incentive Plan (“the “Plan) and terminated the Long-Term Incentive Plan (the “2011 Plan”). The Plan provides for the issuance of options to purchase up to 11,686,123 (as amended) shares of the Company’s common stock to officers, directors, employees and consultants of the Company (as amended). Under the terms of the Plan the Company may issue Incentive Stock Options as defined by the Internal Revenue Code to employees of the Company only and nonstatutory options. The Board of Directors of the Company or a committee thereof administers the Plan and determines the exercise price, vesting and expiration period of the grants under the Plan.

BIOSIG TECHNOLOGIES, INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2016
(unaudited)

However, the exercise price of an Incentive Stock Option should not be less than 110% of fair value of the common stock at the date of the grant for a 10% or more stockholder and 100% of fair value for a grantee who is not 10% stockholder. The fair value of the common stock is determined based on the quoted market price or in absence of such quoted market price, by the administrator in good faith.

Additionally, the vesting period of the grants under the Plan will be determined by the administrator, in its sole discretion, with an expiration period of not more than ten years. The Company reserved 1,440,933 shares of its common stock for future issuance under the terms of the Plan.

During the three months ended March 31, 2016, the Company granted an aggregate of 150,000 stock grants to key consultants under the plan. See Note 8.

The following table presents information related to stock options at March 31, 2016:

Options Outstanding			Options Exercisable
		Weighted
		Average	Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Options	In Years	Options
$1.01-2.00	1,544,642	6.0	969,726
2.01-3.00	5,935,548	6.1	4,702,225
3.01-4.00	300,000	9.0	300,000
	7,780,190	6.2	5,971,951

A summary of the stock option activity and related information for the Plan for the three months ended March 31, 2016 is as follows:

			Weighted-Average
		Weighted-Average	Remaining	Aggregate
	Shares	Exercise Price	Contractual Term	Intrinsic Value
Outstanding at January 1, 2016	7,780,190	$2.30	6.4	$-
Grants	-			-
Exercised	-
Canceled	-
Outstanding at March 31, 2016	7,780,190	$2.30	6.2	$-
Exercisable at March 31, 2016	5,971,951	$2.35	5.7	$-

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s stock price of $1.40 as of March 31, 2016, which would have been received by the option holders had those option holders exercised their options as of that date.

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from an index of historical stock prices of comparable entities until sufficient data exists to estimate the volatility using the Company’s own historical stock prices. Management determined this assumption to be a more accurate indicator of value. The Company accounts for the expected life of options based on the contractual life of options for non-employees.

BIOSIG TECHNOLOGIES, INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2016
(unaudited)

For employees, the Company accounts for the expected life of options in accordance with the “simplified” method, which is used for “plain-vanilla” options, as defined in the accounting standards codification. The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options.  The fair value of any stock-based payment awards during the three months ended March 31, 2016 and 2015 was estimated using the Black-Scholes pricing model.

In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the number of vested options as a percentage of total options outstanding.

The fair value of all options vesting during the three months ended March 31, 2016 and 2015 of $697,649 and $798,789, respectively, was charged to current period operations.  Unrecognized compensation expense of $1,084,926 and $1,782,575 at March 31, 2016 and December 31, 2015, respectively, will be expensed in future periods.

Restricted Stock

The following table summarizes the restricted stock activity for the three months ended March 31, 2016:

Restricted shares issued as of January 1, 2016	175,000
Granted	-
Vested	(75,000)
Total restricted shares issued as of March 31, 2016	100,000
Vested restricted shares as of March 31, 2016	-
Unvested restricted shares as of March 31, 2016	100,000

Stock based compensation expense related to restricted stock grants was $50,084 and $-0- for the three months ended March 31, 2016 and 2015, respectively.  As of March 31, 2016, the stock-based compensation relating to restricted stock of $3,302 remains unamortized.

Warrants

The following table summarizes information with respect to outstanding warrants to purchase common stock of the Company, all of which were exercisable, at March 31, 2016:

Exercise	Number	Expiration
Price	Outstanding	Date
$0.001	383,320	January 2020
$1.50	4,009,391	February 2018 to March 2019
$1.84	35,076	January 2020
$1.95	779,674	October 2018 to March 2019
$2.00	100,000	August 2018
$2.02	30,755	January 2020
$2.50	100,000	August 2018
$2.75	228,720	August 2019 to September 2019
$3.67	214,193	December 2018 to January 2019
$3.75	1,340,556	April 2019 to March 2020
	7,221,685

On February 9, 2016, the Company issued 25,000 warrants to purchase the Company’s common stock at $1.95 per share, expiring on February 9, 2019, in connection with the sale of the Company’s common stock. In addition, the Company issued 6,000 warrants to purchase the Company’s common stock at $1.50 per share, expiring February 9, 2019 for placement agent services.

BIOSIG TECHNOLOGIES, INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2016
(unaudited)

On March 9, 2016, the Company issued an aggregate of 100,000 warrants to purchase the Company’s common stock at $1.95 per share, expiring on March 9, 2019, in connection with the sale of the Company’s common stock. In addition, the Company issued 12,000 warrants to purchase the Company’s common stock at $1.50 per share, expiring March 9, 2019 for placement agent services.

Stock based compensation related to warrants issued for services was $36,405 and $-0- for the three months ended March 31, 2016 and 2015, respectively.

A summary of the warrant activity for the three months ended March 31, 2016 is as follows:

			Weighted-Average
		Weighted-Average	Remaining	Aggregate
	Shares	Exercise Price	Contractual Term	Intrinsic Value
Outstanding at January 1, 2016	7,078,685	$2.02	3.0	497,933
Grants	143,000	1.89	2.9	-
Exercised	-
Canceled	-
Outstanding at March 31, 2016	7,221,685	$2.01	2.8	$536,265

Vested and expected to vest at March 31, 2016	7,221,685	$2.03	2.8	$536,265
Exercisable at March 31, 2016	7,138,353	$2.01	2.8	$536,265

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on warrants with an exercise price less than the Company’s stock price of $1.40 as of March 31, 2016, which would have been received by the warrant holders had those warrant holders exercised their warrants as of that date.

NOTE 10 – FAIR VALUE MEASUREMENT

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”). ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon level 3 inputs.

BIOSIG TECHNOLOGIES, INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2016
(unaudited)

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts payable and other current assets and liabilities approximate fair value because of their short-term maturity.

As of March 31, 2016 and December 31, 2015, the Company did not have any items that would be classified as level 1 or 2 disclosures.

The Company recognizes its derivative and warrant liabilities as level 3 and values its derivatives using the methods discussed in Note 7. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed in Note 5 are that of volatility and market price of the underlying common stock of the Company.

As of March 31, 2016 and December 31, 2015, the Company did not have any derivative instruments that were designated as hedges.

The derivative and warrant liability as of March 31, 2016, in the amount of $283,857 and $1,878,986, respectively, has a level 3 classification.

The following table provides a summary of changes in fair value of the Company’s level 3 financial liabilities as of March 31, 2016:

	Warrant Liability	Derivative
Balance, December 31, 2015	$1,621,199	$285,157
Total (gains) losses
Transfers out due to conversion of Series C Preferred Stock	-	(11,938)
Mark to market to March 31, 2016	257,787	10,638
Balance, March 31, 2016	$1,878,986	$283,857
Loss on change in warrant and derivative liabilities for the three months ended March 31, 2016	$(257,787)	$(10,638)

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. As the stock price decreases for each of the related derivative instruments, the value to the holder of the instrument generally decreases, therefore decreasing the liability on the Company’s balance sheet. Additionally, stock price volatility is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments.

BIOSIG TECHNOLOGIES, INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2016
(unaudited)

NOTE 11 – SUBSEQUENT EVENTS

On April 1, 2016, as part of a private placement transaction of the Company’s common stock and warrants, certain accredited investors purchased an aggregate of 200,654 shares of common stock and warrants to purchase 100,327 shares of common stock at $1.95 per share, expiring April 1, 2019, for an aggregate purchase price of $256,768, net of issuance costs. In addition, the Company issued 18,040 warrants to purchase the Company’s common stock at $1.50 per share, expiring April 1, 2019 for placement agent services.

On April 6, 2016, the Company issued 100,000 shares of its common stock upon vesting of previously issued restricted stock units.

On April 19, 2016, as part of a private placement transaction of the Company’s common stock and warrants, certain accredited investors purchased an aggregate of 169,959 shares of common stock and warrants to purchase 84,980 shares of common stock at $1.95 per share, expiring April 19, 2019, for an aggregate purchase price of $227,427, net of issuance costs. In addition, the Company issued 17,996 warrants to purchase the Company’s common stock at $1.50 per share, expiring April 19, 2019 for placement agent services.

On April 29, 2016, as part of a private placement transaction of the Company’s common stock and warrants, certain accredited investors purchased an aggregate of 1,135,731 shares of common stock and warrants to purchase 567,866 shares of common stock at $1.95 per share, expiring April 29, 2019, for an aggregate purchase price of $1,508,137, net of issuance costs. In addition, the Company issued 79,524 warrants to purchase the Company’s common stock at $1.50 per share, expiring April 29, 2019 for placement agent services.